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                                                                    Exhibit 99.1


                                                               EXECUTION VERSION




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                           RESTORATION HARDWARE, INC.

                      THE MICHAELS FURNITURE COMPANY, INC.

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                          SEVENTH AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                            Dated: November 26, 2002

                                   $72,000,000


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                      THE CIT GROUP/BUSINESS CREDIT, INC.
                           as Co-Administrative Agent

                           FLEET CAPITAL CORPORATION
               Individually and as Agent for any Lender which is
                           or becomes a Party hereto

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                           LOAN AND SECURITY AGREEMENT

            THIS SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 26th day of November, 2002, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at 15260 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), THE CIT GROUP/BUSINESS CREDIT, INC., with an office at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071, individually as a Lender and as Co-Administrative Agent, LENDERS, RESTORATION HARDWARE, INC., a Delaware corporation ("Lead Borrower") and THE MICHAELS FURNITURE COMPANY, INC., a California corporation ("Michaels," together with the Lead Borrower, the "Borrowers") both with chief executive offices and principal places of business at 15 Koch Road, Suite J, Corte Madera, California 94925. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

            Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $72,000,000 available upon Borrowers' request therefor, as follows:

            1.1   Revolving Credit Loans.

            Each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) such Lender's Revolving Loan Commitment minus the product of such Lender's Revolving Loan Percentage and the LC Amount and (ii) the product of such Lender's Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the LC amount minus the then aggregate of Availability Reserves, if any. The Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the Revolving Notes and shall be secured by all of the Collateral.

            1.2   Overadvances.

            Agent may make Revolving Credit Loans on behalf of Lenders at a time when an Overadvance exists or would be caused by the making of such Revolving Credit Loans on behalf of Lenders, where such Revolving Credit Loans (without duplication) are either (a) Protective Advances or (b) are made when Availability equals zero, made during the period August 1 through October 31 of any calendar year and are not extant for more than sixty (60)


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consecutive days during any such period absent consent of Majority Lenders;
provided however, in no event shall (x) the making of any Overadvance cause any Lender to exceed that Lender's Revolving Loan Commitment, (y) the aggregate outstanding amount of Overadvance exceed $5,000,000 at any one time and (z) the aggregate amount of Protective Advances exceed 5% of the Borrowing Base. In each case, after the expiration of such sixty (60) day period, no such event or occurrence shall cause or constitute a waiver by any Lender of its right to refuse to make any further Revolving Credit Loans at any time that an Overadvance exists or would result therefrom. Agent may not (i) make Revolving Credit Loans on behalf of Lenders under this subsection 1.2 to the extent such Revolving Credit Loans would cause a Lender's share of the Revolving Credit Loans to exceed such Lender's Revolving Loan Commitment minus such Lender's Revolving Loan Percentage of the LC Amount or (ii) make Revolving Credit Loans after the end of the Term.

            1.3   Use of Proceeds.

            The Revolving Credit Loans shall be used solely for (i) the Borrowers' Capital Expenditures, (ii) for Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and (iii) for other purposes permitted under this Agreement.

            1.4   SwingLine Loans.

            Revolving Credit Loans that are Base Rate Advances may be made by SwingLine Lender (in the aggregate, the "SwingLine Loans") in accordance with the procedures set forth in this Agreement for the making of Revolving Credit Loans. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of $7,500,000 (which amount may be increased or decreased from time to time, by reasonable advance notice by Agent to the Lead Borrower). The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Rate Advances. The SwingLine Loans shall be further evidenced by, and repayable in accordance with the terms of, the SwingLine Notes and shall be secured by all of the Collateral. In the event that, when a Revolving Credit Loan is requested and the aggregate unpaid balance of the SwingLine Loan is less than $7,500,000, then SwingLine Lender may advise Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, SwingLine Lender shall transfer the amount of the requested Revolving Credit Loan to Agent.

            The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Lenders participate at any time and from time to time (but not less than on a weekly basis), by SwingLine Lender advising Agent that all of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Lenders participate. Agent will settle the SwingLine Loan the earlier of (a) Wednesday of each week or (b) when the SwingLine Loan exceeds $7,500,000. Agent shall advise each Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Loan as provided in Section 1.1.


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            1.5   Letters of Credit; LC Guaranties.

            Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrowers, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by Borrowers, Letters of Credit for the account of Borrowers (any such Letter of Credit or LC Guaranty, at request of Borrower, may be for the benefit of a Borrower or any Subsidiary of a Borrower) or (ii) execute LC Guaranties by which Bank, or another Affiliate of Lender, on the date requested by Borrowers, shall guaranty the payment or performance by a Borrower of its reimbursement obligations with respect to Letters of Credit, provided (i) that the LC Amount shall not exceed $25,000,000 at any time, (ii) that the aggregate outstanding amount of usance Letters of Credit (giving effect to the Letter of Credit whose issuance is requested) plus the face amount of any outstanding bankers' acceptances arising out of drawings under Letters of Credit shall not exceed $15,000,000 at any time and (iii) no Letter of Credit shall be issued or LC Guaranty executed to the extent such Letter of Credit or LC Guaranty would cause the sum of any Lender's Revolving Credit Loans and such Lender's Revolving Loan Percentage of the LC Amount (after giving effect to such Letter of Credit or LC Guaranty) to exceed the lesser of
(a) such Lender's Revolving Loan Commitment, or (b) the difference between the Borrowing Base and the then aggregate of any Availability Reserves. No documentary Letter of Credit or LC Guaranty of a documentary letter of credit may have an expiration date that is more than 60 days after the date of issuance thereof and if such documentary Letter of Credit is a usance Letter of Credit, time drafts drawn thereunder shall be payable no later than 60 days after sight; and no standby Letter of Credit or LC Guaranty of a standby letter of credit may have an expiration date that is more than one year from the date of issuance thereof. No Letter of Credit or LC Guaranty may have an expiration date that is after 30 days prior to the last day of the Term, unless, in the case of a documentary Letter of Credit or LC Guaranty with respect to a documentary Letter of Credit, on the date such Letter of Credit or LC Guaranty is requested by Borrowers, an amount equal to 105% of the face amount of such Letter of Credit or LC Guaranty is deposited with Agent to be held as cash collateral, and such later expiration date shall have been agreed to by, Agent, Bank or another Affiliate of Agent, as applicable. Any such cash collateral shall be held by Agent and applied by it as specified in Section 10.3.5. Notwithstanding anything to the contrary contained herein, Borrowers, Agent and Lenders hereby agree that all LC Obligations and all obligations of Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Revolving Portions, which Borrowers hereby acknowledge are requested and Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Revolving Portions. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage.


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            1.6   Foreign Exchange Facility

            Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrowers to enter, or cause its Affiliate to enter, into Derivative Obligations up to a maximum amount, in the aggregate, not to exceed $2,000,000 (the "Foreign Exchange Facility"). No other Lender shall have any obligation to Agent or Borrowers with respect to the Foreign Exchange Facility. No Derivative Obligations may have a term that exceeds one year and in no event exceeds the Term. The face amount of any Derivative Obligation shall be reserved from Availability at 100% of the face amount of such Derivative Obligation if the Derivative Obligation, or the remaining life of the Derivative Obligation, is for a term of two Business Days or less. Agent reserves the right to create additional reserves based on the mark-to-market value of the Derivative Obligation from time to time. All settlements of any Derivative Obligations will be determined by Agent at Agent's sole discretion at the expiration date for such Derivative Obligations. Borrowers shall pay to Agent all fees and expenses set forth in Section 2.12 in connection with the Foreign Exchange Facility. All Derivative Obligations will be processed through Agent's Treasury and International Services Group.

                     SECTION 2. INTEREST, FEES AND CHARGES

            2.1   Interest.

                  2.1.1 Rates of Interest. Interest shall accrue on the principal amount of the Base Rate Revolving Portion outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. Interest shall accrue on the principal amount of each of the LIBOR Advances outstanding at the end of each day at a fixed rate per annum equal to the Applicable Margin then in effect plus the LIBOR for the applicable Interest Period.

                  2.1.2 Default Rate of Interest. At the option of Agent or upon the instruction of the Majority Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans and Letters of Credit shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate").

                  2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto.


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            2.2   Computation of Interest and Fees.

            Base Rate Interest, Letter of Credit and LC Guaranty fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 365 days. LIBOR Interest shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Agent shall be applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day after receipt by Agent of such items (as determined in accordance with Section 3.4) in Agent's account located in Atlanta, Georgia.

            2.3   Fee Letter.

            Borrowers shall pay to Agent certain fees and other amounts in accordance with the terms of the fee letter between Borrowers and Agent dated as of September 26, 2000 (the "Agent Fee Letter").

            2.4   Letter of Credit and LC Guaranty Fees.

            Borrowers shall pay to Agent, for the ratable benefit of the Lenders, a fee equal to 1.5% per annum (except that, following the occurrence of any Event of Default, such fee shall be increased by 2% per annum) multiplied by the aggregate face amount of all Letters of Credit, LC Guaranties for Letters of Credit and the aggregate face amount of any outstanding bankers' acceptances arising out of drawings under Letters of Credit outstanding from time to time during the term of this Agreement, which fees shall be payable quarterly in arrears on the first day of each month hereafter, and, all normal and customary charges associated with the issuance of such Letters of Credit, LC Guaranties and bankers' acceptances, which fees and charges shall be deemed fully earned and shall be due and payable upon issuance of each such Letter of Credit, LC Guaranty or bankers' acceptance and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

            2.5   Unused Line Fee.

            Borrowers shall pay to Agent, for the ratable benefit of the Lenders, a fee (the "Unused Line Fee") equal to 0.375% per annum multiplied by the average daily amount by which the Total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable quarterly in arrears on the first Business Day of each quarter hereafter and at the end of the term.

            2.6   Prepayment Fee.

            Borrowers shall pay to Agent, for the ratable benefit of the Lenders, a fee in the event that prior to 45 days prior to the end of the Term Borrowers elect to repay the Loans in full and terminate all Revolving Loan Commitments or upon the acceleration of the Obligations pursuant to Section 10.2 hereof. Such fee shall be payable upon repayment of the Loans and shall be in the amount of 0.25% of the Revolving Credit Maximum Amount.


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            2.7   Audit Fees.

            Borrowers shall pay to Agent all out-of-pocket expenses incurred by Agent in connection with audit of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Agent shall deem appropriate in its sole judgment, whether such audits are conducted by employees of Agent or by third parties hired by Agent. Agent contemplates conducting four such audits during any 12 month period, but may conduct additional audits in its sole judgment. Such out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers.

            2.8   Reimbursement of Expenses.

            If, at any time or times regardless of whether or not an Event of Default then exists, (i) Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to any assignee (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (ii) Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrowers or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers', any of their Subsidiaries' or any Guarantor's affairs; (2) any attempt to enforce any rights of Agent or any Lender against Borrowers or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any Lender, as applicable, shall be charged to Borrowers; provided, that Borrowers shall not be responsible for such costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. All amounts chargeable to Borrower under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Advances from time to time. Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Section 2.10 hereof.

            2.9   Bank Charges.

            Borrowers shall pay to Agent any and all fees, costs or expenses which Agent pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Agent, of proceeds of Loans made to Borrowers pursuant to this Agreement and (ii) the depositing for collection


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by Agent of any check or item of payment received or delivered to Agent on account of the Obligations.

            2.10  Collateral Protection Expenses; Inventories; Appraisals.

            All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor.

            2.11  Payment of Charges.

            All amounts chargeable to Borrowers under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

            2.12  Foreign Exchange Facility

            Borrowers shall pay to Agent on account of the Foreign Exchange Facility, a fee equal to 1% per annum, based on a year of 360 days, on the amount reserved from Availability applicable to the Derivative Obligations plus a transactional fee equal to the Bank's standard fee for such transactions.

                         SECTION 3. LOAN ADMINISTRATION

            3.1   Manner of Borrowing Revolving Credit Loans.

            Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

                  3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrowers may give Agent notice of their intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing (which shall be no less than $10,000 in the case of Base Rate Revolving Portions) and the proposed borrowing date, no later than 10:30 a.m. Los Angeles time on the proposed borrowing date (or in accordance with Section 3.1.5 in the case of a request for a LIBOR Advance), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

                  3.1.2 Disbursement. Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested,


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pursuant to subsection 3.1.1(ii) as follows: (i) the proceeds of each Revolving
Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from Borrowers; and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

                  3.1.3 Payment by Lenders. Agent shall give to each Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from Borrowers of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be a LIBOR Advance, and the amount of each Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Lender shall, not later than 12:00 p.m. (Los Angeles time) on such requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender.

                  3.1.4 Authorization. Borrowers hereby irrevocably authorize Agent to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by Borrowers to Agent or any Lender hereunder.

                  3.1.5 LIBOR Advances. Notwithstanding the provisions of subsection 3.1.1, in the event Borrowers desire to obtain a LIBOR Advance, Borrowers shall give Agent prior, written, irrevocable notice no later than 10:30 a.m. Los Angeles time on the 3rd Business Day prior to the requested borrowing date specifying (i) Borrowers' election to obtain a LIBOR Advance,
(ii) the date of the proposed borrowing (which shall be a Business Day) and
(iii) the amount to be borrowed, which amount shall be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $100,000. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Advances with more than six different Interest Periods.

                  3.1.6 Conversion of Base Rate Advances. Provided that no Default or Event of Default has occurred which is then continuing, Borrowers may, on any Business Day, convert any Base Rate Advance into a LIBOR Advance. If Borrowers desire to convert a Base Rate Advance, Borrowers shall give Agent not less than two (2) Business Days' prior written notice (prior to 10:30 a.m. Los Angeles Time on such Business Day), specifying the date of such conversion and the amount to be converted. Each conversion into or conversion of a LIBOR Advance shall be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $100,000 in excess thereof. After giving effect to any conversion of Base Rate Advances to LIBOR Advances, Borrowers shall not be permitted to


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have outstanding at any one time LIBOR Advances with more than six different
Interest Periods.

                  3.1.7 Continuation of LIBOR Advances. The Lead Borrower shall have the right on two (2) Business Days' prior irrevocable written notice given to Agent by the Lead Borrower (prior to 10:30 a.m. Los Angeles Time on such Business Day), subject to the provisions hereof, to continue any LIBOR Advance into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                        (i) in the case of a continuation of less than all LIBOR Advances, the LIBOR Advances continued shall each be in a minimum principal amount of $1,000,000 and may increase in integral multiples of $100,000; and

                        (ii) no LIBOR Advance (or portion thereof) may be continued as a LIBOR Advance if a Default or Event of Default has occurred which is then continuing or if, after giving effect to such continuation, Borrowers shall have outstanding more than six separate LIBOR Advances in the aggregate.

            If the Lead Borrower shall fail to give timely notice of its election to continue any LIBOR Advance or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Advance or portion thereof, unless such LIBOR Advance shall be repaid, shall automatically be converted into a Base Rate Advance at the end of the Interest Period then in effect with respect to such LIBOR Advance.

                  3.1.8 Inability to Make LIBOR Advances. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.8, the term "Lender" shall include the office or branch where a Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Advances) to make or maintain its LIBOR Advances, or if with respect to any Interest Period, any Lender is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of such Lender, impracticable to fund therein any of the LIBOR Advances, or make the projected LIBOR unreflective of the actual costs of funds therefor to such Lender, the obligation of such Lender to make LIBOR Advances hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected LIBOR Advances are then outstanding, promptly upon request from such Lender, convert such affected LIBOR Advances into Base Rate Advances.

                  3.1.9 Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Lead Borrower may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. Los Angeles time, one Business Day before the proposed issuance date thereof, in which notice Lead Borrower shall specify the proposed issuer,


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issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions and any cash collateral amount required by Section 1.5.

                  3.1.10 Method of Making Requests. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic requests for Revolving Credit Loans to Agent, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless Lead Borrower specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from Lead Borrower, neither Agent nor Bank shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by one of the authorized individuals of Lead Borrower listed on Exhibit 3.1.10 hereto, which may be revised from time to time by Lead Borrower in compliance with Section 8.1.2, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Lead Borrower to Lender and Bank, if applicable.

            3.2   Payments.

            Except where evidenced by notes or other instruments issued or made by Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers to Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or Borrowers of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsection 1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance. Each payment (including principal prepayments) by Borrowers on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Advances, then to LIBOR Advances.

                  3.2.2 Interest.

                  (a) Base Rate Advances. Interest accrued on Base Rate Advances shall be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to Section 4 hereof.

                  (b) LIBOR Advances. Interest accrued on each LIBOR Advance shall be due and payable on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to Section 4 hereof.

                  3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers to Agent, as and when provided in Section 2 hereof or to any other Person designated by Agent in writing.

                  3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Agent for distribution to Lenders, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

                  3.2.5 Prepayment of LIBOR Advances. Borrowers may repay a LIBOR Advance. Borrowers shall pay to Agent, upon request of Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of Agent) to compensate Lenders for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrowers to borrow a LIBOR Advance on the date specified by Borrowers' written notice; or (iii) any failure by Borrowers to pay a LIBOR Advance on the date for payment specified in Borrowers' written notice. Without limiting the foregoing, Borrowers shall pay to Agent, for the ratable benefit of Lenders, a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Advance as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Agent, for the ratable benefit of Lenders, upon the payment of a LIBOR Advance. If by reason of an Event of Default, Agent or Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

                  3.2.6 Application of Proceeds of Collateral and Payments after an Event of Default. Upon the occurrence of and during the continuation of an Event of Default, either if requested by Majority Lenders or upon termination of the Revolving Loan Commitments, (a) all payments received on account of the Obligations, whether from Borrowers or otherwise, shall be applied by Agent against the Obligations and (b) all proceeds received by Agent in respect of any sale of, or collection from, or other realization upon all or any part of the Collateral under any Loan Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable Obligations, in each case in the following order of priority:

            (a) first, to the payment of all costs, expenses, indemnities and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral (except for any such costs, expenses, indemnities and attorneys' fees incurred solely in connection with the Derivative Obligations, and which can be so identified);

            (b) thereafter, to the payment of all costs, expenses, indemnities and attorneys' fees incurred by any Lender then due under the Loan Documents (except for any such costs, expenses, indemnities and attorneys' fees incurred solely in connection with the Derivative Obligations, and which can be so identified);

            (c) thereafter, to the payment of all other Obligations (excluding Derivative Obligations) for the ratable benefit of the holders thereof to the full extent thereof (subject to the provisions of this subsection 3.2);

            (d) thereafter, to the payment of all Derivative Obligations and all costs, expenses, indemnities and attorneys' fees incurred in connection with such Derivative Obligations, then due and payable pro rata to the full extent thereof; and

            (e) thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of Borrowers or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            3.3   Mandatory and Optional Prepayments.

                  3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsections 6.4.2 and 8.2.9, if any Borrower or any of its Subsidiaries sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall, unless otherwise agreed by Majority Lenders, pay to Agent for the ratable benefit of Lenders as and when received by Borrowers or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Subsidiary from such sale, loss, destruction or condemnation. The applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans, but shall not permanently reduce the Revolving Loan Commitments. Notwithstanding the foregoing, if the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment, Inventory or real Property (i) are less than $500,000, unless an Event of Default is then in existence, Agent shall remit such proceeds to Borrowers for use in replacing or repairing the damaged Collateral or (ii) are equal to or greater than $500,000 and Borrowers have requested that Agent agree to permit Borrowers or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans until the earlier of Agent's decision with respect thereto or the expiration of 90 days from such request. If Agent agrees, in its reasonable judgment, to permit such repair or replacement under such clause (ii), such amount shall, unless an Event of Default is in existence, be remitted to Borrowers for use in replacing or repairing the damaged Collateral; if Agent declines to permit such repair or replacement or does not respond to Borrowers within such 90 day period, such amount shall be applied to the Loans in the manner specified in the second sentence of this subsection 3.3.1 until payment thereof in full.

                  3.3.2 LIBOR Advances. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Advance prior to the last day of the Interest Period for such LIBOR Advance, the amount of such prepayment shall not be applied to such LIBOR Advance, but will, at Borrowers' option, be held by Agent in a non-interest bearing account or deposited by Borrowers in an interest-bearing account at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section
3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

            3.4   Application of Payments and Collections.

            All items of payment received by Agent by 2:00 p.m., Los Angeles time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:00 p.m., Los Angeles time, on any Business Day shall be deemed received on the following Business Day. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection
6.2.4 hereof or otherwise, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to Borrowers or otherwise at Borrowers' direction in the manner set forth in subsection 3.1.2, upon Borrowers' request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

            3.5   All Loans to Constitute One Obligation.

            The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Lender's Lien upon all of the Collateral.

            3.6   Loan Account.

            Agent shall enter all Loans as debits to a loan account (the "Loan Account") and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers pursuant to this Agreement or any other Loan Document.

            3.7   Statements of Account.

            Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by Borrowers in writing to the contrary within 30 days of the date each accounting is received by Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

            3.8   Sharing of Payments, Etc.

            If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.8 shall be made through Agent.

            3.9   Increased Costs.

            If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

                        (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                        (2) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                        (3) impose on such Lender or the London interbank market any other condition with respect to any Loan Document and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining its Loans hereunder by an amount that such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans by an amount that such Lender deems to be material, then, in any such case, Borrowers shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of such Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent manifest error. If such Lender claims any additional cost or reduced amount pursuant to this Section 3.9, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrowers if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

            3.10  Basis for Determining Interest Rate Inadequate or Unfair.

            In the event that Agent shall have determined that:

                        (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

                        (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Advance, or a proposed conversion of a Base Rate Advance into a LIBOR Advance; then

Agent shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Advance shall be made as a Base Rate Advance, unless Borrowers shall notify Agent no later than 10:30 a.m. (Los Angeles Time) two (2) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Advance, and
(ii) any Base Rate Advance which was to have been converted to an affected type of LIBOR Advance shall be continued as or converted into a Base Rate Advance, or, if Borrowers shall notify Agent, no later than 10:30 a.m. (Los Angeles Time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Advance.

            3.11  Lead Borrower as Borrowers' Agent.

            Each Borrower hereby designates the Lead Borrower as that Borrower's agent to obtain Revolving Credit Loans hereunder, the proceeds of which shall be available to each Borrower for the same uses as set forth in Section 1.3, above. As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and the Lenders on account of Revolving Credit Loans as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any other Borrower.

            3.12  Replacement of a Lender

            If a Lender claims additional compensation or reduced amount pursuant to Section 3.9 or determines that its ability to make LIBOR Advances hereunder is suspended pursuant to Section 3.1.8 (any such Lender, a "Subject Lender"), so long as (i) no Default or Event of Default shall have occurred and be continuing and Borrowers have obtained a commitment from another Lender or other Person acceptable to Agent to purchase at par the Subject Lender's Loans and assume the Subject Lender's Revolving Loan Commitment and all other obligations of the Subject Lender hereunder, (ii) such Lender is not the issuer or an Affiliate of the issuer of any Letters of Credit or LC Guaranties outstanding (unless all such Letters of Credit and LC Guaranties are terminated or arrangements acceptable to such Lender (such as cash collateral or a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the claim made pursuant to Section 3.9, Borrowers may require the Subject Lender to assign all of its Loans and Revolving Loan Commitment to such other Lender, Lenders, other Person or other Persons pursuant to the provisions of Section 11.9; provided that, prior to or concurrently with such replacement,
(1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under Section 3.9 (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 11.9.1 shall have been paid to Agent and (3) all of the requirements for such assignment contained in Section 11.9.1, including, without limitation, the consent of Agent and the receipt by Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

                        SECTION 4. TERM AND TERMINATION

            4.1   Term of Agreement.

            Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect from the date hereof, through and including June 30, 2004 (the "Term"), unless terminated as provided in Section 4.1 hereof.

            4.2   Termination.

                  4.2.1 Termination by Lenders. Agent may, and at the direction of Majority Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

                  4.2.2 Termination by Borrowers. Upon at least 30 days' prior written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid or collateralized to Agent's satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's satisfaction and Borrowers have complied with Sections 2.6 and 3.2.5. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing, no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                  4.2.3 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Sections 2.6 and 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrowers or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                         SECTION 5. SECURITY INTERESTS

            5.1   Security Interest in Collateral.

            To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent for the benefit of each Lender a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                        (i)   Accounts;

                        (ii)  Certificated Securities;

                        (iii) Chattel Paper;

                        (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                        (v)   Contract Rights;

                        (vi)  Deposit Accounts;

                        (vii) Documents;

                        (viii)  Financial Assets;

                        (ix)    Fixtures;

                        (x) General Intangibles (including Payment Intangibles, Software and Intellectual Property);

                        (xi) Goods, (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                        (xii)   Instruments;

                        (xiii)  Investment Property;

                        (xiv)   money (of every jurisdiction whatsoever);

                        (xv)    Letter-of-Credit Rights;

                        (xvi)   Security Entitlements;

                        (xvii)  Supporting Obligations;

                        (xviii) Uncertificated Securities; and

                        (xix) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of such Collateral expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of security interest therein, Agent will not enforce its security interest in a Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Agent, Borrowers will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Agent (and to Agent's enforcement of such security interest) in such Agent's rights under such lease or license.

            5.2   Other Collateral.

                  5.2.1 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim.

                  5.2.2 Other Collateral. Borrowers shall promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter of Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document and obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

            5.3   Lien Perfection; Further Assurances.

            Borrowers shall authorize such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, Borrowers hereby irrevocably authorize Agent to execute and/or file any such financing statements, including, without limitation, financing statements that indicate the Collateral (i) as all assets of Borrowers or words of similar effect, or
(ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on Borrowers' behalf. Borrowers also hereby ratify their authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

            5.4   Lien on Realty.

            The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real Property of Borrowers now or hereafter owned. Each Mortgage shall be executed by Borrowers in favor of Agent. Each Mortgage shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. Borrowers shall deliver to Agent, at Borrowers' expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent, for the benefit of itself and the Lenders, on the Property covered by each Mortgage, subject only to those exceptions acceptable to Agent and its counsel. Borrowers shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Agent and its counsel may request relating to the real Property subject to the Mortgages.

                      SECTION 6. COLLATERAL ADMINISTRATION

            6.1   General.

                  6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrowers and their Subsidiaries at one or more of the business locations set forth in
Exhibit 6.1.1 hereto, as updated pursuant to Section 6.3 hereof. All Accounts and other intangible items comprising a portion of the Collateral are deemed to be located at the Lead Borrower's chief executive office.

                  6.1.2 Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of Borrowers and each of their Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 60 days' prior written notice to Agent in the event of cancellation of the policy and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers, any of their Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of Borrowers and their Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans.

            Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Properties of Borrowers and their Subsidiaries, provided, however that Agent's purchase of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by Borrowers' or their Subsidiaries' failure to comply with the provisions of this Section
6.1.2. This insurance may, but need not, protect the interests of Borrowers and their Subsidiaries. The coverage that Agent purchases may not pay any claim that Borrowers or any Subsidiary makes or any claim that is made against Borrowers or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their Subsidiaries may be able to obtain on their own.

            The Lead Borrower shall advise Agent of each claim in excess of $200,000 made by any Borrower under any policy of insurance which covers the Collateral and will permit Agent, at Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Event of Default). Borrowers hereby appoint Agent as Borrowers' attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of Agent. Agent shall not be liable on account of any exercise pursuant to said power except where there has been a final judicial determination (in a proceeding in which Agent had an opportunity to be heard) that such exercise was conducted in a grossly negligent manner or in willful misconduct. Agent shall apply any proceeds of such insurance against the Obligations, whether or not such have matured, as provided in Section 3.3.1 of this Agreement.

                  6.1.3 Protection of Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

            6.2   Administration of Accounts.

                  6.2.1 Records, Schedules and Assignments of Accounts. Borrowers shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form consistent with the reports currently prepared by Borrowers with respect to such information. Concurrently with the delivery of each Borrowing Base Certificate required by subsection 8.1.4, or more frequently as requested by Agent, from and after the date hereof, Borrowers shall deliver to Agent a detailed aged trial balance of all of its Accounts, and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall request.

                  6.2.2 If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which Borrowers maintain reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

                  6.2.3 Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise; provided, that unless a

Default or an Event of Default is then in existence, prior to conducting each set of verifications, Agent shall generally consult with Borrowers about the verification process. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  6.2.4 Maintenance of Dominion Account. Borrowers have established and shall maintain a Dominion Account or Accounts pursuant to blocked account arrangements acceptable to Agent with Bank. Borrowers shall issue, to the extent not previously issued, to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the blocked accounts to the Dominion Account for application on account of the Obligations. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders, and Borrowers shall obtain, to the extent not previously obtained, the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  6.2.5 Collection of Accounts, Proceeds of Collateral. To expedite collection, each Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders, by Borrowers as trustee of an express trust for Agent's benefit and Borrowers shall on a daily basis deposit same in kind in the lockboxes or a Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Borrowers' Accounts have been assigned to Agent and to collect Borrowers' Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrowers.

            6.3   Records and Reports of Inventory.

            Borrowers shall keep records of their Inventory which records shall be complete and accurate in all material respects. Borrowers shall furnish to Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4 or more frequently as requested by Agent, which reports will be in such other format and detail as Agent shall request and shall include a current list of all locations of Borrowers' Inventory.

                  6.3.1 Additionally, at least once in each of January and July, and at any time at the request of Agent if a Default or Event of Default shall have occurred and be continuing, Borrowers shall, at Borrowers' expense cause each Store to have physical inventories consistent with current practice conducted by inventory takers satisfactory to Agent and following such methodology satisfactory to Agent. If so requested by Agent, the Lead Borrower shall provide Agent with a copy of the preliminary results of such inventory within 10 days after completion and a reconciliation with Borrowers' books and records within 30 days after completion. Agent may, at the expense of Borrowers, participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which inventory is undertaken on behalf of Borrowers.

                  6.3.2 From time to time, if Agent or any Lender determines that obtaining appraisals is necessary in order for it to comply with applicable laws or regulations, and at any time if a Default or an Event of Default shall have occurred and be continuing, Agent may, at Borrowers' expense, obtain appraisals conducted by such appraisers (who may be personnel of Agent) as are satisfactory to Agent. Agent contemplates conducting four appraisals during any twelve month period, but may conduct additional appraisals in its sole discretion.

                  6.3.3 Agent contemplates conducting four commercial finance audits (at Borrowers' expense) of Borrowers' books and records during any 12 month period, but may conduct additional audits in its sole discretion.

                  6.3.4 Agent may, from time to time, at Borrowers' expense, undertake "mystery shopping" visits to all or any of Borrowers' business premises. Agent shall provide the Lead Borrower with a copy of any non-confidential results of such "mystery shopping."

                  6.3.5 Agent shall provide copies of the foregoing to the Lenders upon request.

            6.4   Administration of Equipment.

                  6.4.1 Records and Schedules of Equipment. Borrowers shall keep records of their Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of their Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and, if so requested by Agent, Borrowers shall, and shall cause each of their Subsidiaries to, furnish Agent with a current schedule containing the foregoing information. Promptly after the reasonable request therefor by Agent, Borrowers shall deliver to Agent any and all evidence of ownership, if any, of any of its Equipment.

                  6.4.2 Dispositions of Equipment. Borrowers shall not, and shall not permit any of their Subsidiaries to, sell, lease or otherwise dispose of or transfer any of their respective Equipment or other fixed assets or any part thereof, without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists and is continuing, (i) to dispositions of Equipment or other fixed assets with a book value not in excess of $50,000 in the aggregate in any fiscal year and (ii) to replacements of Equipment or other fixed assets that are substantially worn, damaged or obsolete with Equipment or other fixed assets which are useful in the business of Borrowers or one of their Subsidiaries, provided that the replacement Equipment or other fixed assets shall be acquired within 90 days after any disposition of the Equipment or other fixed assets that are to be replaced and the replacement Equipment or other fixed assets shall be free and clear of Liens other than Permitted Liens that are Purchase Money Liens.

            6.5   Credit Card Receipts.

            Annexed hereto as Exhibit 6.5 is a Schedule that describes all arrangements to which Borrowers are a party with respect to the payment to Borrowers of the proceeds of credit card charges for sales by Borrowers. Borrowers have heretofore delivered to Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of Borrowers, to each of Borrowers' credit card clearinghouses and processors of notice (in form satisfactory to Agent), which notice provides that payment of all credit card charges submitted by Borrowers to that clearinghouse or other processor and any other amount payable to Borrowers by such clearinghouse or other processor shall be directed to the Dominion Account or as otherwise designated from time to time by Agent. Borrowers shall not change such direction or designation except upon and with the prior written consent of Agent.

                   SECTION 7. REPRESENTATIONS AND WARRANTIES

            7.1   General Representations and Warranties.

            To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Agent and each Lender that:

                  7.1.1 Organization and Qualification. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization listed on Exhibit
7.1.1. Each of Borrowers' Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization listed on Exhibit 7.1.1. Each of Borrowers and each of their Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions in which the failure of Borrowers or any of their Subsidiaries to be so qualified would reasonably be expected to have a Material Adverse Effect.

                  7.1.2 Power and Authority. Borrowers and each of their Subsidiaries are duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which they are a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of Borrowers or any of the shareholders, partners or members, as the case may be, of any Subsidiary of Borrowers; (ii) contravene Borrowers' or any of their Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause Borrowers or any of their Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrowers or any of their Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrowers or any of their Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which would reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrowers or any of their Subsidiaries.

                  7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrowers and each of their Subsidiaries party thereto, enforceable against it in accordance with its respective terms, except as limited by applicable bankruptcy or insolvency laws, and by general principles of equity.

                  7.1.4 Capital Structure. Exhibit 7.1.4 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries of Borrowers, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by Borrowers or a Subsidiary of Borrowers, (ii) the name of each of Borrowers' and each of their Subsidiaries' corporate or joint venture relationships and the nature thereof and (iii) the number of all outstanding Securities of Borrowers and each Subsidiary of Borrowers. Borrowers have good title to all of the Securities they purport to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any Subsidiaries of Lead Borrower. Except as set forth on
Exhibit 7.1.4, as of the date hereof, there are no outstanding agreements or instruments binding upon any of such Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of their Securities. Each Affiliate of Borrowers, whose existence is known to Borrowers is also listed on Exhibit 7.1.4 (such representation and warranty being made only to the knowledge of Borrowers, without obligation to inquire, as to Persons who are Affiliates solely by virtue of the acquisition by such Persons of publicly traded Voting Stock of Borrowers).

                  7.1.5 Names. Neither Borrowers nor any of their Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither Borrowers nor any of their Subsidiaries has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Borrowers' and each of their Subsidiaries' respective states of incorporation or organization, Type of Organization and Organizational I.D. Number are set forth on Exhibits 7.1.4 and 7.1.5. The respective exact legal names of Borrowers and each of their Subsidiaries are set forth on Exhibit 7.1.5.

                  7.1.6 Business Locations; Agent for Process. Each of Borrowers' and their Subsidiary's chief executive office and other places of business, including whether such property is owned or leased and the name and address of any Lessor, as of the date hereof are as listed on Exhibit 6.1.1 hereto as updated from time to time by Borrowers. During the preceding one-year period, neither Borrowers nor any of their Subsidiaries has had an office or place of business other than as listed on Exhibit 6.1.1. All tangible Collateral is and will at all times be kept by Borrowers and their Subsidiaries in accordance with subsection 6.1.1. Except as shown on Exhibit
6.1.1 and except for Inventory in control of a customs broker who has entered into a Customs Brokers Agreement, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

                  7.1.7 Title to Properties; Priority of Liens. Each of Borrowers and their Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each of Borrowers and each of their Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrowers' or such Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

                  7.1.8 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. With respect to each of Borrowers' Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

                        (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                        (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrowers, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrowers and the Account Debtor and the Account Debtor is not an Affiliate of Borrowers or a Subsidiary of Borrowers;

                        (iii) It is for a liquidated amount maturing as stated
            in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                        (iv) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

                        (v) To the best of Borrowers' knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent;

                        (vi) To the best of Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against the Account

            Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

                        (vii) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of Borrowers) be in the future, subject to any offset, Lien (other than Permitted Liens), deduction, recoupment, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Borrowers and is not contingent in any respect or for any reason; and

                        (viii) Borrowers have made no agreement with any Account
            Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrowers in the ordinary course of their business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto.

                  7.1.9 Equipment. The Equipment of Borrowers and their Subsidiaries is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted, except where the failure to so maintain the same would not reasonably be expected to have a Material Adverse Effect. Borrowers will not permit any Equipment to become affixed to any real Property leased to Borrowers or any of their Subsidiaries so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and Borrowers will not permit any of the Equipment of Borrowers or any of their Subsidiaries to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

                  7.1.10 Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrowers and their Subsidiaries (including the accounts of all Subsidiaries of Borrowers and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of February 2, 2002, and the related statements of income for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Borrowers and such Persons, taken as a whole, at such dates and the results of Borrowers' and such Persons' operations, taken as a whole, for such periods. As of the date hereof, since February 2, 2002, there has been no material adverse change in the financial position of Borrowers and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date.

                  7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of either Borrower to Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have failed to disclose to Agent or any Lender in writing which would reasonably be expected to have a Material Adverse Effect.

                  7.1.12 Solvent Financial Condition. Each of Borrowers and their Subsidiaries, is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be, Solvent.

                  7.1.13 Surety Obligations. Except as set forth on Exhibit 7.1.13, as of the date hereof, neither Borrowers nor any of their Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  7.1.14 Taxes. The Lead Borrower's federal tax identification number is 68-0140361 and Michaels' federal tax identification number is 94-2696491. The federal tax identification number of each Subsidiary of Borrowers is shown on Exhibit 7.1.14 hereto. Borrowers shall not change their federal tax identification number. Each of Borrowers and their Subsidiaries has filed all federal, state and local tax returns and other reports relating to taxes it is required by law to file, except where the failure to so file would not reasonably be expected to have a Material Adverse Effect, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each of Borrowers and their Subsidiaries maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

                  7.1.15 Brokers. Except as shown on Exhibit 7.1.15 hereto, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                  7.1.16 Patents, Trademarks, Copyrights and Licenses. Each of Borrowers and their Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as would not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and Intellectual Property are listed on
Exhibit 7.1.16 hereto. No claim has been asserted to Borrowers or any of their Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of Borrowers and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower's or any of their Subsidiaries' material Intellectual Property. Except as set forth on Exhibit 7.1.16, each of Borrowers' and their Subsidiaries' (i) material trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory (1) permits, and does not restrict, the assignment by Borrowers or any of their Subsidiaries to Agent, or any other Person designated by Agent, of all of Borrowers' or such Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by Borrowers or such Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Document, including without limitation, the exercise by Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of Borrowers' or any of their Subsidiaries' ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which would not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 7.1.16 and except as would not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any of their Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of Borrowers, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

                  7.1.17 Governmental Consents. Each of Borrowers and their Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights would not reasonably be expected to have a Material Adverse Effect.

                  7.1.18 Compliance with Laws. Each of Borrowers and their Subsidiaries has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrowers or such Subsidiary, as applicable, their Properties or the conduct of its business, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to Borrowers or any of their Subsidiaries under any such law, rule or regulation, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Borrowers and each of their Subsidiaries have established and maintain an adequate monitoring system to insure that they remain in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to them. To the best of Borrowers' knowledge, without additional inquiry, no Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

                  7.1.19 Restrictions. Neither any Borrower nor any of their Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, except where such restriction would not reasonably be expected to have a Material Adverse Effect, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrowers or any of their Subsidiaries, as applicable.

                  7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrowers, threatened, against or involving Borrowers or any of their Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrowers or any of their Subsidiaries which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Borrowers nor any of their Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. Neither Borrowers nor any of their Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $300,000.

                  7.1.22 Leases. Exhibit 7.1.22 hereto is a complete listing of all capitalized and operating personal property leases of Borrowers and their Subsidiaries and all real property leases of Borrowers and their Subsidiaries. Each of Borrowers and their Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each of Borrowers and their Subsidiaries shall not alter, amend or modify any real property lease other than in the ordinary course of business and in a manner that would not reasonably be expected to have a Material Adverse Effect. Borrowers hereby authorize Agent at any time and from time to time to contact any of the Borrowers' landlords in order to confirm the continued compliance by any Borrower with the terms and conditions of the lease(s) between such Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such lease(s), as Agent may determine.

                  7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither any Borrower nor any of their Subsidiaries has any Plan. Each of Borrowers and their Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that would reasonably be expected to result in a material adverse change in the financial condition of Borrowers and their Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of their Subsidiaries has any material withdrawal liability in connection with a Multiemployer Plan.

                  7.1.24 Trade Relations. Except as set forth on Exhibit 7.1.24, there exists no actual or, to Borrowers' knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers and their Subsidiaries, or with any material supplier, except in each case, where the same would not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of their Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, as of the date hereof, neither any Borrower nor any of their Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of their Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that would not reasonably be expected to have a Material Adverse Effect.

                  7.1.26 Conduct of Business. Neither Borrowers nor their Subsidiaries shall engage in any business other than the business in which they are currently engaged or a business reasonably related thereto.

                  7.1.27 Hazardous Materials. Neither Borrowers nor their Subsidiaries have (i) been legally responsible for any release or threat of release of any Hazardous Material; or (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by Borrowers or any Subsidiaries and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

                  7.1.28 No Margin Stock Neither Borrowers nor their Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

            7.2   Continuous Nature of Representations and Warranties.

            Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrowers' or one of Borrowers' Subsidiary's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement.

            7.3   Survival of Representations and Warranties.

            All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

            8.1   Affirmative Covenants.

            During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall:

                  8.1.1 Visits and Inspections; Lender Meeting. Permit representatives of Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers and each of their Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrowers' and each of their Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations. Without limiting the foregoing, Borrowers will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders periodically and in no event less than once during each year (except that during the continuation of an Event of Default such meetings may be held more frequently as requested by Agent or Majority Lenders), which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

                  8.1.2 Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, Borrowers agree to provide Agent with (i) 21 days' prior written notice of (1) any change in the legal name of Borrowers or any of their Subsidiaries, (2) the adoption by Borrowers or any of their Subsidiaries of any new fictitious name or trade name, (3) any change in the chief executive office of Borrowers or any of their Subsidiaries, (4) any change in the Lead Borrower's officers, (5) the completion of any physical count of all or a material portion of Borrowers' Inventory (together with a copy of the results thereof certified by the Lead Borrower at the Agent's request), (6) any cessation by Borrowers of their making payment to its creditors generally as Borrowers' debts become due,
(7) any failure by Borrowers to pay rent at any of Borrowers' locations, which failure continues for more than three days following the last day on which such rent was payable without more than a de minimus adverse effect to Borrowers, (8) any change in the business, operations, or financial affairs of Borrowers that could result in a Material Adverse Effect, (9) the occurrence of any Default or Event of Default, (10) any intention on the part of the Lead Borrower to discharge its present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity or (11) any litigation which, if determined adversely to Borrowers, might have a

Material Adverse Effect on the financial condition of Borrowers, and (ii) prompt written notice of any change in the information disclosed in any exhibit hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

                  8.1.3 Financial Statements/Reporting Requirements. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all (in the case of the financial statements referred to in paragraphs (i), (ii) and (iii)) to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with
GAAP:

                        (i) not later than 90 days after the close of each fiscal year of Borrowers, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Borrowers and their Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                        (ii) not later than 45 days after the end of each fiscal quarter hereafter (and more often if requested, with respect to the unaudited interim financial statements on a "store specific" basis), unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such fiscal quarter then elapsed, on a Consolidated and "store specific" basis, and a comparison of same store sales for the same fiscal quarter of the previous year certified by the principal officer of Borrowers as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operation of Borrowers and their Subsidiaries for such fiscal quarter subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                        (iii) (a) not later than 15 days after the end of each
            month hereafter, (1) a certified copy of the "Inventory Certificate," (2) a Merchandise Management Report comparing inventory to sales forecast, (3) summary pages of the STS stock ledger by location, (4) report of inventory sold at the Restoration Hardware Direct Fulfillment Center, (5) report of Eligible Prepaid Inventory and (6) report of Eligible Inventory of Michaels.

                        (b) not later than 30 days after the end of each month hereafter, unless such month is the end of a fiscal quarter, in which case within 45 days following the end of such quarter; including the last month of Borrowers' fiscal year, (1) unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes, (2) reconciliation of the Stock Ledger Inventory Report to Availability and to the general ledger, (3) a schedule of year-to-date purchases from the Borrowers' ten largest vendors in form satisfactory to Agent, including cumulative year-to-date purchases and an aging of payables to each such vendor, (4) an aging of Borrowers' account payables and (5) a Store Activity Report;

                        (iv) not later than Monday of each week for the preceding week ending Saturday, hereafter, a flash sales report in such form as specified by Agent, summary pages of the STS stock ledger, and STS stock ledger pages for the Lead Borrower's Canadian Affiliate;

                        (v) (a) together with each delivery of financial statements pursuant to clauses (i), (ii) and (iii) of this subsection 8.1.3, a management report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.7, (b) together with the each delivery of financial statements pursuant to clause (ii), a management report identifying the reasons for any significant variations between the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.7. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrowers to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated;

                        (vi) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements or financial statements which Borrowers have made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which, Borrowers or any of their Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                        (vii) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                        (viii) such other data and information (financial and
            otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' or any of their Subsidiaries' financial condition or results of operations.

            No later than the earlier of (i) 15 days prior to the end of each of the Borrowers' fiscal years or (ii) the date on which such accountants commence their work on the preparation of the financial statements described in paragraph
(i) of this subsection 8.1.3, Lead Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to Agent) that (a) such financial statements will be delivered by Borrowers to Agent (for subsequent distribution by Agent to each Lender), (b) it is the primary intention of Borrowers, in their engagement of such accountants, to satisfy the financial reporting requirements set forth in this subsection 8.1.3; and (c) Borrowers have been advised that Agent and each Lender will rely thereon with respect to the administration of, and transactions under, the Total Credit Facility contemplated by this Agreement.

            Upon issuance, Borrowers shall forward to Agent a copy of the accountants' letter to Borrowers' management that is prepared in connection with the financial statements described in paragraph (i) of this subsection 8.1.3 and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent that, based upon their examination of the financial statements of Borrowers and their Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in paragraph (i), (ii) and (iii) of this subsection 8.1.3, or more frequently if reasonably requested by Agent, Borrowers shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Borrowers.

                  8.1.4 Borrowing Base Certificates. By 11:30 a.m. California time, the more frequent of (i) weekly, each Monday for the previous week ending Saturday or (ii) with each request for a Revolving Credit Loan, Borrowers shall deliver to Agent a Borrowing Base Certificate as of the last day of the immediately preceding period, with such supporting materials as Agent shall reasonably request. If Borrowers deem it advisable, Borrowers shall execute and deliver to Agent Borrowing Base Certificates more frequently than weekly.

                  8.1.5 Landlord, Processor and Storage Agreements. Upon request, provide Agent with copies of all agreements between Borrowers or any of their Subsidiaries and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept.

                  8.1.6 Canadian Affiliate Financial Statements. Deliver or cause to be delivered to Agent financial statements, if any, for Canadian Affiliate (to the extent not consolidated with the financial statements delivered to Agent under subsection 8.1.3) in form and substance satisfactory to Agent at such intervals and covering such time periods as Agent may request.

                  8.1.7 Projections. No later than 30 days prior to the end of each fiscal year of Borrowers, deliver to Agent Projections of Borrowers and each of their Subsidiaries for the forthcoming two fiscal years, month by month.

                  8.1.8 Subsidiaries. Cause each Subsidiary of Borrowers, whether now or hereafter in existence, promptly upon Lender's request therefor, to execute and deliver to Lender a Guaranty Agreement and a security agreement pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to Lender a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in subsection 5.1. Additionally, Borrowers shall execute and deliver to Lender a pledge agreement pursuant to which Borrowers grant to Lender a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Subsidiary.

                  8.1.9 Hazardous Materials. Borrowers shall (i) dispose of any Hazardous Material only in compliance with all Environmental Laws; and (ii) not store on any site or vessel occupied or operated by Borrowers and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of Borrowers' business and is in compliance with all Environmental Laws. The Lead Borrower shall provide Agent with written notice upon obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss Borrowers may be liable.

                  8.1.10 Deposit and Brokerage Accounts. For each deposit account or brokerage account that a Borrower at any time opens or maintains, such Borrower shall, at Agent's request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of such Borrower.

            8.2   Negative Covenants.

            During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not:

                  8.2.1 Mergers; Consolidations; Acquisitions; Structural Changes. Merge or consolidate, or permit any Subsidiary of Borrowers to merge or consolidate, with any Person; or acquire, or permit any of their respective Subsidiaries to acquire, all or any substantial part of the Properties of any Person; or change, or permit any Subsidiary of Borrowers to change, its state of incorporation or organization or Type of Organization; or change, or permit any Subsidiary of Borrowers to change, its legal name, except for:

                        (i) mergers of any Subsidiary of Borrowers into a Borrower or another Subsidiary of Borrowers; and

                        (ii) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8.

                  8.2.2 Loans Make, or permit any Subsidiary of Borrowers to make, any loans or other advances of money to any Person, other than (i) for salary, travel advances, advances against commissions and other similar advances to employees and extensions of trade credit in the ordinary course of business,
(ii) deposits with financial institutions permitted under this Agreement, (iii) prepaid expenses and (iv) intercompany loans from Lead Borrower to any Subsidiary, or from any Subsidiary to Lead Borrower; provided that (A) loans to Canadian Affiliate shall be limited to either (a) working capital loans relating to the purchase of inventory or payment of current operating expenses of Canadian Affiliate from Lead Borrower, for each purpose stated above, the amount of any loan in the aggregate, shall not increase by more than $5,500,000 in any calendar year or (b) loans arising from services fees charged by Lead Borrower related to the transfers of inventory to Canadian Affiliate, and (B) if such intercompany loans are evidenced by a promissory note or other Instrument, such promissory note or other Instrument shall have been delivered to Agent pursuant to Section 5.2 hereof.

                  8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrowers to create, incur or suffer to exist, any Indebtedness, except:

                        (i) Obligations owing to Agent or any Lender under this Agreement;

                        (ii) Indebtedness existing on the date of this Agreement and listed on Exhibit 8.2.3;

                        (iii) Permitted Purchase Money Indebtedness;

                        (iv) Indebtedness with respect to Capital Leases aggregating not in excess of $5,000,000 at any one time;

                        (v) Contingent liabilities, including but not limited to liabilities in respect of gift certificates, merchandise returns, special order deposits and deferred revenue, and other contingent liabilities arising out of endorsement of checks or other negotiable instruments for deposit or collection in the ordinary course of business;

                        (vi) Accounts payable to trade creditors, accruals for current operating expenses (other than for Money Borrowed, and accruals including and which include but are not limited to sales tax payable amounts and payroll, occupancy, interest and income tax expense accruals), which are not aged more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrowers or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrowers or such Subsidiary and its independent accountants;

                        (vii) Indebtedness in respect of intercompany loans permitted under subsection 8.2.2 (iv);

                        (viii) Accrued service fees, deferred lease incentives,
            deferred rent and reserves related to sales returns, sales and use taxes, litigation, escheat, and insurance (including self-insurance), in each case established in the ordinary course of business;

                        (ix) Indebtedness not included in paragraphs (i) through (viii) above which does not exceed at any time, in the aggregate, the sum of $3,000,000.

                  8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrowers to enter into or be a party to, any transaction with any Affiliate of Borrowers or any holder of any Securities of Borrowers or any Subsidiary of Borrowers, including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrowers' or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrowers than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of Borrowers, (ii) distribution of proceeds of the Revolving Credit Loans to Michaels and (iii) loans permitted pursuant to Section 8.2.2.

                  8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrowers to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                        (i) Liens at any time granted in favor of Agent for the benefit of Lenders;

                        (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if such Lien would not reasonably be expected to have a Material Adverse Effect;

                        (iii) Liens arising in the ordinary course of the
            business of Borrowers or any of their Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrowers or any of their Subsidiaries or materially impair the use thereof in the operation of the business of Borrowers or any of their Subsidiaries;

                        (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                        (v) Such other Liens as appear on Exhibit 8.2.5 hereto;

                        (vi) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                        (vii) Reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by Borrowers or one of their Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of Borrowers' or such Subsidiary's business;

                        (viii) Judgment Liens that do not give rise to an Event
            of Default under subsection 10.1.15; and

                        (ix) Such other Liens as Majority Lenders may hereafter approve in writing.

                  8.2.6 Store Closures. Commit to close any location at which Borrowers maintain, offer for sale or store any of the Collateral; provided, however that:

                  (A) Borrowers may close up to six Stores during any fiscal year;

                  (B) Provided further that all payments for termination of Store leases and all proceeds of Relocation Sales shall be paid directly to the Dominion Account, to be applied and distributed as set forth in Section 6.2;

                  (C) Provided further, that if requested by Agent, the Lead Borrower shall provide to Agent and the Co-Administrative Agent, weekly written updates (delivered on Tuesday of each week for the prior week ended Saturday), segregated by location, of the Inventory and Equipment liquidation and the Relocation Sales, including detail concerning (a) the average mark-downs; (b) reconciliation of receipts; and (c) a report that compares actual results against the plan provided by the Lead Borrower pursuant to Section 8.2.6(D) below; and

                  (D) Provided further that the Lead Borrower shall provide to Agent, and the Co-Administrative Agent, written notice immediately upon the execution of any agreement to terminate a Lease, or upon the Lead Borrower's decision to close one or more Stores, including, if so requested by Agent: (a) a summary detailing the key economic and timing provisions thereof; (b) an executed copy of any lease termination agreement; (c) a weekly Store closing plan that includes:

                  (i) the starting date of the Relocation Sales for the affected Store (which shall not be less than ten (10) days following delivery of the Store closing plan, except in the case of the first Store to be closed pursuant to the Replacement Tenant Agreement); (ii) a report showing Inventory at the affected Store, valued at Cost and Retail; (iii) projected weekly gross sales, net sales, markdowns, Gross Margin, and ending Inventory at Cost and Retail; (iv) any additions to Inventory (if applicable); (v) the ending date of the Relocation Sale; and (vi) the plan for disposition of any remaining Inventory after completion of the Relocation Sale at that Affected Store.

                  8.2.7 Distributions. Declare or make, or permit any Subsidiary of Borrowers to declare or make, any Distributions, except for:

                        (i)   Distributions by any Subsidiary to Lead Borrower;
            and

                        (ii) Distributions paid solely in Securities of Borrowers or any of its Subsidiaries.

                  8.2.8 Capital Expenditures. Make Consolidated Net Capital Expenditures (including, without limitation the total principal portion of Capitalized Lease Obligations) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed (1) for the fiscal year ending February 2, 2002 ("Fiscal Year 2001"), $5,000,000; (2) for the fiscal year ending February 1, 2003 ("Fiscal Year 2002"), $17,000,000 plus the amount allowed for Fiscal Year 2001 but not expended in such year, plus Fifty Percent (50%) of the amount by which the Borrowers' actual Consolidated EBITDA for Fiscal Year 2001 exceeded $16,000,000; (3) for the fiscal year ending February 1, 2004 ("Fiscal Year 2003"), $19,000,000); and (4) for the period from February 2, 2004 through June 30, 2004, $7,900,000.

                  8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrowers to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                        (i) so long as no Event of Default has occurred and is continuing, sales of Inventory in the ordinary course of business;

                        (ii) transfers of Property to Borrowers by a Subsidiary of Borrowers;

                        (iii) dispositions of Property that is substantially
            worn, damaged, uneconomic or obsolete (subject to subsection 6.4.2 hereof);

                        (iv) dispositions of investments described in paragraphs (iv), (v), (vi) and (vii) of the definition of the term "Restricted Investments"; and

                        (v) other dispositions expressly authorized by this Agreement.

                  8.2.10 Securities of Subsidiaries. Permit any of its Subsidiaries to issue any additional Securities except director's qualifying Securities.

                  8.2.11 Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary of Borrowers to make, a sale to any customer on a bill-and-hold or consignment basis.

                  8.2.12 Restricted Investment. Make or have, or permit any Subsidiary of Borrowers to make or have, any Restricted Investment.

                  8.2.13 Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist any Subsidiary or joint venture arrangement not in existence as of the date hereof.

                  8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Borrowers' Subsidiaries.

                  8.2.15 Organizational Documents. Agree to, or suffer to occur, any amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

                  8.2.16 Fiscal Year End. Change, or permit any Subsidiary of Borrowers to change, its fiscal year end.

                  8.2.17 Additional Stores. Execute any lease, commit to, or become legally obligated to, open any additional Stores unless each of the following conditions is satisfied with respect thereto:

                        (i) Such commitment or obligation is in the ordinary course of business.

                        (ii) Such commitment or obligation is not, and does not result in, a violation of this Agreement.

                        (iii) Not less than 30 days' prior written notice of the
            opening of the subject Store is given to the Agent.

                        (iv) The Borrowers have used their best efforts to obtain a landlord's waiver from the landlord of the subject Store, which waiver is in form reasonably satisfactory to the Agent.


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
                        (v) Such commitment or obligation will not result in the opening of more than the following number of Stores during the period indicated:

                  (A)   Fiscal Year 2002: one Store

                  (B)   Fiscal Year 2003: five Stores

                  (C)   Period ending June 30, 2004: five Stores

            8.3   Specific Financial Covenants.

            During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders in writing, it shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on or before the Closing Date, Borrowers will provide Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

                        SECTION 9. CONDITIONS PRECEDENT

            Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

            9.1   Documentation.

                  9.1.1 Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel;

                  9.1.2 Resolutions of the Board of Directors of the Borrowers, approving and authorizing the execution, delivery and performance of this Loan and Security Agreement, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  9.1.3 Signature and incumbency certificates of the officers of Borrowers executing this Loan and Security Agreement; and

                  9.1.4 Originally executed copies of the favorable written opinion of Morrison & Foerster LLP, outside counsel for Borrowers, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Effective Date and setting forth such matters as Agent acting on behalf of Lenders may reasonably request.

            9.2   No Default.

            No Default or Event of Default shall exist.

            9.3   Other Conditions.

            Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

            9.4   Representations and Warranties.

            Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrowers shall be true and complete as of the date as of which such representation or warranty was made.

            9.5   No Litigation.

            No action, proceeding, investigation, regulation or legislation shall have been instituted or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

            9.6   Material Adverse Effect.

            Since the date of Borrowers' most recent audited financial statements, there has not been any material adverse change in its business, assets, financial condition, income or prospects and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

         SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

            10.1  Events of Default.

            The occurrence of one or more of the following events shall constitute an "Event of Default":

                  10.1.1 Payment of Obligations. Borrowers shall fail to pay any of the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrowers, any Subsidiary of Borrowers or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or remade pursuant to Section 7.2 hereof.

                  10.1.3 Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.2, 6.2.5, 6.5 8.1.1, 8.1.2, 8.1.4, 8.2 or 8.3 hereof on the date that
Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 hereof within 5 days following the date on which Borrowers are required to perform, keep or observe such covenant.

                  10.1.4 Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 15 days after the sooner to occur of Borrowers' receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of Borrowers.

                  10.1.5 Default Under Security Documents or Other Agreements. Any event of default shall occur under, or any Borrower, any of their Subsidiaries or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

                  10.1.6 Other Defaults. (a) There shall occur any default or event of default on the part of any Borrower, any Subsidiary of Borrowers or any Guarantor under any agreement, document or instrument to which such Borrower, such Subsidiary of Borrowers or such Guarantor is a party or by which such Borrower, such Subsidiary of Borrowers or such Guarantor or any of its Property is bound, evidencing or relating to any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of $300,000, if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof or (b) the occurrence of any of the following with respect to Leases on which any Borrower or a Subsidiary is the lessee or is obligated: (i) an aggregate of more than $200,000 in rent is then overdue; (ii) default and the expiry of any applicable grace period with respect to not more than two Leases of Stores; and (iii) default and the expiry of any applicable grace period of any Lease of any warehouse or distribution center.

                  10.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any portion of the Collateral having a fair market value of $750,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

                  10.1.8 Insolvency and Related Proceedings. A Borrower, any Subsidiary of Borrowers or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower, any Subsidiary of Borrowers or any Guarantor under the federal bankruptcy laws (if against any Borrower, any Subsidiary of Borrowers or any Guarantor the continuation of such proceeding for more than 30 days), or any Borrower, any Subsidiary of Borrowers or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                  10.1.9 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of Borrowers or any Guarantor for a period which materially adversely affects such Borrower's, such Subsidiary's or such Guarantor's capacity to continue its business on a profitable basis; or any Borrower, any Subsidiary of Borrowers or any Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by any Borrower, any Subsidiary of Borrowers or any Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower, any Subsidiary of Borrowers or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower, any Subsidiary of Borrowers or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which would not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                  10.1.10 Change in Control. Any Change in Control.

                  10.1.11 ERISA. A Reportable Event shall occur which, in Agent's determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrowers, any Subsidiary of Borrowers or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrowers', such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and any such event would reasonably be expected to have a Material Adverse Effect.

                  10.1.12 Challenge to Agreement. Any Borrower, any Subsidiary of Borrowers or Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent or a default shall occur under any Loan Document.

                  10.1.13 Key Management. The failure, for any reason, of the Lead Borrower's chief executive officer or chief financial officer, as of the Effective Date, to continue to serve in such capacity, if a replacement therefor, reasonably satisfactory to Agent, is not identified within 90 days and retained within 120 days, or the failure of any such replacement to continue to serve in such capacity if a replacement therefor, reasonably satisfactory to Agent, is not identified within 90 days and retained within 120 days.

                  10.1.14 Criminal Forfeiture. Any Borrower, any Subsidiary of Borrowers or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrowers, any Subsidiary of Borrowers or any Guarantor.

                  10.1.15 Judgments. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary of Borrowers or any Guarantor, or any of their respective Property (i) in the case of money judgments, in an amount of $300,000 or more for any single judgment, attachment or process in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) would reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days.

            10.2  Acceleration of the Obligations.

            Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent or any Lender.

            10.3  Other Remedies.

            Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

                  10.3.1 All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers and each of their Subsidiaries to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrowers or any Subsidiary of Borrowers, Borrowers agree not to charge, or permit any of their Subsidiaries to charge, Agent for storage thereof).

                  10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrowers agree that 10 days' written notice to any Borrower or any of their Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any of their Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied to the Obligations upon receipt by Agent in accordance with Section 3.2.6 hereof. If any deficiency shall arise, Borrowers and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

                  10.3.4 Agent is hereby granted a license or other right to use, without charge, each Borrower's and each of their Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and Borrowers' and each of their Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

                  10.3.5 Agent may, at its option, require Borrowers to deposit with Agent funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Loans. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

            10.4  Set Off and Sharing of Payments.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with prior written consent of the Majority Lenders and with reasonably prompt subsequent notice to Borrowers (any prior or contemporaneous notice to Borrowers being hereby expressly waived) and each Lender agrees that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent or the Majority Lenders, to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of any Borrower or any of their Subsidiaries (regardless of whether such balances are then due to Borrowers or their Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of their Subsidiaries, first against and on account of any of the Obligations (other than the Derivative Obligations) and second, against any outstanding Derivative Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Loan Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages; provided however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of interests shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to the purchasing party. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Revolving Loan Percentages.

            10.5  Remedies Cumulative; No Waiver.

            All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and Borrowers or between Agent and Borrowers heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Agent or any Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrowers to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrowers.

                             SECTION 11. THE AGENT

            11.1  Authorization and Action.

            Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of

Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrowers.

                  11.1.1 As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

                  11.1.2 The capacity of Co-Administrative Agent is solely titular in nature and Co-Administrative Agent shall not have any additional rights or obligations under the Loan Documents by reason of such capacity.

                  11.1.3 References in the Loan Documents to Collateral Agent shall be deemed to refer to Agent, and Fleet (or any successor entity acting as Agent) shall have all the powers and authority that any Loan Document confers upon the Collateral Agent in its capacity as Agent. All of the provisions of this Section 11 applicable to Agent shall apply equally to Agent when acting pursuant to the Loan Documents as Collateral Agent.

            11.2  Agent's Reliance, Etc.

            Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing,
Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers, to inspect the property (including the books and records) of Borrowers, to monitor the financial condition of Borrowers or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from Borrowers or Borrowers' independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

            11.3  Fleet and Affiliates.

            With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers, and any Person who may do business with or own Securities of Borrowers all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

            11.4  Lender Credit Decision.

            Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers, except for notices, reports and other information as required to be furnished pursuant to this Agreement.


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
            11.5  Indemnification.

            Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct or arising in connection with any Derivative Obligations. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers; provided that no Lender shall be liable to reimburse Agent for any portion of such expenses resulting from Agent's gross negligence or willful misconduct or arising in connection with any Derivative Obligations. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including Borrowers, any creditor of Borrowers, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts, unless such amounts relate to any Derivative Obligations.

            11.6  Rights and Remedies to be Exercised by Agent Only.

            Each Lender agrees that, except as set forth in subsection 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

            11.7  Agency Provisions Relating to Collateral.

            Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if a Borrower certifies to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

            11.8  Agent's Right to Purchase Commitments.

            Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

            11.9  Right of Sale, Assignment, Participations.

            Borrowers hereby consent to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

                  11.9.1 Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $10,000,000, (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Agent and, in the absence of a Default or Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) the assignor Lender (or Borrowers, in the case of an assignment required by Section 3.12) shall pay to the Agent a processing and recordation fee of $5,000, provided that no such processing fee shall be due if such assignor Lender was a Lender on September 27, 2000, and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such sale or assignment and (v) such assignment shall be pursuant to the Assignment Agreement substantially in the form of Exhibit 11.9.1 hereto. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender.

                  11.9.2 Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than $5,000,000, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, or (3) release a substantial portion of any Collateral except as provided in the Loan Documents, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrowers, which consents shall not unreasonably be withheld and (viii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

                  11.9.3 Certain Agreements of Borrowers. Borrowers agree that
(i) they will use its best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

                  11.9.4 Non U.S. Resident Transferees. If, pursuant to this
Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee


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
which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrowers either United States Internal Revenue Service Form W-8ECI or United States Internal Revenue Service Form W-8BEN (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form W-8ECI or Form W-8BEN upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

            11.10 Amendment.

            No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, do any of the following: (1) increase or decrease the aggregate Revolving Loan Commitments, or any Lender's Revolving Loan Commitment, (2) reduce the principal of, or interest on, any amount payable hereunder or under any Note, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, (3) increase or decrease any interest rate payable hereunder, or reduce or postpone any fees payable under the terms of this Agreement or any of the Loan Documents, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally, or reduce or postpone any fees payable under the terms of this Agreement or any of the Loan Documents, (5) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (6) release or discharge any Person liable for the performance of any obligations of Borrowers hereunder or under any of the Loan Documents,
(7) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (8) amend the definition of the term "Majority Lenders", (9) amend this Section 11.10, (10) release or contractually subordinate all or any portion of the Collateral with a value in excess of $1,000,000 in the aggregate, unless otherwise permitted pursuant to
Section 11.7 hereof, (11) increase the Letter of Credit sublimit, (12) amend
Section 1.2 or the definitions of Borrowing Base, Inventory Advance Rate, Inventory Appraisal Cap or Receivables Advance Rate, (13) make less restrictive the eligibility criteria set forth in the definitions of Eligible Account, Eligible Credit Card Receivables, Eligible In Transit Inventory, Eligible Inventory or Eligible Letter of Credit Inventory or (14) decrease or eliminate any reserves set forth in the definition of Availability


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
Reserves, Inventory Reserves or Receivables Reserves; or (ii) in writing and signed by Agent in addition to the Lenders required above to take such action, affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document; or (iii) in writing and signed by SwingLine Lender in addition to the Lenders required above to take such action, affect the rights or duties of SwingLine Lender under this Agreement, any Note or any other Loan Document.

            11.11 Resignation of Agent; Appointment of Successor.

            The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to the Lenders and Borrowers. If the Agent shall resign under this Agreement, then, (i) subject to the consent of the Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders and the Borrowers of its resignation, then the Agent shall appoint a successor agent who shall serve as Agent until such time as the Majority Lenders appoint a successor agent, subject to the Borrowers' consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

                           SECTION 12. MISCELLANEOUS

            12.1  Power of Attorney.

            Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to either Borrowers and in either Borrower's or Agent's name, but at the cost and expense of Borrowers:

                  12.1.1 At such time or times as Agent or said agent, in its sole discretion, may determine, endorse a Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  12.1.2 At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi),
(viii) and (ix) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and


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
generally exercise all of a Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign a Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to either Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of a Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of a Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use a Borrower's stationery and sign the name of a Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrowers' obligations under this Agreement.

            The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

            12.2  Indemnity.

            Borrowers hereby agree to indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of Borrowers' failure to observe, perform or discharge Borrowers' duties hereunder. In addition, Borrowers shall defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agent or any Lender (and each of their Affiliates) by any Person under any Environmental Laws by reason of Borrowers' or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

            12.3  Sale of Interest.

            Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including,


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
without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder.

            12.4  Severability.

            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            12.5  Successors and Assigns.

            This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers, Agent and each Lender permitted under Section 11.9 hereof.

            12.6  Cumulative Effect; Conflict of Terms.

            The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

            12.7  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

            12.8  Notices.

            Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:


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
      If to Agent:                       Fleet Capital Corporation
                                         15260 Ventura Boulevard, Suite 400
                                         Sherman Oaks, California  91403
                                         Attention: Loan Administration Manager
                                         Facsimile No.: (818) 382-4291

      With a copy to:                    O'Melveny & Myers LLP
                                         400 South Hope Street
                                         Los Angeles, California 90071
                                         Attention: Michael Newman, Esq.
                                         Facsimile No.: 213-430-6407

      If to Borrowers:                   Restoration Hardware, Inc.
                                         15 Koch Road, Suite J
                                         Corte Madera, California 94925
                                         Attention: Chief Financial Officer
                                         Facsimile No.: 415-945-4679

      With a copy to:                    Morrison & Foerster LLP
                                         425 Market Street
                                         San Francisco, California 94105
                                         Attention: Anders E. Stenstedt, Esq.
                                         Facsimile No.: 415-268-7520

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon a Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by such Lender.

            12.9  Consent.

            Whenever Agent's or Majority's Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent or Majority Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion.

            12.10 Credit Inquiries.

            Borrowers hereby authorize and permit Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning Borrowers or any of their Subsidiaries.

            12.11 Time of Essence.

            Time is of the essence of this Agreement, the Other Agreements and the Security Documents.


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
            12.12 Entire Agreement.

            This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

            12.13 Interpretation.

            No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

            12.14 Confidentiality.

            Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 12.14.

            12.15 GOVERNING LAW; CONSENT TO FORUM.

            THIS AGREEMENT HAS BEEN NEGOTIATED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES, CALIFORNIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, AGENT OR ANY LENDER, BORROWERS HEREBY CONSENT AND AGREE THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER


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
HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

            12.16 WAIVERS BY BORROWER.

            EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD;
(iii) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND

VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            12.17 Joint Borrower Provisions.

            Each Borrower represents to the Lenders that each is an integral part of a consolidated enterprise, and that each Borrower will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise that are Borrowers.

            Each Borrower is, and at all times shall be, jointly and severally liable for each and every one of the Obligations hereunder, regardless of which Borrower requested, received, used, or directly enjoyed the benefit of the extensions of credit hereunder. All of the Collateral shall secure all of the Obligations. Each Borrower's Obligations are independent obligations and are absolute and unconditional. Each Borrower, to the extent permitted by law, hereby waives any defense to such Obligations that may arise by reason of the disability or other defense or cessation of liability of any other Borrower for any reason other than payment in full. Each Borrower also waives any defense to such Obligations that it may have as a result of any Lender's or Agent's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Borrower or any security it holds for such other Borrower's Obligations under any Loan Document, if any. Without limiting the generality of the foregoing, each Borrower expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Lenders and Agent may, without notice (except for such notice, if any, as such Borrower expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Borrower, extend for the benefit of the other Borrower the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Borrower, and may proceed against each Borrower, directly and independently of any other Borrower, as such obligee may elect in accordance with this Agreement.

            Each Borrower acknowledges that the Obligations of such Borrower undertaken herein or in the other Loan Documents, and the grants of security interests and liens by such Borrower to secure Obligations of the other Borrower could be construed to consist, at least in part, of the guaranty of Obligations of the other Borrower and, in full recognition of that fact, each Borrower consents and agrees as hereinafter set forth in the balance of this Section
12.17. The consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section 12.17 are intended to deal with the suretyship aspects of the transactions evidenced by the Loan Documents (to the extent that a Borrower may be deemed a guarantor or surety for the Obligations of another Borrower) and thus are intended to be effective and applicable only to the extent that any Borrower has agreed to answer for the Obligations of another Borrower or has granted a lien or security interest in Collateral to secure the Obligations of another Borrower. Conversely, the consents, waivers, and agreements of the Borrowers that are contained in the balance of this Section
12.17 shall not be applicable to the direct Obligations of a Borrower with respect to credit extended directly to such Borrower, and shall not be applicable to security interests or liens on Collateral of a Borrower given to directly secure direct Obligations of such Borrower where no aspect of guaranty or suretyship is involved. Each Borrower consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower, in accordance with the terms of the Loan Documents:
(a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Borrower, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof, (d) accept partial payments on the Obligations; (e) receive and hold additional security or guarantees for the Obligations or any part thereof, (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Lenders in their sole and absolute discretion may determine; (g) release any other Person (including, without limitation, any other Borrower) from any personal liability with respect to the Obligations or any part thereof, (h) with respect to any Person other than such Borrower (including, without limitation, any other Borrower), settle, release on terms satisfactory to the Lenders or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any other Borrower or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

            Upon the occurrence and during the continuance of any Event of Default, Agent and the Lenders may enforce the Loan Documents independently as to each Borrower and independently of any other remedy Agent or the Lenders at any time may have or hold in connection with the Obligations, and it shall not be necessary for Agent or the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement or any other Loan Documents. Each Borrower expressly waives any right to require Agent or the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that Agent and the Lenders may proceed against Borrowers or any Collateral in such order as they shall determine in their sole and absolute discretion.

            Agent and the Lenders may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees, for itself, that Agent, any Lender and any other Borrower, or any Affiliate of any other Borrower (other than such Borrower itself), may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Borrower of the Loan Documents.

            Agent's and the Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Agent or the Lenders (including, without limitation, the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non-appealable), or pursuant to a good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action (such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee, or similar avoiding powers), and without requiring Agent or the Lenders to oppose or litigate avoidance or recovery demands or actions that it believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights of Agent or the Lenders created or granted herein and the enforceability of the Loan Documents at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

            To the maximum extent permitted by applicable law, each Borrower, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Obligations or with respect to the enforceability of Agent's security interest in or Encumbrance on any collateral securing any of the Obligations (including, without limitation, the Collateral), (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (d) any failure of Agent to give notice of sale or other disposition of Collateral to any other Borrower or any other Person other than such waiving Borrower, or any defect in any notice that may be given to any other Borrower for any other Person other than such waiving Borrower, in connection with any sale or disposition of any collateral securing the Obligations or any of them (including, without limitation, the Collateral), (e) any failure of Agent to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligations that is owned by another Borrower or by any other Person other than such waiving Borrower, including any failure of Agent to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Obligations, (f) any act or omission of Agent or others that directly or indirectly results in or aids the discharge or release of any other Borrower, or the Obligations of any other Borrower, or any security or guaranty therefor, by operation of law or otherwise, or (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation. Until such time, if any, as all of the Obligations (other than contingent Obligations and indemnities which survive repayment of the Loans) have been paid and performed in full and no portion of any commitment of the Lenders to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that Collateral Agent now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by Agent. Except to the extent expressly provided for in any Loan Document, each Borrower expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Obligations.

            In the event that all or any part of the Obligations at any time should be or become secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes Agent, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand except as is or may be expressly required by the terms of any Loan Document or by the provisions of any applicable law, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or non-judicial sale, without affecting or diminishing, except to the extent of the effect of the application of the proceeds realized therefrom, and except to the extent mandated by any non-waivable provision of applicable law, the Obligations of any Borrower (other than the Obligations of a grantor of a foreclosed deed of trust, mortgage, or other instrument, to the extent, if any, that applicable law affects or diminishes the Obligations of such grantor), the enforceability of this Agreement or any other Loan Document, or the validity or enforceability of any remaining security interests or liens of, or for the benefit of, the Lenders and Agent on any Collateral.

            Each Borrower hereby agrees to keep each other Borrower fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Borrower hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Borrower, and of the ability of each other Borrower to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Borrower hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Lenders and Agent shall have no duty to inform any Borrower of any information pertaining to the business, affairs, finances, or financial condition of any other Borrower, or pertaining to the ability of any other Borrower to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Borrowers to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Borrowers. To the fullest extent permitted by applicable law, each Borrower hereby expressly waives any duty of the Lenders and Agent to inform any Borrower of any such information.

            Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, or otherwise adversely affect rights that Borrowers otherwise may have against other Borrowers, Lenders, Agent, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein is determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

            12.18 Amendment and Restatement.

            Agreement amends and restates in full that certain Sixth Amended and Restated Loan and Security Agreement dated September 27, 2000, among the Borrowers and Fleet Capital Corporation, as a lender and as agent for the lenders referenced therein (the "September 2000 Agreement"). On the Effective Date, all loans outstanding under the September 2000 Agreement shall become Revolving Credit Loans to the Borrowers under this Agreement, of the same type and amount, and the Revolving Credit Loans by each of the Lenders shall be adjusted according to their Revolving Loan Percentage.

            IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                   RESTORATION HARDWARE, INC., the Lead Borrower



                                   By:     /s/ Kevin W. Shahan
                                       -----------------------------------------
                                   Name:   Kevin W. Shahan
                                         ---------------------------------------
                                   Title:  VP/CFO
                                          --------------------------------------


                                   THE MICHAELS FURNITURE COMPANY, a Borrower



                                   By:     /s/ Thomas M. Bazzone
                                       -----------------------------------------
                                   Name:   Thomas M. Bazzone
                                         ---------------------------------------
                                   Title:  Director
                                          --------------------------------------


                                   FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Agent and as a Lender



                                   By:     /s/ Matthew R. Van Steenhuyse
                                       -----------------------------------------
                                   Name:   Matthew R. Van Steenhuyse
                                         ---------------------------------------
                                   Title:  Senior Vice President
                                          --------------------------------------


                                   THE CIT GROUP/BUSINESS CREDIT, as the
                                   Co-Administrative Agent and as a Lender



                                   By:     /s/ James J. Karnowski
                                       -----------------------------------------
                                   Name:   James J. Karnowski
                                         ---------------------------------------
                                   Title:  VP
                                          --------------------------------------

                                   APPENDIX A

                               GENERAL DEFINITIONS

                  When used in the Seventh Amended and Restated Loan Agreement and Security Agreement dated as of November 26, 2002, by and among Fleet Capital Corporation, individually and as Agent, the other financial institutions which are or become parties thereto, Restoration Hardware, Inc. and The Michaels Furniture Company,(a) the terms Account, Certificated Security, Chattel Paper, Deposit Account, Document, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Security, Proceeds, Security Entitlement, Uncertificated Security, Commercial Tort Claims, Electronic Chattel Paper, Health-Care-Insurance Receivables, Letter-of-Credit Rights, Payment Intangibles, Software, Supporting Obligations and Tangible Chattel Paper have the respective meanings assigned thereto in the UCC (as defined below); (b) all terms indicating Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrowers or in which Borrowers now have or hereafter acquire any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  "Account Debtor" - any Person who is or may become obligated on or under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

                  "Affiliate" - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

                  "Agent" - Fleet Capital Corporation in its capacity as agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11.

                  "Aggregate Percentage" - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Revolving Loan Commitment divided by (ii) the aggregate of all Revolving Loan Commitments.

                  "Agreement" - the Seventh Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

                  "Applicable Margin" - the percentages set forth below with respect to the Base Rate Revolving Portion and the LIBOR Revolving Portion:

                Actual EBITDA for the Prior Twelve     LIBOR           Base Rate
                Months                                 Revolving       Revolving
                                                       Portion         Portion
--------------------------------------------------------------------------------
Tier I          > $25,000,000                           1.75%           1.00%
Tier II         > $20,000,000 <= $25,000,000            2.00%           1.00%
Tier III        > $17,500,000 <= $20,000,000            2.25%           1.00%
Tier IV         > $15,000,000 <= $17,500,000            2.50%           1.25%
Tier V          > $12,500,000 <= $15,000,000            2.75%           1.50%
Tier VI         > $10,000,000 <= $12,500,000            3.00%           1.75%
Tier VII        <= $10,000,000                          3.25%           2.00%

                  In calculating EBITDA for the prior twelve months for purposes of the above grid, EBITDA shall include, in the sole and complete discretion of the Agent, one - time non - cash additions that are not offset by future cash charges. The interest rate shall be adjusted based on the Borrowers' fiscal quarter-end financial statements, effective immediately upon such determination by the Agent, which shall be made promptly following receipt of such financial statements. Notwithstanding the foregoing, but subject to Section 2.1.2, interest shall accrue at the rate set pursuant to Tier V of the foregoing grid through February 1, 2003.

                  "Appraised Inventory Liquidation Value" - The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' and Canadian Affiliate's Inventory obtained by the Agent, to reflect the appraiser's estimate of the net realization on the liquidation of the Cost of the Borrowers' and Canadian Affiliate's Inventory.

                  "Availability" - the amount of additional money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers), the LC Amount and any Availability Reserves is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

                  "Availability Reserves" - such reserves as the Agent from time to time determines in the Agent's reasonable discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                  (i) Rent (based upon past due rent and/or whether or not a landlord's waiver, acceptable to the Agent, has been received by the Agent) (initially which shall be 2 months rent for each location located in a Landlord State).

                  (ii) Customer Credit Liabilities (initially which shall be 50% of the amount for such items as reflected on the Borrowers' general ledger).

                  (iii) Past due taxes and other governmental charges, including ad valorem, personal property, and other taxes which might have priority over the interests of Agent in the Collateral.

                  (iv) Import Landing Costs (initially which shall be 50% of such amount as reflected on the Borrowers' stock ledger).

                  (v) Landing Costs (initially which shall be 50% of 15% of Eligible Prepaid Inventory).

                  (vi) Deposits on special orders equal to 100% of total special order deposit amounts as reflected on the Borrowers' balance sheet.

                  (vii) Payables (based upon payables which are past the Borrowers' historical payment terms consistent with past practices).

                  (viii) Additional reserves related to matters particular to Canadian Assets, including, without limitation, ad valorem taxes.

                  (ix) Foreign exchange contracts in an amount established in the Agent's discretion.

                  "Bank" - Fleet National Bank.

                  "Base Rate" - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

                  "Base Rate Advance" - any Loan bearing interest computed by reference to the Base Rate.

                  "Base Rate Revolving Portion" - that portion of the Revolving Credit Loans that is subject to interest computed by reference to the Base Rate.

                  "Borrowing Base" - as at any date of determination thereof, an amount equal to the lesser of:

                  (i) the Revolving Credit Maximum Amount; and

                  (ii) the result of the following:

                  (A) The Cost of Eligible Inventory (excluding Eligible Letter of Credit Inventory) of the Lead Borrower (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate, not to exceed the applicable Inventory Appraisal Cap plus

                  (B) The Cost of Eligible Letter of Credit Inventory of the Lead Borrower (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate plus

                  (C) The Cost of Eligible Inventory (excluding Eligible Letter of Credit Inventory) of the Canadian Affiliate (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate, not to exceed the applicable Inventory Appraisal Cap, which, together with the result of subsection (ii)(D) below, shall not exceed $1,500,000.00 plus

                  (D) The Cost of Eligible Letter of Credit Inventory of the Canadian Affiliate (net of Inventory Reserves) multiplied by the applicable Inventory Advance Rate, which, together with the result of subsection (ii)(C) above, shall not exceed $1,500,000.00 plus

                  (E) The product of the Cost of Eligible Inventory of Michaels (net of Inventory Reserves) multiplied by 25%, which, together with the result of subsection (ii)(F) below shall not exceed $2,000,000.00 plus

                  (F) The product of the face amount of Eligible Accounts of Michaels (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the result of subsection (ii)(E) above, shall not exceed $2,000,000.00 plus

                  (G) The product of the face amount of Eligible Credit Card Receivables of the Lead Borrower (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the result of subsection (ii)(H) below, shall not exceed $5,000,000.00 plus

                  (H) The product of the face amount of Eligible Credit Card Receivables of the Canadian Affiliate (net of Receivables Reserves) multiplied by the applicable Receivables Advance Rate, which, together with the results of subsection (ii)(G) above, shall not exceed $5,000,000.00.

         Provided, however, as of the Effective Date, Agent does not have a perfected security interest in the Canadian Assets and the Canadian Inventory, therefore, until such time as the Agent's security interest becomes perfected, the amounts in subsections (ii)(C), (D) and (H) shall not be included in the Borrowing Base calculation.

                  "Borrowing Base Certificate" - a certificate by a responsible officer of Borrowers, in a form acceptable to Agent setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to the Borrowers, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                  "Business Day" - (i) when used with respect to the LIBOR Option, shall mean a day on which dealings may be effected in deposits of United States Dollars in the London interbank foreign currency deposits market and on which Agent is conducting and other banks may conduct business in London, England or in the State of California and (ii) when used with respect to any other provision of the Agreement, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are closed.

                  "Canadian Affiliate" - Restoration Hardware Canada, Incorporated.

                  "Canadian Assets" - the presently existing or hereafter arising assets of the Canadian Affiliate.

                  "Canadian Inventory" - the Inventory of the Canadian
Affiliate.

                  "Capital Expenditures" - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  "Capitalized Lease Obligation" - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Change in Control" - the occurrence of any of the following:

                  (a) the failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all of the other Borrowers;

                  (b) the occurrence of any event or circumstance such that the Lead Borrower does not have the power to elect all directors of all other Borrowers; or

                  (c) the acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission), directly or indirectly, of 40% or more of the issued and outstanding capital stock of the Lead Borrower having the right to vote for the election of directors of the Lead Borrower or other than Palladin, Reservoir or Gary Friedman; or

                  (d) Directors who served as directors of the Lead Borrower on October 1, 2002 (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Lead Borrower; provided that any individual nominated by The Palladin Capital Group, Inc. or Reservoir Capital Group, Inc. to fill a seat held by a prior nominee of The Palladin Capital Group, Inc. or Reservoir Capital Group, Inc. shall be considered to be a member of the Incumbent Board.

                  "Collateral" - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

                  "Computer Hardware and Software" - all of Borrowers' rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i),
(ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

                  "Consolidated" - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  "Contract Right" - any right of Borrowers to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  "Cost" - the lower of

                  (a) the calculated cost of Inventory purchases, as determined from invoices received by Borrowers and reflected in Borrowers' purchase journal or stock ledger, based upon Borrowers' accounting practices in effect on the date hereof; and

                  (b) the cost equivalent of the lowest ticketed or promoted price at which the subject Inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on Borrowers' accounting system), determined in accordance with the lower of cost or market method of accounting and reflecting Borrowers' historic business practices.

                  "Cost" does not include Inventory capitalization costs or other non-purchase price charges (such as freight and UNICAP) used in Borrowers' calculation of cost of goods sold.

                  "Credit Card Receivables" - Accounts due on a non-recourse basis from major credit card processors.

                  "Current Assets" - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  "Default" - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  "Default Rate" - as defined in subsection 2.1.2 of the Agreement.

                  "Derivative Obligations" - every obligation of a Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

                  "Distribution" - in respect of any Person means and includes:
(i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

                  "Dominion Account" - a special bank account or accounts of Agent established by Borrowers pursuant to subsection 6.2.4 of the Agreement at a bank selected by Borrowers, but acceptable to Agent in its sole discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

                  "EBITDA" - The Borrowers' Consolidated earnings (excluding extraordinary gains and gains from the sale of assets other than in the ordinary course of business) before interest, taxes, depreciation, amortization and other non-cash charges properly deducted in determining earnings in accordance with GAAP, each as determined in accordance with GAAP.

                  "Effective Date" - November 26, 2002.

                  "Eligible Account" - such of Michaels' Accounts arising in the ordinary course of the business of Michaels from the sale of goods or rendition of services by Michaels which Agent, in its reasonable credit judgment, deems to be an Eligible Account and subject to Agent's right to establish Reserves therefor.

                  "Eligible Credit Card Receivables" - Credit Card Receivables (which, if due on account of a private label credit card program, are deemed in the reasonable credit judgment of the Agent to be eligible) which accounts have been outstanding for no more than four Business Days, which are subject to agreements with the applicable credit card clearinghouse satisfying the terms and conditions of Section 6.5 and otherwise are satisfactory in form and substance to the Agent and as to which the Agent has a perfected security interest that is prior and superior to all claims and all Liens (other than Permitted Liens, subject to the Agent's right to establish Reserves therefor).

                  "Eligible In Transit Inventory" - That portion of the Lead Borrower's Inventory (without duplication of Eligible Inventory or Eligible Letter of Credit Inventory) for which the Lead Borrower has paid, title to which passed to the Lead Borrower, and which has been shipped from a foreign location to the Lead Borrowers' warehouse provided that

                  (i) Such Inventory is of such types, character, qualities and quantities as the Agent in its reasonable discretion from time to time determines to be Eligible Inventory;

                  (ii) The documents which relate to such shipment name the Agent as consignee of the subject Inventory and, if required by the Agent, the Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a customs brokers agreement to the Agent); and

                  (iii) Such Inventory has not yet been delivered to the Lead Borrower's warehouse and has been in transit from the applicable foreign location for no more than 45 calendar days.

                  "Eligible Inventory" - Inventory of Borrowers and Canadian Affiliate (other than packaging materials and supplies, tooling, samples and literature) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (i) it is not raw materials, work in process that is readily marketable in its current form or finished goods;

                  (ii) it is not in good, new and saleable condition; or

                  (iii) it is slow-moving, obsolete or unmerchantable; or

                  (iv) it does not meet all standards imposed by any governmental agency or authority; or

                  (v) it does not conform in all respects to any covenants, warranties and representations set forth in the Agreement; or

                  (vi) it is not at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                  (vii) it is not Eligible In Transit Inventory; or

                  (viii) it is Michaels' supply and label Inventory; or

                  (ix) it is not otherwise acceptable to Agent in its reasonable credit judgment.

                  "Eligible Letter of Credit Inventory" - That portion of Inventory of a Person (without duplication of Eligible Inventory and Eligible Prepaid Inventory), the purchase of which is supported by a documentary Letter of Credit then having an initial expiry of 60 days or less days provided that

                  (a) Such Inventory is of such types, character, qualities and quantities as the Agent in its reasonable discretion from time to time determines to be Eligible Inventory;

                  (b) The documentary Letter of Credit which relate to such shipment name the Agent as consignee of the subject Inventory and Agent has control over the documents which evidence ownership of the subject Inventory such as by providing a customs brokers agreement to the Agent); and

                  (c) Such Inventory has not yet been delivered to such Person's warehouse and has been in transit from the applicable foreign location for no more than 45 calendar days.

                  "Eligible Prepaid Inventory" - That portion of the Lead Borrower's Inventory which consists of Eligible In Transit Inventory and Eligible Letter of Credit Inventory.

                  Eligible Prepaid Inventory shall not include Inventory that has been received by Borrowers at Borrowers' warehouse or distribution center located in the United States and recorded in Borrowers' stock ledger.

                  "Environmental Laws" - all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to pollution or the protection of the environment.

                  "Equipment" - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in the operations of Borrowers or any of its Subsidiaries or owned by Borrowers or any of its Subsidiaries or in which Borrowers or any of its Subsidiaries has an interest, whether now owned or hereafter acquired by Borrowers or any of its Subsidiaries and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                  "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  "Event of Default" - as defined in Section 10.1 of the Agreement.

                  "Fiscal Year 2001" - as defined in Section 8.2.8.

                  "Fiscal Year 2002" - as defined in Section 8.2.8.

                  "Fiscal Year 2003" - as defined in Section 8.2.8.

                  "Foreign Exchange Facility" - as defined in Section 1.6.

                  "GAAP" - generally accepted accounting principles in the United States of America in effect from time to time.

                  "Gross Margin" - with respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the cost method of accounting):

                      Net Sales (Minus) Cost of Goods Sold
                      ------------------------------------
                                    Net Sales

                  "Guarantor" - means any Subsidiary of Borrowers that executes a guaranty of the Obligations in favor of Agent and Lenders.

                  "Hazardous Materials" - Any (a) hazardous materials, hazardous waste, hazardous or toxic substances or petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

                  "Import Landing Costs" - to the extent not included in the stated amount of a Letter of Credit, Landing Costs for Inventory, the purchase of which is supported by such Letter of Credit, or customs, duty, freight, and other out-of-pocket costs and expenses that will be expended to "land" in transit Inventory and which is not included in invoices for prepaid Inventory.

                  "Indebtedness" - as applied to a Person means, without duplication:

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

                  (ii) all obligations of other Persons which such Person has guarantied;

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

                  (iv) Derivative Obligations; and

                  (v) in the case of Borrowers (without duplication), the Obligations.

                  "Intellectual Property" - all past, present and future: trade secrets, know - how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptions, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

                  "Interest Period" - as applicable to any LIBOR Advance, a period commencing on the date a LIBOR Advance is made, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrowers; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Advance relates; (ii) there remains a minimum of one
(1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrowers selects) in the Term; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

                  "Inventory Advance Rate" - The following percentages during the periods indicated in the chart below:

                                                        Canadian
                                     Lead Borrower     Affiliate
          Period                       Percentage      Percentage
          ------                     -------------     ----------
December 25th - July 31st                 68%             61.2%
August 1st - December 24th                72%             64.8%

                  "Inventory Appraisal Cap" - (i) Eighty-Five Percent (85%) of the Appraised Inventory Liquidation Value for Inventory of the Lead Borrower, plus (ii) Seventy-Six and One-Half Percent (76.5%) of the Appraised Inventory Liquidation Value for Inventory of the Canadian Affiliate.

                  "Inventory Reserves" - such Reserves as may be established from time to time by Agent in Agent's reasonable discretion with respect to the determination of the saleability, at liquidation, of the Eligible Inventory or which reflect such other factors as affect the liquidation value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                  (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                  (ii) Seasonality.

                  (iii) Shrinkage, which initially shall be the amount equal to that percentage of actual shrink in excess of the percentage accrued by the Borrowers.

                  (iv) Imbalance.

                  (v) Change in Inventory character.

                  (vi) Change in Inventory composition.

                  (vii) Change in Inventory mix.

                  (viii) Markdowns (both permanent and point of sale).

                  (ix) Retail mark ons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

                  (x) Damaged goods.

                  (xi) Consigned goods.

                  (xii) Any non-merchandise Inventory (such as labels, bags, and packaging materials).

                  (xiii) Return to vendor merchandise.

                  (xiv) Packaways.

                  (xv) RAW Inventory (i.e. Inventory delivered to vendors on a temporary basis for such work as assembly).

                  (xvi) Catalogue photo sample Inventory.

                  (xvii) Inventory subject to open Letters of Credit.

                  (xviii) Inventory owned by the Canadian Affiliate.

                  Agent reserves the right to increase or to establish additional Inventory Reserves upon one Business Day's written notice to the Lead Borrower. If the Lead Borrower desires to challenge an increased or additional Inventory Reserve, it may request Agent to obtain an updated Inventory appraisal (conducted at Borrowers' expense) by providing a written request to Agent within two Business Days of the notice by the Agent of the increased or additional Inventory Reserve. Agent shall instruct the appraisal firm to conduct an appraisal diligently, with a target completion of no more than two weeks. Agent will make appropriate adjustments (if any) in the Inventory Reserves based on such updated Inventory appraisal. Notwithstanding the foregoing, all increased or additional Inventory Reserves will be binding pending completion of the updated appraisal. Any appraisals obtained pursuant to this paragraph shall be in addition to appraisals obtained by Agent pursuant to Section 6.3.

                  Any Event of Default that directly results from the imposition of increased or additional Inventory Reserves pursuant to the paragraph above shall be deemed cured in the event such Event of Default would not have existed based upon the adjusted Inventory Reserves based upon the results of the updated appraisal.

                  "Landing Costs" - customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" in transit Inventory, without duplication of Import Landing Costs.

                  "Landlord State" - initially Washington, Virginia, and Pennsylvania and such other states in which a landlord's claim for rent has priority over the Liens of the Agent in the Collateral.

                  "LC Amount" - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding plus the face amount of any outstanding bankers' acceptances arising out of drawings under such Letters of Credit, without duplication.

                  "LC Guaranty" - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrowers of its reimbursement obligation under any letter of credit.

                  "LC Obligations" - any Obligations that arise from any draw against any Letter of Credit or against any Letter of Credit supported by an LC Guaranty, including any bankers' acceptances that arise from any draw against any Letter of Credit or that arise from any requirement to cash collateralize any LC Amount.

                  "Lease" - any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

                  "Letter of Credit" - any standby, documentary or usance letter of credit issued by Agent or any Affiliate of Agent for the account of Borrowers.

                  "LIBOR" - as applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the date that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Agent. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the date that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                  "LIBOR Advance" - any Loan bearing interest computed by reference to the LIBOR.

                  "LIBOR Interest Payment Date" - the first day of each calendar month during and immediately following the applicable Interest Period.

                  "LIBOR Revolving Portion" - that portion of the Revolving Credit Loans that is subject to interest computed by reference to the LIBOR.

                  "Lien" - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  "Loan Account" - the loan account established on the books of Agent pursuant to Section 3.6 of the Agreement.

                  "Loan Documents" - the Agreement, the Other Agreements and the Security Documents.

                  "Loans" - all loans and advances of any kind made by Agent or any Lender (or by any Affiliate of Fleet) pursuant to the Agreement.

                  "London Banking Day" - any date on which commercial banks are open for business in London, England.

                  "Majority Lenders" - as of any date, Lenders holding 66 2/3% of the Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments, Lenders holding 66 2/3% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are 2 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

                  "Material Adverse Effect" - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrowers and their Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of any Borrower or any of their Subsidiaries to perform its obligations hereunder or under any Loan Document.

                  "Money Borrowed" - means, without duplication, (i) Indebtedness arising from the lending of money by any Person to any Borrower or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any of its Subsidiaries, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iv) hereof, if owed directly by any Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables or accrued expenses.

                  "Mortgages" - All mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

                  "Multiemployer Plan" - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Net Availability" - Availability less amounts needed to bring trade payables, accrued expenses, and rents within normal terms (excluding those amounts for which a bona fide dispute exists in the ordinary course of business), in each case as determined by Agent in its discretion; provided that, in so exercising its discretion: (i) during the period between January 26 and July 31, inclusive, of each year, Agent's determination of what constitutes normal terms for trade payables shall be at least fifty (50) days from the invoice date in the aggregate for outstanding trade payables; and (ii) during the period between August 1 and January 25, inclusive, of each year, Agent's determination of what constitutes normal terms for trade payables shall be at least sixty - five (65) days from the invoice date in the aggregate for outstanding trade payables.

                  "Net Capital Expenditures" - Capital Expenditures net of actual cash received from landlords for tenant improvements relating to the Borrowers' leased store locations.

                  "Notes" - the Revolving Notes and the Swing Line Note.

                  "Obligations" - all Loans, all LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to any Lender or Agent, for its own benefit and the benefit of the Lenders, or from Borrowers to Bank or to any other affiliate of Fleet, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Derivative Obligations owing to Agent, any Lender or Bank.

                  "Organizational I.D. Number" - with respect to Borrowers or any Subsidiary of Borrowers, the organizational identification number assigned to Borrowers or such Subsidiary by the applicable governmental unit or agency of the jurisdiction of organization of Borrowers or such Subsidiary.

                  "Other Agreements" - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrowers, any Subsidiary of Borrowers or any other third party and delivered to Agent in respect of the transactions contemplated by the Agreement.

                  "Overadvance" - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans, plus the LC Amount, plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, plus reserves, exceeds the Borrowing Base.

                  "Permitted Liens" - any Lien of a kind specified in subsection
8.2.5 of the Agreement.

                  "Permitted Purchase Money Indebtedness" - Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien.

                  "Person" - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Plan" - an employee benefit plan now or hereafter maintained for employees of Borrowers or any of its Subsidiaries that is covered by Title IV of ERISA.

                  "Projections" - Borrowers' forecasted Consolidated (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with the historical financial statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

                  "Property" - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Protective Advances" - means expenditures by the Agent undertaken in the Agent's discretion to (i) protect or preserve any Liens granted pursuant to Section 5, (ii) protect or preserve any rights upon an Event of Default, or (iii) facilitate a liquidation in the pursuit of remedies under
Section 10.

                  "Purchase Money Indebtedness" - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, provided that such Indebtedness does not exceed 100% of the purchase price of such fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 20 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

                  "Purchase Money Lien" - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

                  "Receivables Advance Rate" - (i) in the case of Eligible Accounts; Eighty-Five Percent (85%); (ii) in the case of Eligible Credit Card Receivables of the Lead Borrower,

Eighty-Five Percent (85%); and (iii) in the case of Eligible Credit Card Receivables of the Canadian Affiliate, Seventy-Five Percent (75%).

                  "Receivables Reserves" - such Reserves as may be established from time to time by Agent, in Agent's reasonable discretion based upon the Agent's determination of the collectibility in the ordinary course and of the creditworthiness of the Eligible Accounts. Without limiting the generality of the foregoing, Receivables Reserves may include (but are not limited to) reserves based on the following:

                  (i) The aggregate of all Accounts which are more than 90 days past invoice or are due or unpaid for more than 60 days from the due date.

                  (ii) The aggregate of all Accounts for which 25% or more of Accounts from the Account Debtor are deemed subject to reserves hereunder or not deemed Eligible Accounts.

                  (iii) That portion of Eligible Accounts owed by any Account Debtor which exceed ten percent (10%) of all Eligible Accounts.

                  (iv) The aggregate of all Accounts which arise out of the sale by the Borrowers of goods consigned or delivered to the Borrowers or to an Account Debtor on sale or return terms (whether or not compliance has been made with the applicable provisions of Article 2 of the Uniform Commercial Code).

                  (v) The aggregate of all Accounts which arise out of any sale made on a basis other than upon terms usual to the business of Borrowers.

                  (vi) The aggregate of all Accounts which arise out of any sale made on a "bill and hold," dating, or delayed shipping basis.

                  (vii) The aggregate of all Accounts which are owed by any Account Debtor whose principal place of business is not within the continental United States.

                  (viii) The aggregate of all Accounts which are owed by any Affiliate.

                  (ix) The aggregate of all Accounts to the extent that the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback as determined by the Agent in its discretion.

                  (x) The aggregate of all Accounts which are evidenced by a promissory note or other documentation evidencing modified payment terms.

                  (xi) The aggregate of all Accounts which are owed by any Person employed by, or a salesperson of, Borrowers.

                  (xii) The Account Debtor is also a Michaels creditor or supplier, and the Account Debtor has disputed liability with respect to such Account, and the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to

Michaels, or the Account otherwise is or may become subject to any right of setoff by an Account Debtor who is also a Michaels creditor or supplier.

                  (xiii) The goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account or the Account does not otherwise represent a final sale.

                  (xiv) There exists any agreement with the Account Debtor for any deduction therefrom, including finance charges and reserves for rebates and advertising, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to the Account.

                  "Relocation Sales" - the Lead Borrower's liquidation, through sales, of the Inventory and Equipment located at its Stores that it may close as provided in Section 8.2.6, as well as associated or otherwise excess Inventory located in related Warehouses.

                  "Reportable Event" - any of the events set forth in Section 4043(b) of ERISA.

                  "Reserves" - the following: Receivables Reserves, Availability Reserves, and Inventory Reserves.

                  "Reserve Percentage" the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Eurocurrency Liabilities" as defined in Regulation D.

                  "Restricted Investment" - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) investments by Borrowers, to the extent existing on the Closing Date, in one or more Subsidiaries of Borrowers;

                  (ii) Property to be used in the ordinary course of business;

                  (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrowers or any of their Subsidiaries;

                  (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                  (vii) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                  (viii) investments existing on the date hereof and listed on
Exhibit 8.2.12 hereto; and

                  (ix) investments otherwise expressly permitted pursuant to the Agreement.

                  "Retail" - the current ticket price aggregated by SKU of the Eligible Inventory, as reflected in Borrowers' Consolidated stock ledger except that to the extent that Eligible Inventory is not reflected in the stock ledger, "Retail" shall be determined using such Consolidated non - stock ledger inventory systems of Borrowers as Agent shall deem adequate for such purpose in its reasonable discretion.

                  "Revolving Credit Loan" - a Loan made by Lender pursuant to
Section 1.1 of the Agreement.

                  "Revolving Credit Maximum Amount" - $72,000,000.

                  "Revolving Loan Commitment" - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment pursuant to subsection 1.1 of the Agreement, as set forth below such Lender's name on the signature page hereof.

                  "Revolving Loan Percentage" - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

                  "Revolving Notes" - the notes to be executed by Borrowers on or about the Closing Date in favor of each Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

                  "Security" - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

                  "Security Documents" - the Mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  "Solvent" - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts discounted based on the likelihood of their having to be paid), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "Subject Lender" - as defined in Section 3.12.

                  "SwingLine Lender" - Fleet.

                  "SwingLine Loans" - as defined in Section 1.4.

                  "SwingLine Notes" - the Secured Promissory Notes to be executed by Borrowers in favor of SwingLine Lender to evidence the SwingLine Loans, which shall be in the form of Exhibit 1.4 to the Agreement, together with any replacement or successor notes therefor.

                  "Stores" - All of the Borrowers' present and future retail locations, including without limitation, those locations listed on Exhibit 6.1.1 as retail locations.

                  "Subsidiary" - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

                  "Term" - as defined in Section 4.1 of the Agreement.

                  "Total Credit Facility" - $72,000,000.

                  "Type of Organization" - with respect to Borrowers or any Subsidiary of Borrowers, the kind or type of entity by which Borrowers or such Subsidiary is organized, such as a corporation or limited liability company.

                  "UCC" - the Uniform Commercial Code as in effect in the State of California on the date of this Agreement, as the UCC may be amended or otherwise modified.

                  "Voting Stock" - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

                  "Other Terms". All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

                  "Certain Matters of Construction". The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

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                                TABLE OF CONTENTS

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
SECTION 1.          CREDIT FACILITY.........................................................................    1

         1.1        Revolving Credit Loans..................................................................    1

         1.2        Overadvances............................................................................    1

         1.3        Use of Proceeds.........................................................................    2

         1.4        SwingLine Loans.........................................................................    2

         1.5        Letters of Credit; LC Guaranties........................................................    3

         1.6        Foreign Exchange Facility...............................................................    4

SECTION 2.          INTEREST, FEES AND CHARGES..............................................................    4

         2.1        Interest................................................................................    4

                    2.1.1      Rates of Interest............................................................    4

                    2.1.2      Default Rate of Interest.....................................................    4

                    2.1.3      Maximum Interest.............................................................    4

         2.2        Computation of Interest and Fees........................................................    5

         2.3        Fee Letter..............................................................................    5

         2.4        Letter of Credit and LC Guaranty Fees...................................................    5

         2.5        Unused Line Fee.........................................................................    5

         2.6        Prepayment Fee..........................................................................    5

         2.7        Audit Fees..............................................................................    6

         2.8        Reimbursement of Expenses...............................................................    6

         2.9        Bank Charges............................................................................    6

         2.10       Collateral Protection Expenses; Inventories; Appraisals.................................    7

         2.11       Payment of Charges......................................................................    7

         2.12       Foreign Exchange Facility...............................................................    7

SECTION 3.          LOAN ADMINISTRATION.....................................................................    7

         3.1        Manner of Borrowing Revolving Credit Loans..............................................    7

                    3.1.1      Loan Requests................................................................    7

                    3.1.2      Disbursement.................................................................    7

                    3.1.3      Payment by Lenders...........................................................    8
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                    3.1.4      Authorization................................................................    8

                    3.1.5      LIBOR Advances...............................................................    8

                    3.1.6      Conversion of Base Rate Advances.............................................    8

                    3.1.7      Continuation of LIBOR Advances...............................................    9

                    3.1.8      Inability to Make LIBOR Advances.............................................    9

                    3.1.9      Letter of Credit and LC Guaranty Requests....................................    9

                    3.1.10     Method of Making Requests....................................................   10

         3.2        Payments................................................................................   10

                    3.2.1      Principal....................................................................   10

                    3.2.2      Interest.....................................................................   11

                    3.2.3      Costs, Fees and Charges......................................................   11

                    3.2.4      Other Obligations............................................................   11

                    3.2.5      Prepayment of LIBOR Advances.................................................   11

                    3.2.6      Application of Proceeds of Collateral and Payments after an Event of Default.   12

         3.3        Mandatory and Optional Prepayments......................................................   12

                    3.3.1      Proceeds of Sale, Loss, Destruction or Condemnation of Collateral............   12

                    3.3.2      LIBOR Advances...............................................................   13

         3.4        Application of Payments and Collections.................................................   13

         3.5        All Loans to Constitute One Obligation..................................................   13

         3.6        Loan Account............................................................................   14

         3.7        Statements of Account...................................................................   14

         3.8        Sharing of Payments, Etc................................................................   14

         3.9        Increased Costs.........................................................................   14

         3.10       Basis for Determining Interest Rate Inadequate or Unfair................................   16

         3.11       Lead Borrower as Borrowers' Agent.......................................................   16

         3.12       Replacement of a Lender.................................................................   16
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SECTION 4.          TERM AND TERMINATION....................................................................   17

         4.1        Term of Agreement.......................................................................   17

         4.2        Termination.............................................................................   17

                    4.2.1      Termination by Lenders.......................................................   17

                    4.2.2      Termination by Borrowers.....................................................   17

                    4.2.3      Effect of Termination........................................................   17

SECTION 5.          SECURITY INTERESTS......................................................................   18

         5.1        Security Interest in Collateral.........................................................   18

         5.2        Other Collateral........................................................................   19

                    5.2.1      Commercial Tort Claims.......................................................   19

                    5.2.2      Other Collateral.............................................................   19

         5.3        Lien Perfection; Further Assurances.....................................................   20

         5.4        Lien on Realty..........................................................................   20

SECTION 6.          COLLATERAL ADMINISTRATION...............................................................   20

         6.1        General.................................................................................   20

                    6.1.1      Location of Collateral.......................................................   20

                    6.1.2      Insurance of Collateral......................................................   21

                    6.1.3      Protection of Collateral.....................................................   22

         6.2        Administration of Accounts..............................................................   22

                    6.2.1      Records, Schedules and Assignments of Accounts...............................   22

                    6.2.3      Account Verification.........................................................   22

                    6.2.4      Maintenance of Dominion Account..............................................   23

                    6.2.5      Collection of Accounts, Proceeds of Collateral...............................   23

         6.3        Records and Reports of Inventory........................................................   23

         6.4        Administration of Equipment.............................................................   24

                    6.4.1      Records and Schedules of Equipment...........................................   24

                    6.4.2      Dispositions of Equipment....................................................   24

         6.5        Credit Card Receipts....................................................................   24
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SECTION 7.          REPRESENTATIONS AND WARRANTIES..........................................................   25

         7.1        General Representations and Warranties..................................................   25

                    7.1.1      Organization and Qualification...............................................   25

                    7.1.2      Power and Authority..........................................................   25

                    7.1.3      Legally Enforceable Agreement................................................   26

                    7.1.4      Capital Structure............................................................   26

                    7.1.5      Names........................................................................   26

                    7.1.6      Business Locations; Agent for Process........................................   26

                    7.1.7      Title to Properties; Priority of Liens.......................................   27

                    7.1.8      Accounts.....................................................................   27

                    7.1.9      Equipment....................................................................   28

                    7.1.10     Financial Statements; Fiscal Year............................................   28

                    7.1.11     Full Disclosure..............................................................   28

                    7.1.12     Solvent Financial Condition..................................................   28

                    7.1.13     Surety Obligations...........................................................   29

                    7.1.14     Taxes........................................................................   29

                    7.1.15     Brokers......................................................................   29

                    7.1.16     Patents, Trademarks, Copyrights and Licenses.................................   29
                    7.1.17     Governmental Consents........................................................   30

                    7.1.18     Compliance with Laws.........................................................   30

                    7.1.19     Restrictions.................................................................   30

                    7.1.20     Litigation...................................................................   30

                    7.1.21     No Defaults..................................................................   31

                    7.1.22     Leases.......................................................................   31

                    7.1.23     Pension Plans................................................................   31

                    7.1.24     Trade Relations..............................................................   31

                    7.1.25     Labor Relations..............................................................   32

                    7.1.26     Conduct of Business..........................................................   32
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                    7.1.27     Hazardous Materials..........................................................   32

                    7.1.28     No Margin Stock..............................................................   32

         7.2        Continuous Nature of Representations and Warranties.....................................   32

         7.3        Survival of Representations and Warranties..............................................   32

SECTION 8.          COVENANTS AND CONTINUING AGREEMENTS.....................................................   33

         8.1        Affirmative Covenants...................................................................   33

                    8.1.1      Visits and Inspections; Lender Meeting.......................................   33

                    8.1.2      Notices......................................................................   33

                    8.1.3      Financial Statements/Reporting Requirements..................................   33

                    8.1.4      Borrowing Base Certificates..................................................   36

                    8.1.5      Landlord, Processor and Storage Agreements...................................   36

                    8.1.6      Canadian Affiliate Financial Statements......................................   36

                    8.1.7      Projections..................................................................   36

                    8.1.8      Subsidiaries.................................................................   36

                    8.1.9      Hazardous Materials..........................................................   37

                    8.1.10     Deposit and Brokerage Accounts...............................................   37

         8.2        Negative Covenants......................................................................   37

                    8.2.1      Mergers; Consolidations; Acquisitions; Structural Changes....................   37

                    8.2.2      Loans........................................................................   37

                    8.2.3      Total Indebtedness...........................................................   38

                    8.2.4      Affiliate Transactions.......................................................   39

                    8.2.5      Limitation on Liens..........................................................   39

                    8.2.6      Store Closures...............................................................   40

                    8.2.7      Distributions................................................................   41

                    8.2.8      Capital Expenditures.........................................................   41

                    8.2.9      Disposition of Assets........................................................   41

                    8.2.10     Securities of Subsidiaries...................................................   41

                    8.2.11     Bill-and-Hold Sales, Etc.....................................................   41
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                    8.2.12     Restricted Investment........................................................   42

                    8.2.13     Subsidiaries and Joint Ventures..............................................   42

                    8.2.14     Tax Consolidation............................................................   42

                    8.2.15     Organizational Documents.....................................................   42

                    8.2.16     Fiscal Year End..............................................................   42

                    8.2.17     Additional Stores............................................................   42

         8.3        Specific Financial Covenants............................................................   43

SECTION 9.          CONDITIONS PRECEDENT....................................................................   43

         9.1        Documentation...........................................................................   43

         9.2        No Default..............................................................................   43

         9.3        Other Conditions........................................................................   44

         9.4        Representations and Warranties..........................................................   44

         9.5        No Litigation...........................................................................   44

         9.6        Material Adverse Effect.................................................................   44

SECTION 10.         EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.......................................   44

         10.1       Events of Default.......................................................................   44

                    10.1.1     Payment of Obligations.......................................................   44

                    10.1.2     Misrepresentations...........................................................   44

                    10.1.3     Breach of Specific Covenants.................................................   44

                    10.1.4     Breach of Other Covenants....................................................   45

                    10.1.5     Default Under Security Documents or Other Agreements.........................   45

                    10.1.6     Other Defaults...............................................................   45

                    10.1.7     Uninsured Losses.............................................................   45

                    10.1.8     Insolvency and Related Proceedings...........................................   45

                    10.1.9     Business Disruption; Condemnation............................................   45

                    10.1.10    Change in Control............................................................   46

                    10.1.11    ERISA........................................................................   46
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                    10.1.12    Challenge to Agreement.......................................................   46

                    10.1.13    Key Management...............................................................   46

                    10.1.14    Criminal Forfeiture..........................................................   46

                    10.1.15    Judgments....................................................................   46

         10.2       Acceleration of the Obligations.........................................................   47

         10.3       Other Remedies..........................................................................   47

         10.4       Set Off and Sharing of Payments.........................................................   48

         10.5       Remedies Cumulative; No Waiver..........................................................   49

SECTION 11.         THE AGENT...............................................................................   49

         11.1       Authorization and Action................................................................   49

         11.2       Agent's Reliance, Etc...................................................................   50

         11.3       Fleet and Affiliates....................................................................   51

         11.4       Lender Credit Decision..................................................................   51

         11.5       Indemnification.........................................................................   51

         11.6       Rights and Remedies to be Exercised by Agent Only.......................................   52

         11.7       Agency Provisions Relating to Collateral................................................   52

         11.8       Agent's Right to Purchase Commitments...................................................   53

         11.9       Right of Sale, Assignment, Participations...............................................   53

                    11.9.1     Sales, Assignments...........................................................   53

                    11.9.2     Participations...............................................................   54

                    11.9.3     Certain Agreements of Borrowers..............................................   54

                    11.9.4     Non U.S. Resident Transferees................................................   54

         11.10      Amendment...............................................................................   55

         11.11      Resignation of Agent; Appointment of Successor..........................................   56

SECTION 12.         MISCELLANEOUS...........................................................................   56

         12.1       Power of Attorney.......................................................................   56

         12.2       Indemnity...............................................................................   57

         12.3       Sale of Interest........................................................................   57
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         12.4       Severability............................................................................   57

         12.5       Successors and Assigns..................................................................   58

         12.6       Cumulative Effect; Conflict of Terms....................................................   58

         12.7       Execution in Counterparts...............................................................   58

         12.8       Notices.................................................................................   58

         12.9       Consent.................................................................................   59

         12.10      Credit Inquiries........................................................................   59

         12.11      Time of Essence.........................................................................   59

         12.12      Entire Agreement........................................................................   59

         12.13      Interpretation..........................................................................   59

         12.14      Confidentiality.........................................................................   60

         12.15      GOVERNING LAW; CONSENT TO FORUM.........................................................   60

         12.16      WAIVERS BY BORROWER.....................................................................   61

         12.17      Joint Borrower Provisions...............................................................   61

         12.18      Amendment and Restatement...............................................................   66
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
                         LIST OF EXHIBITS AND SCHEDULES


Exhibit 1.1       Form of Revolving Note
Exhibit 1.4       Form of SwingLine Note
Exhibit 3.1.10    Authorized Individuals of Lead Borrower
Exhibit 6.1.1     Business Locations
Exhibit 6.5       Credit Card Arrangements
Exhibit 7.1.1     Jurisdictions in which Borrowers and their Subsidiaries are
                    Authorized to do Business
Exhibit 7.1.4     Capital Structure
Exhibit 7.1.5     Names
Exhibit 7.1.13    Surety Obligations
Exhibit 7.1.14    Tax Identification Numbers of Subsidiaries
Exhibit 7.1.15    Brokers' Fees
Exhibit 7.1.16    Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.20    Litigation
Exhibit 7.1.22    Capitalized and Operating Leases
Exhibit 7.1.23    Pension Plans
Exhibit 7.1.24    Trade Relations
Exhibit 7.1.25    Collective Bargaining Agreements; Labor Controversies
Exhibit 8.1.3     Compliance Certificate
Exhibit 8.2.3     Existing Indebtedness
Exhibit 8.2.5     Permitted Liens
Exhibit 8.2.12    Permitted Investments
Exhibit 8.3       Financial Covenants
Exhibit 11.9.1    Form of Assignment Agreement


                         List of Exhibits and Schedules

                                   EXHIBIT 1.1

                             FORM OF REVOLVING NOTE


                              Exhibit 1.1 - Page 1

                                 REVOLVING NOTE

$40,000,000                                                    November __, 2002

     FOR VALUE RECEIVED, the undersigned, (collectively, the "Borrowers"), promise to pay to the order of FLEET CAPITAL CORPORATION, on the date when due in accordance with the Agreement referred to below, the aggregate principal amount of $40,000,000 or so much of such principal amount as shall be outstanding and unpaid on June 30, 2004 advanced to Borrowers as a Revolving Credit Loan by the Lenders under that certain Seventh Amended and Restated Loan and Security Agreement among Borrowers, FLEET CAPITAL CORPORATION ("Fleet"), individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., individually as a Lender and as Co-Administrative Agent, dated as of November 12, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined.

     This Revolving Note (the "Note") is the Revolving Note referred to in, and is issued pursuant to the Agreement and is entitled to all of the benefits and security of the Agreement. All of the terms, covenants and conditions of the Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Agreement.

     The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or LIBOR, as applicable, as more specifically provided in the Agreement. The interest due shall be computed in the manner provided in the Agreement.

     Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity there of shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any portion of the Revolving Credit Loans evidenced by this promissory note constitutes a LIBOR Advance, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.

     This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Agreement. Borrowers may also terminate the Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Agreement.

     Upon the occurrence and continuation of any one or more of the Events of Default specified in the Agreement which have not been cured by Borrowers or waived by Agent, Agent may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 10.1.8 of the Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent.

     Time is of the essence of this Note. Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent of any right or remedy preclude any other right or remedy. Agent, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Agent may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     BORROWERS WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS REVOLVING NOTE, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.


                                   RESTORATION HARDWARE, INC.

                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________


                                   THE MICHAELS FURNITURE COMPANY, INC.

                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________

                                 REVOLVING NOTE

$32,000,000                                                    November   , 2002

     FOR VALUE RECEIVED, the undersigned, (collectively, the "Borrowers"), promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC., on the date when due in accordance with the Agreement referred to below, the aggregate principal amount of $32,000,000 or so much of such principal amount as shall be outstanding and unpaid on June 30, 2004 advanced to Borrowers as a Revolving Credit Loan by the Lenders under that certain Seventh Amended and Restated Loan and Security Agreement among Borrowers, FLEET CAPITAL CORPORATION ("Fleet"), individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., individually as a Lender and as Co-Administrative Agent, dated as of November 12, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement," the terms defined therein being used herein as therein defined).

     This Revolving Note (the "Note") is the Revolving Note referred to in, and is issued pursuant to the Agreement and is entitled to all of the benefits and security of the Agreement. All of the terms, covenants and conditions of the Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Agreement.

     The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or LIBOR, as applicable, as more specifically provided in the Agreement. The interest due shall be computed in the manner provided in the Agreement.

     Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity there of shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any portion of the Revolving Credit Loans evidenced by this promissory note constitutes a LIBOR Advance, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.

     This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Agreement. Borrowers may also terminate the Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Agreement.

     Upon the occurrence and continuation of any one or more of the Events of Default specified in the Agreement which have not been cured by Borrowers or waived by Agent, Agent may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 10.1.8 of the Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent.

     Time is of the essence of this Note. Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent of any right or remedy preclude any other right or remedy. Agent, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Agent may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     BORROWERS WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS REVOLVING NOTE, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

                                        RESTORATION HARDWARE, INC.
                                        By:________________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                        THE MICHAELS FURNITURE COMPANY, INC.
                                        By:________________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                   EXHIBIT 1.4

                             FORM OF SWINGLINE NOTE


                              Exhibit 1.4 - Page 1

                                SWING LINE NOTE

$7,500,000                                                     November   , 2002

     FOR VALUE RECEIVED, the undersigned, (collectively, the "Borrowers"), promise to pay to the order of SwingLine Lender, on the date when due in accordance with the Agreement referred to below, the aggregate principal amount of $7,500,000 or so much of such principal amount as shall be outstanding and unpaid on June 30, 2004 advanced to Borrowers as a SwingLine Loan by the SwingLine Lender under that certain Seventh Amended and Restated Loan and Security Agreement among Borrowers, FLEET CAPITAL CORPORATION ("Fleet"), individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., individually as a Lender and as Co-Administrative Agent, dated as of November 12, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

     This SwingLine Note (the "Note") is the SwingLine Note referred to in, and is issued pursuant to the Agreement and is entitled to all of the benefits and security of the Agreement. All of the terms, covenants and conditions of the Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Agreement.

     The rate of interest in effect hereunder shall be calculated as provided in the Agreement. This interest due shall be computed in the manner provided in the Agreement.

     Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity there of shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Agreement. Borrowers may also terminate the Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Agreement.

     Upon the occurrence and continuation of any one or more of the Events of Default specified in the Agreement which have not been cured by Borrowers or waived by Agent, Agent may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 10.1.8 of the Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent.

     Time is of the essence of this Note. Borrowers hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent of any right or remedy preclude any other right or remedy. Agent, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Agent may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     BORROWERS WAIVE THE RIGHT TO TRIAL BY JURY BY ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS SWINGLINE NOTE, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

                                        RESTORATION HARDWARE, INC.
                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                        THE MICHAELS FURNITURE COMPANY,
                                        INC.
                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________

                                 EXHIBIT 3.1.10

                     AUTHORIZED INDIVIDUALS OF LEAD BORROWER


Carla Braunstein

Michael Pantano

Cindy Love

Vivian MacDonald

Kevin Shahan


                             Exhibit 3.1.10 - Page 1

                                  EXHIBIT 6.1.1

                               BUSINESS LOCATIONS

                  1. Borrowers currently have the following business locations, and no others:

Chief Executive Office: 15 Koch Road, Suite J, Corte Madera, CA 94925

Other Locations: See attached list

                  2. Borrowers maintain their books and records relating to Accounts and General Intangibles at: 15 Koch Road, Suite J, Corte Madera, CA 94925

                  3. Borrowers have had no office or location of business other than as set forth above, except: None

                  4. Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:  Restoration Hardware Canada, Inc.
                         Attn: James Bond
                         McCarthy Tetrault LLP
                         P.O. Box 10424, Pacific Centre
                         Suite 1300, 777 Dunsmuir Street
                         Vancouver, BC V7Y 1K2  Canada

Other Locations:       2555 Granville Street, #110, Vancouver, BC V6H3G7, Canada
                       2901 Bayview Avenue, North York, Ontario M2K1E6, Canada
                       2434 Yonge Street, Toronto, Ontario, M4P 2H4, Canada

Chief Executive Office:  The Michaels Furniture Company, Inc.
                         5849 88th Street, Sacramento, CA 95828

Other Locations:       5801 88th Street, Sacramento, CA 95828
                       5801 Alder Street, Sacramento, CA 95828
                       5800 88th Street, Sacramento, CA 95828

                  5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

     Restoration Hardware Canada, Inc. - 15 Koch Road, Suite J, Corte Madera, CA 94925
     The Michaels Furniture Company, Inc. - 5849 88th Street, Sacramento, CA
     95828

                  6. Each Subsidiary has had no office or location of business other than as set forth above, except: None


                             Exhibit 6.1.1 - Page 1

                  7. The following bailees, warehouseman, similar parties and consignees hold inventory of Borrowers or one of their Subsidiaries:

                  See attached list


                             Exhibit 6.1.1 - Page 2

                                EXHIBIT 6.1.1 #1
                                OTHER LOCATIONS

              STREET ADDRESS                                  COUNTY/CITY
-------------------------------------------------------------------------------------
15 Koch Road, Suite J                                Corte Madera, CA 94925

2391 W. Winton Ave                                   Hayward, CA  94945 (Dist.Cntr)

1565 N. MacArthur Drive                              Tracy, CA  95376  (Dist. Cntr)

8416 Kelso Drive                                     Baltimore, MD  21221 (Dist.Cntr)

417 Second Street                                    Eureka, CA  95501

3496 Blackhawk Plaza Circle, Space D1                Danville, CA  94506

401 Newport Ctr. Drive, Suite A201                   Newport Beach, CA  92680

1700 Redwood Highway                                 Corte Madera, CA  94925

1733 Fourth Street                                   Berkeley, CA  94710

315 NW 23rd Avenue                                   Portland, OR  97210

113 Hillsdale Mall, Space 1012                       San Mateo, CA  94403-3408

281 University Avenue                                Palo Alto, CA 94301-1714

127 W. Colorado Blvd                                 Pasadena, CA  91105-1924

2426 E. Camelback Rd                                 Phoenix, AZ  85016-4202

350 Old Orchard Center, Suite L12                    Skokie, Ill  60077

6100 Topanga Canyon Blvd, Suite 2340                 Woodland Hills, CA  91367

2800 West Big Beaver Rd, Suite R-236                 Troy, MI  48084

4091 Westheimer                                      Houston, TX  77027

1196 St. Louis Galleria                              Richmond Heights, MO  63117

8405 Park Meadows Cntr Drive, Ste C1                 Littleton, CO  80124

4853 W. 117th Street, #3400                          Leawood, KS  66211

3133 Knox Street                                     Dallas, TX  75205

12850 Memorial Dr., Suite 1130                       Houston, TX  77024

614 King Street                                      Alexandria, VA   22314

4635 University Village Plaza, NE                    Seattle, WA  98105

432 Mall Blvd                                        King of Prussia, PA  19406

120 Perimeter Ctr. W, Suite 200                      Atlanta, GA  30346

7926 Tysons Corner Center                            McLean, VA  22102

14006 Riverside Dr., Suite 245                       Sherman Oaks, CA  91423

Roosevelt Field Shopping Ctr., Ste 1121              Garden City, NY  11530

#1 Garden State Plaza Mall, Ste 1202                 Paramus, NJ  07652

3301 Veterans Memorial Blvd., Ste 36                 Metairie, LA  70002

519 Westfarms Mall, Suite C-224                      Farmington, CT  06032

10250 Santa Monica Blvd., Suite 54                   Los Angeles, CA  90067

6815-A Phillips Place Court                          Charlotte, NC  28210

255 East Basse Road, Suite 1040                      San Antonio, TX  78209

1500 Washington Rd., Suite 1105                      Pittsburgh, PA  15228

7007 Friars Road, Suite 860                          San Diego, CA  92108

1221 Third Street Promenade                          Santa Monica, CA  90401

131 N. La Cienega Blvd., Suite 667                   Los Angeles, CA  90048

791 Grand Avenue                                     St. Paul, MN  55105

711 S. Dakota Ave.                                   Tampa, FL  33606

4325 Glenwood Ave., Suite 145                        Raleigh, NC  27612

3393 Peachtree Rd., N.E., Suite 3142                 Atlanta, GA  30326

19575 Biscayne Blvd., Suite 751                      Aventura, FL  33180

215 Summit Blvd.                                     Birmingham, AL  35243

2000 N. Rock Road, Suite 118                         Wichita, KS 67206

1200 Morris Turnpike, Suite C-226                    Short Hills, NJ  07078

1552 Palisades Ctr Drive, Suite B-109                West Nyack, NY  10994

711 Boylston Street                                  Boston, MA  02116

3670 Galleria                                        Edina, MN  55435-4220

3535 US Route 1, Suite 600                           Princeton, NY  08540

1222 Wisconsin Ave., Northwest                       Washington, DC  20007

2126 Abbott Martin Road, Suite 265                   Nashville, TN  37215

8888 S.W. 136th Street, Suite 350                    Miami, FL  33176

390 Trolley Square                                   Salt Lake City, UT  84102

3000 E. 1st Ave., Suite B-114                        Denver, CO  80206

125 Westchester Ave., Space 2700                     White Plains, NY  10601

3101 PGA Blvd., Suite P209                           Palm Beach Gardens, FL  33410

47 E. Chicago Ave., Suite 120                        Naperville, Ill 60540

1460 Mt. Diablo Blvd.                                Walnut Creek, CA  94596

935 Broadway                                         New York, NY  10010

600 Pine Street, #120                                Seattle, WA  98101

300 Boylston Street                                  Chestnut Hill, MA  02467

4130 Main Street                                     Philadelphia, PA  19127

210 Andover Street                                   Peabody, MA  01960

239 Greenwich Ave.                                   Greenwich, CT  06830

7940 Citrus Park Town Center Mall                    Tampa, FL  33625

300 Monticello Ave., Space #209                      Norfolk, VA  23510

938 W. North Ave.                                    Chicago, Ill 60622

19 Oakbrook Center                                   Oakbrook, Ill 60523

52 Broad Street                                      Red Bank, NJ  07701

400 Park Ave. South, Suite 105                       Winter Park, FL  32789

4050 E. Thousand Oaks Blvd., Suite A                 Thousand Oaks, CA  91362

3964 Townsfair Way                                   Columbus, OH  43219

5217 Alpha Road                                      Dallas, TX  75240

85 Providence Place                                  Providence, RI  02903

8702 Keystone Crossing, Suite 118                    Indianapolis, Ind  46240

6401 Blue Bonnet Blvd., Suite 1144                   Baton Rouge, LA  70836

27000 Crown Valley Pkwy., #22B                       Mission Viejo, CA  92691

10300 Little Patuxent Pkwy., Ste 2925                Columbia, MD  21044

105 Southgate Plaza                                  Sarasota, FL  34239-6107

Marlton Specialty Ctr., Rte 73 S., Ste. L            Marlton, NJ  08053

3333 Buford Dr., Ste VB07                            Buford, GA  30519

710 State Street                                     Santa Barbara, CA  93101

6 E. Montgomery Avenue                               Ardmore, PA  19003-2401

76 Post Road East                                    Westport, CT  06880-3409

8001 S. Orange Blossom Trail, Ste. 1132              Orlando, FL  32809

3700 Rivertown Pkwy., Suite 1040                     Grandville, MI  49418

550 Deep Valley Dr., Suite 283                       Rolling Hills, CA  90274-3664

4704 Wyandotte Street                                Kansas City, MO  64112

1200 E. County Line Road, Suite 708                  Ridgeland, MS 39157

4405 LaJolla Village Dr., Suite I-5                  San Diego, CA  92122

10000 Research Blvd, Suite 133                       Austin, TX  78759-5854

1850 Second St., Suite 162                           Highland Park, Ill 60035-3114

1740 Utica Square                                    Tulsa, OK  74114

1 W. Flatiron Circle, Suite 2256                     Broomfield, CO  80021

2500 N. Mayfair Rd., M221, Suite 140                 Wauwatosa, WI  53226

2601 Preston Rd., Suite 1050                         Frisco, TX  75034-9434

15054 Scottsdale Rd., Ste 120                        Scottsdale, AZ  85254

River Park Square, 714 W Main Street                 Spokane, WA  99201

1515 Galleria Blvd, Suite 156                        Roseville, CA  95678

700 S Rosemary Ave, Suite 112                        W. Palm Beach, FL  33401

20530 N. Rand Rd, Ste 302                            Deer Park, Ill 60010

2855 Stevens Creek Blvd., Ste 1261                   Santa Clara, CA  95050

8030 Renaissance Pkwy., Ste 805,Bldg H               Durham, NC  27713

2555 Granville Street, #110                          Vancouver, BC V6H3G7 Can.

2901 Bayview Ave                                     North York, Ont M2K 1E6 Can.

2434 Yonge Street                                    Toronto, Ont M4P2H4 Canada

5849 88th Street                                     Sacramento, CA  95828

5801 88th Street                                     Sacramento, CA  95828

5800 88th Street                                     Sacramento, CA  95828

947 S 48th Street, Suite 121                         Tempe, AZ

6830 Washington Avenue                               Eden Prairie, MN

20 E. Cota St.  S.B., CA                             Santa Barbara, CA

13845 Welch Rd.                                      Farmers Branch, TX

18650 72nd Ave. South                                Kent, WA

110 3rd St. #E, Eureka, CA                           Eureka, CA

59 West Del Mar Blvd.,                               Los Angeles, CA

9610 Neils Thompson Dr. #100                         Austin, TX

3315 NW 26th St.                                     Portland, OR

1255 West Center Avenue                              Denver, CO

745 Boyleston Avenue                                 Boston, MA

Exhibit 6.1.1     Item #7

                                                                      ESTIMATED AMOUNT OF         OWNER OF
NAME AND ADDRESS OF PARTY               NATURE OF RELATIONSHIP        INVENTORY (AT COST          INVENTORY
-------------------------               ----------------------        ------------------          ---------
AMERICAN MOVING & STORAGE                 Third Party Warehouse            $700,000               Restoration
760 South Vail Avenue                                                                             Hardware
Montebello, CA  90640

RIDOL INC.                                Third Party Warehouse            $450,000               Restoration
6801 W. 66th Place                                                                                Hardware
Bedford Park, IL 60638

PROFESSIONAL INSTALLERS                   Third Party Warehouse             $55,000               Restoration
4285 Rider Trail North                                                                            Hardware
Suite 200
Earth City, MO  63045

AARDVARK MOVING COMPANY                   Third Party Warehouse            $110,000               Restoration
1012 D Jib Ct.                                                                                    Hardware
Lee's Summit, MO  64064

PURNELL DELIVERY SERVICE                  Third Party Warehouse            $165,000               Restoration
450 Horizon Dr.                                                                                   Hardware
Suwanee, GA  30024

HANOVER WAREHOUSE                         Third Party Warehouse            $750,000               Restoration
100 Central Ave. Bldg. 25                                                                         Hardware
South Kearney, NJ  07032

LOGISCO, INC.                             Third Party Warehouse             $55,000               Restoration
2322 North Tryon Street                                                                           Hardware
Charlotte, NC 28206

ALAMO RELOCATION & STORAGE                Third Party Warehouse             $55,000               Restoration
1113 E. Houston Street                                                                            Hardware
San Antonio, TX   78205

STARCK VAN LINES INC.                     Third Party Warehouse             $55,000               Restoration
12 Starck Drive                                                                                   Hardware
Burgettstown, PA  15021

PURNELL DELIVERY SERVICE                  Third Party Warehouse            $220,000               Restoration
Port 95 Industrial Center                                                                         Hardware
2860 SW 42nd St.
Fort Lauderdale, FL  33312

PEOPLE MOVERS (AKA PURPLE MOVING SYS.)    Third Party Warehouse             $55,000               Restoration
135 West Oxmoor Rd. Suite 315                                                                     Hardware
Homewood, AL  35209

                                                                      ESTIMATED AMOUNT OF         OWNER OF
NAME AND ADDRESS OF PARTY               NATURE OF RELATIONSHIP        INVENTORY (AT COST          INVENTORY
-------------------------               ----------------------        ------------------          ---------
THOMAS TRANSFER & STORAGE                 Third Party Warehouse             $55,000               Restoration
7701 E. Osie                                                                                      Hardware
Wichita, KS  67207

RAINBOW MOVERS                            Third Party Warehouse            $220,000               Restoration
176 Grove St.                                                                                     Hardware
Franklin, MA  02038

OZBURN-HESSEY LOGISTICS                   Third Party Warehouse             $55,000               Restoration
7355 Cockrill Bend Blvd.                                                                          Hardware
Nashville, TN  37209

DESIGNER MOVING SYSTEMS                   Third Party Warehouse             $55,000               Restoration
2740 W. California Avenue                                                                         Hardware
Salt Lake City, UT  84104

PURNELL DELIVERY SERVICE                  Third Party Warehouse            $240,000               Restoration
4721 Transport Dr.                                                                                Hardware
Tampa, FL  33605

ACCURATE LOGISTICS LTD.                   Third Party Warehouse             $55,000               Restoration
3330 Urbancrest Industrial Drive                                                                  Hardware
Grove City, OH  43123

SCOOTERS DELIVERY SERVICE                 Third Party Warehouse             $55,000               Restoration
7710 Moller Road                                                                                  Hardware
Indianapolis, IN  46268

THE SHIPPING DEPARTMENT, INC.             Third Party Warehouse             $55,000               Restoration
5880 Siegen Lane, Suite G                                                                         Hardware
Baton Rouge, LA  70809

CRATERS & FREIGHTERS                      Third Party Warehouse             $55,000               Restoration
1515 West 36th Place                                                                              Hardware
Tulsa, OK 74107

CROWN MOVING COMPANY                      Third Party Warehouse             $55,000               Restoration
16212 E. Marietta St.                                                                             Hardware
Spokane, WA  99216

CONVOI INTERMODAL INC.                    Third Party Warehouse             $55,000               Restoration
# 140-13471 Vulcan Way                                                                            Hardware
Richmond, BC V6V 1K4

AVENUE MOVING AND STORAGE LTD.            Third Party Warehouse            $110,000               Restoration
992 Rangeview Road                                                                                Hardware
Mississauga, Ontario, Canada  L4V 1T3

                                  EXHIBIT 6.5

                            CREDIT CARD ARRANGEMENTS


See attached list.


                              Exhibit 6.5 - Page 1

                             Store Merchant Numbers

RESTORATION HARDWARE, INC.                                           Exhibit 6.5
CREDIT CARD PROCESSING INFORMATION

CONTACT INFORMATION

AMEX                      VISA/MASTERCARD - FNBO             DISCOVER                           ADS
1661 E. Camelback Road    P.O. Box 2196                      2402 W. Beardsley Road             Ken Thompson
Suite 400                 Omaha, NB 68103-0196               Phoenix, AZ 85327                  kthompson@alldata.net
Phoenix, AZ 85016         Paige Wahle - 800-228-2443 x 2276  Kelly Skirvin 800-347-0350 x 6030  972-348-5328
June Conrad 800-697-7353  pwahle@fnni.com                    beckystaley@discoverfinancial.com
june.conrad@aexp.com
(800) 528-5200

---------------------------------------------------------------------------------------------------------
   #      STORE                         AMEX          VISA/MC          DISCOVER          PRIVATE LABEL
---------------------------------------------------------------------------------------------------------
          All stores                504 484 5410
   3      Eureka                    504 489 9805   441800 525873   6011-0180-1500-032   RHDW00003010000
   4      Danville                  504 476 3100   441800 525899   6011-0180-1500-040   RHDW00004010000
   5      Newport                   504 480 4839   441800 525909   6011-0180-1500-057   RHDW00005010000
   6      Corte Madera              504 573 2179   441800 525912   6011-0180-1500-065   RHDW00006010000
   7      Berkeley                  504 423 0670   441800 525925   6011-0180-1500-073   RHDW00007010000
   8      Portland                  536 481 4921   441800 525938   6011-0180-1500-081   RHDW00008010000
   9      San Mateo                 504 593 8651   441800 525941   6011-0180-1500-099   RHDW00009010000
  10      Palo Alto                 504 593 8677   441800 525954   6011-0180-1500-107   RHDW00010010000
  11      Pasadena                  504 593 8685   441800 525967   6011-0180-1500-115   RHDW00011010000
  12      Phoenix                   502 484 4243   441800 525970   6011-0180-1510-122   RHDW00012010000
  13      Skokie                    312 591 0273   441800 533056   6011-0180-1500-131   RHDW00013010000
  14      Woodland Hills            504 436 9106   441800 533069   6011-0180-1500-149   RHDW00014010000
  15      Troy                      321 487 8191   441800 533072   6011-0180-1500-156   RHDW00015010000
  16      Houston                   142 300 4423   441800 533085   6011-0180-1500-164   RHDW00016010000
  17      Richmond Heights          324 300 0627   441800 567404   6011-0180-1500-172   RHDW00017010000
  18      Littleton                 105 300 0857   441800 567417   6011-0180-1510-189   RHDW00018010000
  19      Leawood                   115 300 0252   441800 567420   6011-0180-1500-198   RHDW00019010000
  20      Dallas                    142 300 4431   441800 567433   6011-0180-1500-206   RHDW00020010000
  21      Houston                   142 300 4449   441800 567446   6011-0180-1500-214   RHDW00021010000
  22      Alexandria                445 301 2726   441800 567459   6011-0180-1500-222   RHDW00022010000
  24      Seattle                   546 302 4281   441800 597597   6011-0180-1500-248   RHDW00024010000
  25      King of Prussia           237 303 1806   441800 597607   6011-0180-1500-255   RHDW00025010000
  26      Atlanta/Perimeter         410 304 4426   441800 597610   6011-0180-1500-263   RHDW00026010000
  27      McLean                    445 303 9927   441800 798082   6011-0180-1500-271   RHDW00027010000
  28      Sherman Oaks              504 323 9615   441800 798079   6011-0180-1500-289   RHDW00028010000
  29      Roosevelt                 631 309 6836   441800 264943   6011-0180-1500-297   RHDW00029010000
  30      Paramus                   229 304 5787   441800 264927   6011-0180-1500-305   RHDW00030010000
  31      Metairie                  117 301 2899   441800 787886   6011-0180-1500-313   RHDW00031010000
  32      Hartford                  206 301 9004   441800 264930   6011-0180-1510-320   RHDW00032010000
  33      Century City              504 318 8853   441800 787132   6011-0180-1500-339   RHDW00033010000
  34      Charlotte                 432 302 8803   441800 787145   6011-0180-1500-347   RHDW00034010000
  35      San Antonio               142 314 9871   441800 787190   6011-0180-1500-354   RHDW00035010000
  36      Pittsburgh                237 307 8898   441800 787158   6011-0180-1500-362   RHDW00036010000

                             Store Merchant Numbers

RESTORATION HARDWARE, INC.                                           Exhibit 6.5
CREDIT CARD PROCESSING INFORMATION

CONTACT INFORMATION

AMEX                      VISA/MASTERCARD - FNBO             DISCOVER                           ADS
1661 E. Camelback Road    P.O. Box 2196                      2402 W. Beardsley Road             Ken Thompson
Suite 400                 Omaha, NB 68103-0196               Phoenix, AZ 85327                  kthompson@alldata.net
Phoenix, AZ 85016         Paige Wahle - 800-228-2443 x 2276  Kelly Skirvin 800-347-0350 x 6030  972-348-5328
June Conrad 800-697-7353  pwahle@fnni.com                    beckystaley@discoverfinancial.com
june.conrad@aexp.com
(800) 528-5200

---------------------------------------------------------------------------------------------------------
   #      STORE                         AMEX          VISA/MC          DISCOVER          PRIVATE LABEL
---------------------------------------------------------------------------------------------------------
  37      San Diego                 504 329 7290   441800 787420   6011-0180-1500-370   RHDW00037010000
  38      Santa Monica              504 329 7308   441800 787433   6011-0180-1500-388   RHDW00038010000
  39      Beverly Ctr               504 331 5225   441800 787909   6011-0180-1500-396   RHDW00039010000
  40      MSP                       322 302 8325   441800 787446   6011-0180-1500-404   RHDW00040010000
  41      Tampa                     409 317 1122   441800 787459   6011-0180-1500-412   RHDW00041010000
  42      Raleigh                   432 302 2061   441800 787912   6011-0180-1500-420   RHDW00042010000
  43      Atl/Lenox                 410 304 8609   441800 787899   6011-0180-1500-438   RHDW00043010000
  44      Aventura                  409 332 8556   441800 787598   6011-0180-1500-446   RHDW00044010000
  45      Birmingham                401 304 1504   441800 787608   6011-0180-1500-453   RHDW00045010000
  46      Wichita                   115 301 5482   441800 787611   6011-0180-1500-461   RHDW00046010000
  48      Short Hills               229-310-8494   441800 792321   6011-0180-1500-487   RHDW00048010000
  49      Palisades                 631-323-3926   441800 792334   6011-0180-1500-495   RHDW00049010000
  50      Boston                    220-307-1824   441800 792347   6011-0180-1500-503   RHDW00050010000
  51      Edina                     322 303 8043   441800 792415   6011-0180-1500-511   RHDW00051010000
  52      Princeton                 229 309 8554   441800 792428   6011-0180-1500-529   RHDW00052010000
  53      Washington DC             408 300 6122   441800 792431   6011-0180-1500-537   RHDW00053010000
  54      Nashville                 441 305 5351   441800 792444   6011-0180-1500-545   RHDW00054010000
  55      Miami                     409 329 9881   441800 792538   6011-0180-1500-552   RHDW00055010000
  56      Salt Lake City            543 303 2034   441800 792567   6011-0180-1500-560   RHDW00056010000
  57      Denver                    105 306 8805   441800 792512   6011-0180-1500-578   RHDW00057010000
  58      White Plains              631 327 1744   441800 792525   6011-0180-1500-586   RHDW00058010000
  59      Palm Bch Gardens          409 329 9899   441800 792541   6011-0180-1500-594   RHDW00059010000
  60      Naperville                312 311 6816   441800 792554   6011-0180-1500-602   RHDW00060010000
  61      Walnut Creek              504 910 0837   441800 786065   6011-0180-1500-610   RHDW00061010000
  62      New York                  631 331 1680   441800 556855   6011-0180-1500-628   RHDW00062010000
  63      Seattle/Pacific Pl        546 306 8395   441800 792570   6011-0180-1500-636   RHDW00063010000
  64      Chestnut Hill             220 309 6920   441800 556884   6011-0180-1500-644   RHDW00064010000
  65      Philadelphia              237 315 4129   441800 556842   6011-0180-1500-651   RHDW00065010000
  66      Peabody                   220 309 6912   441800 556907   6011-0180-1500-669   RHDW00066010000
  67      Greenwich                 206 304 8078   44180 1921748   6011-0180-1500-677   RHDW00067010000
  68      Tampa / Citrus Pk         409 339 3213   44180 1916203   6011-0180-1500-685   RHDW00068010000
  69      Norfolk                   445 311 5354   44180 1916216   6011-0180-1500-693   RHDW00069010000
  70      Chicago/Lincoln Pk.       312 311 4738   44180 1908415   6011-0180-1500-701   RHDW00070010000
  71      Oak Brook                 312 316 4428   441800 790462   6011-0180-1500-719   RHDW00071010000
  72      Red Bank                  229 314 1982   44180 1921751   6011-0180-1500-727   RHDW00072010000
  73      Winter Park               409 344 5229   441800 790475   6011-0180-1500-735   RHDW00073010000
  74      Thousand Oaks             504 805 2351   44180 1908402   6011-0180-1500-743   RHDW00074010000
  75      Columbus                  334 311 7560   44180 1908428   6011-0180-1500-750   RHDW00075010000
  76      Dallas / Galleria         142 340 6586   44180 1921764   6011-0180-1500-768   RHDW00076010000

                             Store Merchant Numbers

RESTORATION HARDWARE, INC.                                           Exhibit 6.5
CREDIT CARD PROCESSING INFORMATION

CONTACT INFORMATION

AMEX                      VISA/MASTERCARD - FNBO             DISCOVER                           ADS
1661 E. Camelback Road    P.O. Box 2196                      2402 W. Beardsley Road             Ken Thompson
Suite 400                 Omaha, NB 68103-0196               Phoenix, AZ 85327                  kthompson@alldata.net
Phoenix, AZ 85016         Paige Wahle - 800-228-2443 x 2276  Kelly Skirvin 800-347-0350 x 6030  972-348-5328
June Conrad 800-697-7353  pwahle@fnni.com                    beckystaley@discoverfinancial.com
june.conrad@aexp.com
(800) 528-5200

---------------------------------------------------------------------------------------------------------
   #      STORE                         AMEX          VISA/MC          DISCOVER          PRIVATE LABEL
---------------------------------------------------------------------------------------------------------
  77      Providence, RI            238 301 6987   44180 1910018   6011-0180-1500-776   RHDW00077010000
  78      Indianapolis, IN          313 307 0722   44180 1910050   6011-0180-1500-784   RHDW00078010000
  79      Baton Rouge               117 306 3348   44180 1910021   6011-0180-1500-792   RHDW00079010000
  100     Mission Viejo             504 806 3424   44180 1910034   6011-0180-1501-006   RHDW00100010000
  101     Columbia, MD              219 309 4943   44180 1910047   6011-0180-1501-014   RHDW00101010000
  102     Sarasota, Fl              409-556-8564   44180 1910092   6011-0180-1501-022   RHDW00102010000
  103     Marlton, NJ               229-319-3801   44180 1910089   6011-0180-1501-030   RHDW00103010000
  104     Buford, GA                410-318-4917   44180 1910115   6011-0180-1501-048   RHDW00104010000
  105     Santa Barbara, CA         504-807-2433   44180 1910209   6011-0180-1501-055   RHDW00105010000
  106     Ardmore, PA               237-321-9013   44180 1910225   6011-0180-1501-063   RHDW00106010000
  107     Westport, CT              206-306-3291   44180 1910102   6011-0180-1501-071   RHDW00107010000
  108     Orlando, FL               409-557-0701   44180 1910186   6011-0180-1501-089   RHDW00108010000
  109     Grandville, MI            321-317-0277   44180 1910173   6011-0180-1501-097   RHDW00109010000
  111     Rolling Hills, CA         504 809 1912   44180 8016517   6011-0180-1501-113   RHDW00111010000
  112     Kansas City, MO           324-309-5783   44180 1910212   6011-0180-1501-121   RHDW00112010000
  113     Ridgeland, MS              423-303-8694  44180 1923775   6011-0180-1501-139   RHDW00113010000
  114     San Diego, CA             504-807-5642   44180 1910238   6011-0180-1501-147   RHDW00114010000
  115     Austin, TX                142 506 1413   44180 8016520   6011-0180-1501-154   RHDW00115010000
  116     Highland Park, IL         312 320 3812   44180 8016533   6011-0180-1501-162   RHDW00116010000
  117     Tulsa, OK                 135 307 5468   44180 8015686   6011-0180-1501-170   RHDW00117010000
  118     Broomfield, CO            105 313 0134   44180 8015699   6011-0180-1501-188   RHDW00118010000
  119     Wauwatosa                 348 308 3085   44180 8013277   6011-0180-1501-196   RHDW00119010000
  120     Frisco, TX                142 509 3135   44180 8013251   6011-0180-1501-204   RHDW00120010000
  121     Scottsdale, AZ            502 000 1780   44180 8013280   6011-0180-1501-212   RHDW00121010000
  122     Spokane, WA               546 000 2793   44180 8013293   6011-0180-1501-220   RHDW00122010000
  123     Roseville                 504 830 4646   44180 8013264   6011-0180-1501-238   RHDW00123010000
  126     West Palm Beach           409 001 9142   44180 8013303   6011-0180-1501-261   RHDW00126010000
  127     Deer Park, IL             312 001 6563   44180 8013329   6011-0180-1511-278   RHDW00127010000
  128     Santa Clare, Ca           504-056-4544   44180 8000620   6011-0180-1501-287   RHDW00128010000
  129     Raleigh, NC               432 024 8446   44180 5957970   6011-0180-1501-295   RHDW00129010000
  940     Catalog                   441-611-220-9     792509       6011-0180-1511-112   9990
          Web                       441-022-9744   4418-01919093   6011-0180-1522-226   9991
  501     Vancouver                 932-476-0074    400-721944     6011-0090-0115-551
  502     Bayview, ON               930-448-6716    200-284927     6011-0090-0115-544
  503     Yonge St. ON              930-448-6773    200-444521     6011-0090-0115-536

                                  EXHIBIT 7.1.1

                        JURISDICTIONS IN WHICH BORROWERS

                             AND THEIR SUBSIDIARIES

                          ARE AUTHORIZED TO DO BUSINESS


Name of Entity                                     Jurisdictions
--------------                                     -------------
Restoration Hardware, Inc.                         Delaware
                              Alabama              Missouri
                              Arizona              New Jersey
                              California           New York
                              Colorado             North Carolina
                              Connecticut          Ohio
                              Florida              Oklahoma
                              Georgia              Oregon
                              Illinois             Pennsylvania
                              Indiana              Rhode Island
                              Kansas               Texas
                              Louisiana            Tennessee
                              Maryland             Utah
                              Massachusetts        Virginia
                              Michigan             Washington
                              Minnesota            Washington, DC
                              Mississippi          Wisconsin


Subsidiaries

The Michaels Furniture Company, Inc.               California

Restoration Hardware Canada, Inc.                  Province of British Columbia

                                                   Ontario


                             Exhibit 7.1.1 - Page 1

                                  EXHIBIT 7.1.4

                                CAPITAL STRUCTURE

1. The class and the number of authorized and issued Securities of Borrowers and each of their Subsidiaries are as follows:

Borrowers:

      Class of                          Number of Securities          Number of Securities
     Securities                        Issued and Outstanding        Authorized but Unissued
     ----------                        ----------------------        -----------------------
Common Stock                           29,956,986 (as of 10/25/02)   30,043,014
Preferred Series A                     13,470                        13,037
Preferred Series B                     0                             13,037

Subsidiaries:

      Class of                          Number of Securities          Number of Securities
     Securities                        Issued and Outstanding        Authorized but Unissued
     ----------                        ----------------------        -----------------------
Restoration Hardware Canada, Inc.

     Common Stock                      3,001                         96,999

The Michaels Furniture Company, Inc.

    Common Stock                       1,000                         0

2. The number of all other outstanding Securities of Borrowers and each Subsidiary are as follows: None


                             Exhibit 7.1.4 - Page 1

3. The correct name and jurisdiction of incorporation or organization of each Subsidiary of Borrowers and the percentage of its issued and outstanding Voting Stock owned by Borrowers or a Subsidiary of Borrowers are as follows:

                                                                         Percentage of Voting
                                            Jurisdiction of           Stock Owned by Borrowers or
           Name                        Incorporation/Organization      a Subsidiary of Borrowers
           ----                        --------------------------     ---------------------------
Restoration Hardware Canada, Inc.     Province of British Columbia    100%
The Michaels Furniture Company, Inc.  California                      100%

4. The name of each of Borrowers' and each Subsidiary's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

          Restoration Hardware, Inc. (excluding "upstream affiliates")      None
          Restoration Hardware Canada, Inc.                                 None
          The Michaels Furniture Company, Inc.                              None

5. The agreements or instruments binding upon the partners, members or shareholders of any Subsidiaries of Lead Borrower and relating to the ownership of their Securities, are as follows:

         The Michaels Furniture Company, Inc. - Stock Purchase Agreement by and among Restoration Hardware, Inc. and Michael Vermillion.

6. The name of each Affiliate of Borrowers, whose existence is known to the Borrowers, is as follows:

         Every Person who has filed a Form 3, 4 and/or 5 pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and who holds publicly traded Voting Stock of either of the Borrowers and every Person who has filed a Schedule 13D or 13G pursuant to the requirements of Regulation 13D-G under the Securities Exchange Act of 1934, as amended.


                             Exhibit 7.1.4 - Page 2

                                  EXHIBIT 7.1.5

                                      NAMES

1. Lead Borrower's correct name, as registered with the Secretary of State of the State of Delaware is: Restoration Hardware, Inc.

2. In the conduct of its business, Lead Borrower has used the following names:

                        Restoration Hardware, Inc.
                        Restoration Hardware

3. Each Subsidiary's correct name, as registered with the Secretary of State of the State of its incorporation or formation, is:

                        Restoration Hardware Canada, Inc.
                        The Michaels Furniture Company, Inc.

4. In the conduct of its business, each Subsidiary has used the following names:

            Restoration Hardware Canada, Inc.: Restoration Hardware The Michaels Furniture Company, Inc.: a) Michaels; and
            b) Michaels Concepts in Wood, Inc.

5. Borrowers have not been the surviving entity of a merger or consolidation nor have they acquired substantially all the assets of any person.

6. No Subsidiary has been the surviving entity of a merger or consolidation nor has it acquired substantially all the assets of any person.

7.       Borrowers are corporations.

8. Lead Borrower's Subsidiary, Restoration Hardware Canada, Inc., is a corporation.

         Lead Borrower's Subsidiary, The Michaels Furniture Company, Inc., is a corporation.

9.       Lead Borrower's Organizational I.D. Number is 68-0140361

10. The Organizational I.D. Number for Lead Borrower's Subsidiary, Restoration Hardware Canada, Inc., is 894423623.

         The Organizational I.D. Number for Lead Borrower's Subsidiary, The Michaels Furniture Company, Inc., is 94-2696491.


                             Exhibit 7.1.5 - Page 1

                                 EXHIBIT 7.1.13

                               SURETY OBLIGATIONS


NONE


                             Exhibit 7.1.13 - Page 1

                                 EXHIBIT 7.1.14

                   TAX IDENTIFICATION NUMBERS OF SUBSIDIARIES

Subsidiary                                                            Number
----------                                                            ------
Restoration Hardware Canada, Inc.                                     894423623
The Michaels Furniture Company, Inc.                                  94-2696491


                             Exhibit 7.1.14 - Page 1

                                 EXHIBIT 7.1.15

                                  BROKERS' FEES


NONE


                             Exhibit 7.1.15 - Page 1

                                 EXHIBIT 7.1.16

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

         Borrowers' and their Subsidiaries' patents: None

Borrowers' and their Subsidiaries' trademarks:  See attached.


         Borrowers' and their Subsidiaries' copyrights: None

         Borrowers' and their Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions): None


         Infringement Activities:

         Unregistered material trademarks, service marks and copyrights: None

         Material license agreements that do not permit assignment or limit the use of license after default: None


                             Exhibit 7.1.16 - Page 1

                                 EXHIBIT 7.1.16

Restoration Hardware, Inc. - TRADEMARK STATUS REPORT (SORTED ALPHABETICALLY)

FAMOUS FALL LIGHTING SALE                                          STATUS:                Registered

US                  United States of America
                    APPLICATION NUMBER:          76058786          REGISTRATION NUMBER:   2563076
                    FILING DATE:                 27-May-00         REGISTRATION DATE:     23-Apr-02

GRAFTON PARK                                                       STATUS:                Registered

US                  United States of America
                    APPLICATION NUMBER:          76124909          REGISTRATION NUMBER:   2583562
                    FILING DATE:                 07-Sep-00         REGISTRATION DATE:     18-Jun-02

HOLIDAY WIT & WISDOM                                               STATUS:                Registered

US                  United States of America
                    APPLICATION NUMBER:          76058785          REGISTRATION NUMBER:   2558031
                    FILING DATE:                 27-May-00         REGISTRATION DATE:     09-Apr-02

RESTORATION HARDWARE                                               STATUS:                Registered

CA                  Canada
                    APPLICATION NUMBER:          829912            REGISTRATION NUMBER:   505610
                    FILING DATE:                 26-Nov-96         REGISTRATION DATE:     16-Dec-98

RESTORATION HARDWARE                                               STATUS:                Registered

MX                  Mexico
                    APPLICATION NUMBER:          286271            REGISTRATION NUMBER:   553715
                    FILING DATE:                 07-Feb-97         REGISTRATION DATE:     29-Jul-97

RESTORATION HARDWARE                                               STATUS:                Registered

US                  United States of America
                    APPLICATION NUMBER:          74584098          REGISTRATION NUMBER:   2048579
                    FILING DATE:                 11-Oct-94         REGISTRATION DATE:     01-Apr-97


                            Exhibit 7.1.16 - Page 2

RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Pending

CA                  Canada
                    APPLICATION NUMBER:          1070730           REGISTRATION NUMBER:
                    FILING DATE:                 10-Aug-00         REGISTRATION DATE:


RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Registered

CN                  China
                    APPLICATION NUMBER:          2000065002        REGISTRATION NUMBER:   1659685
                    FILING DATE:                 15-May-00         REGISTRATION DATE:     28-Oct-01
                    CLASS(ES):                   35                NEXT RENEWAL DATE:     27-Oct-11


RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Registered

EU                  European Community
                    APPLICATION NUMBER:          1637404           REGISTRATION NUMBER:   1637404
                    FILING DATE:                 03-May-00         REGISTRATION DATE:     03-May-00

RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Published

HK                  Hong Kong
                    APPLICATION NUMBER:          98862000          REGISTRATION NUMBER:
                    FILING DATE:                 06-May-00         REGISTRATION DATE:

RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Registered

JP                  Japan
                    APPLICATION NUMBER:          200048711         REGISTRATION NUMBER:   4583948
                    FILING DATE:                 01-May-00         REGISTRATION DATE:     05-Jul-02

RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Pending

SG                  Singapore
                    APPLICATION NUMBER:          T0007685J         REGISTRATION NUMBER:
                    FILING DATE:                 09-May-00         REGISTRATION DATE:


                            Exhibit 7.1.16 - Page 3

RESTORATION HARDWARE (STYLIZED)                                    STATUS:                Registered

TW                  Taiwan
                    APPLICATION NUMBER:          89024484          REGISTRATION NUMBER:   149527
                    FILING DATE:                 04-May-00         REGISTRATION DATE:     01-Oct-01


                            Exhibit 7.1.16 - Page 4

                                 EXHIBIT 7.1.20

                                   LITIGATION

The only actions, suits, proceedings and investigations pending, or, to the knowledge of Borrowers, threatened against or involving Borrowers or any of their Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrowers or any of their Subsidiaries which, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect are as follows: None.


                             Exhibit 7.1.20 - Page 1

                                 EXHIBIT 7.1.22

                        CAPITALIZED AND OPERATING LEASES

Borrowers and their Subsidiaries have the following capitalized and operating leases:

Capitalized Leases

          Lessee                          Lessor         Term of Lease      Property Covered
          ------                          ------         -------------      ----------------
Restoration Hardware, Inc.             Dell Leasing     Expires 3/1/03     Computer Equipment
Restoration Hardware, Inc              Lampertz         Expires 12/1/03    Security System
The Michaels Furniture Company, Inc.   ILC              Expires 12/15/03   M&W Re-Gensorb System

Operating Leases:

See attached.


                             Exhibit 7.1.22 - Page 1

                               EXHIBIT 7.1.22 OPERATING LEASES

LOCATIONS

                                                   LEASE
                                                 EXPIRATION
        LESSEE            LESSOR                 DATE (TERM)                           PROPERTY COVERED
------------------------------------------------------------------------------------------------------------------------------------
Restoration
Hardware, Inc.  Wynwood                           11/1/2002   15 Koch Road, Suite J                      Corte Madera, CA 94925
                Paradise Point

Restoration
Hardware, Inc.  Wynwood                           7/1/2004    2391 W. Winton Ave                         Hayward, CA  94945
                Boston Properties                                                                        (Dist.Cntr)

Restoration
Hardware, Inc.  Central Valley LLC                2/1/2004    1565 N. MacArthur Drive                    Tracy, CA  95376
                                                                                                         (Dist.Cntr)

Restoration
Hardware, Inc.  BT Property LLC                   9/1/2006    8416 Kelso Drive                           Baltimore, MD  21221
                                                                                                         (Dist.Cntr)
Restoration
Hardware, Inc.  Eureka Preservation Partners      3/1/2004    417 Second Street                          Eureka, CA  95501
                Globe Properties
                Stephen Gordon

Restoration
Hardware, Inc.  Blackhawk Plaza                   12/1/2007   3496 Blackhawk Plaza Circle, Space D1      Danville, CA  94506

Restoration
Hardware, Inc.  Irvine Retail Property            4/1/2004    401 Newport Ctr. Drive, Suite A201         Newport Beach, CA  92680

Restoration
Hardware, Inc.  Macerich                          4/1/2002    1700 Redwood Highway                       Corte Madera, CA  94925

Restoration
Hardware, Inc.  Drew Properties                   4/1/2004    1733 Fourth Street                         Berkeley, CA  94710

Restoration
Hardware, Inc.  Max Birnbach                      7/1/2010    315 NW 23rd Avenue                         Portland, OR  97210
                Schnitzer Investments

Restoration
Hardware, Inc.  Bohannon Dev.                     10/1/2005   113 Hillsdale Mall, Space 1012             San Mateo, CA  94403-3408

Restoration
Hardware, Inc.  Donald/Deanne Klages              9/1/2005    281 University Avenue                      Palo Alto, CA 94301-1714

Restoration
Hardware, Inc.  Lincoln Trust Co                  10/1/2007   127 W. Colorado Blvd                       Pasadena, CA  91105-1924
                Cherry Family Trust
                77 Del Mar LLC

Restoration
Hardware, Inc.  Biltmore Shopping Ctr LLC         11/1/2005   2426 E. Camelback Rd                       Phoenix, AZ  85016-4202
                Airport Plaza

Restoration
Hardware, Inc.  Old Orchard Urban Ltd             5/1/2008    350 Old Orchard Center, Suite L12          Skokie, Ill  60077

Restoration
Hardware, Inc.  The Promenade LLC                 6/1/2007    6100 Topanga Canyon Blvd, Suite 2340       Woodland Hills, CA  91367

Restoration
Hardware, Inc.  Somerset Collection               8/1/2008    2800 West Big Beaver Rd, Suite R-236       Troy, MI  48084

Restoration
Hardware, Inc.  Highland Village                  1/1/2012    4091 Westheimer                            Houston, TX  77027
                Interstate Battery

Restoration
Hardware, Inc.  Hycel Partners LP                 9/1/2011    1196 St. Louis Galleria                    Richmond Heights, MO  63117

Restoration
Hardware, Inc.  Rouse Park Meadows                1/1/2009    8405 Park Meadows Cntr Drive, Ste C1       Littleton, CO  80124
                Donald Neithercut

Restoration
Hardware, Inc.  Town Center Plaza                 1/1/2012    4853 W. 117th Street, #3400                Leawood, KS  66211
                Aardvark Moving

Restoration
Hardware, Inc.  Gilliland Properties              1/1/2012    3133 Knox Street                           Dallas, TX  75205
                Interstate Battery

Restoration
Hardware, Inc.  Town & Country Partners           1/1/2012    12850 Memorial Dr., Suite 1130             Houston, TX  77024
                Interstate Battery

Restoration
Hardware, Inc.  Douglas Development               2/1/2012    614 King Street                            Alexandria, VA   22314

Restoration
Hardware, Inc.  University Village                5/1/2007    4635 University Village Plaza, NE          Seattle, WA  98105
                GDM & Associates

Restoration
Hardware, Inc.  King of Prussia Assoc.            5/1/2009    432 Mall Blvd                              King of Prussia, PA  19406

Restoration
Hardware, Inc.  Daltex Perimeter Inc              1/1/2013    120 Perimeter Ctr. W, Suite 200            Atlanta, GA  30346

Restoration
Hardware, Inc.  Tysons Corner LLC                 12/1/2009   7926 Tysons Corner Center                  McLean, VA  22102

Restoration
Hardware, Inc.  Sherman Oaks Fasion Assoc.        12/1/2009   14006 Riverside Dr., Suite 245             Sherman Oaks, CA  91423

Restoration
Hardware, Inc.  Roosevelt Field Mall              6/1/2009    Roosevelt Field Shopping Ctr., Ste 1121    Garden City, NY  11530

                                                   LEASE
                                                 EXPIRATION
        LESSEE            LESSOR                 DATE (TERM)                           PROPERTY COVERED
------------------------------------------------------------------------------------------------------------------------------------
Restoration
Hardware, Inc.  Westland Garden State             1/1/2010    #1 Garden State Plaza Mall, Ste 1202       Paramus, NJ  07652

Restoration
Hardware, Inc.  Greater Lakeside Corp             12/1/2012   3301 Veterans Memorial Blvd., Ste 36       Metairie, LA  70002

Restoration
Hardware, Inc.  West Farms Associates             1/1/2010    519 Westfarms Mall, Suite C-224            Farmington, CT  06032

Restoration
Hardware, Inc.  Century City Mall LLC             1/1/2010    10250 Santa Monica Blvd., Suite 54         Los Angeles, CA  90067

Restoration
Hardware, Inc.  Phillips Place Partners           8/1/2012    6815-A Phillips Place Court                Charlotte, NC  28210

Restoration
Hardware, Inc.  CB Richard Ellis                  8/1/2012    255 East Basse Road, Suite 1040            San Antonio, TX  78209

Restoration
Hardware, Inc.  L&B Southpointe Galleria          1/1/2013    1500 Washington Rd., Suite 1105            Pittsburgh, PA  15228

Restoration
Hardware, Inc.  Equitable Life Assurance          1/1/2010    7007 Friars Road, Suite 860                San Diego, CA  92108

Restoration
Hardware, Inc.  Joseph Romano Co                  9/1/2007    1221 Third Street Promenade                Santa Monica, CA  90401

Restoration
Hardware, Inc.  La Cienega Associates             11/1/2010   131 N. La Cienega Blvd., Suite 667         Los Angeles, CA  90048

Restoration
Hardware, Inc.  791 Limited Liability             10/1/2012   791 Grand Avenue                           St. Paul, MN  55105
                Welsh Assoc

Restoration
Hardware, Inc.  Old Hyde Park Properties          10/1/2012   711 S. Dakota Ave.                         Tampa, FL  33606

Restoration
Hardware, Inc.  CVM Associates                    11/1/2009   4325 Glenwood Ave., Suite 145              Raleigh, NC  27612

Restoration
Hardware, Inc.  Lenox Square Retail Prop. Trust   10/1/2009   3393 Peachtree Rd., N.E., Suite 3142       Atlanta, GA  30326

Restoration
Hardware, Inc.  Midland Loan Services             2/1/2013    19575 Biscayne Blvd., Suite 751            Aventura, FL  33180

Restoration
Hardware, Inc.  Bayer Retail Co                   1/1/2014    215 Summit Blvd.                           Birmingham, AL  35243

Restoration
Hardware, Inc.  Laham Holdings LLC                3/1/2008    2000 N. Rock Road, Suite 118               Wichita, KS 67206

Restoration
Hardware, Inc.  Short Hills Associates            1/1/2011    1200 Morris Turnpike, Suite C-226          Short Hills, NJ  07078

Restoration
Hardware, Inc.  Pyramid Mgt. Group                12/1/2013   1552 Palisades Ctr Drive, Suite B-109      West Nyack, NY  10994

Restoration
Hardware, Inc.  Webster Bank                      6/1/2008    711 Boylston Street                        Boston, MA  02116
                US Property Fund GMBH

Restoration
Hardware, Inc.  Gabbert & Beck                    6/1/2013    3670 Galleria                              Edina, MN  55435-4220
                Welsh Partners

Restoration
Hardware, Inc.  Princeton Marketfair              1/1/2011    3535 US Route 1, Suite 600                 Princeton, NY  08540

Restoration
Hardware, Inc.  Key Properties LLC                6/1/2018    1222 Wisconsin Ave., Northwest             Washington, DC  20007

Restoration
Hardware, Inc.  Marquette-Green Hills             1/1/2014    2126 Abbott Martin Road, Suite 265         Nashville, TN  37215

Restoration
Hardware, Inc.  The Falls Shopping Center         9/1/2011    8888 S.W. 136th Street, Suite 350          Miami, FL  33176

Restoration
Hardware, Inc.  TSI Partnership                   1/1/2011    390 Trolley Square                         Salt Lake City, UT  84102

Restoration
Hardware, Inc.  Taubman Cherry Creek              7/1/2011    3000 E. 1st Ave., Suite B-114              Denver, CO  80206
                Donald Neithercut

Restoration
Hardware, Inc.  4676 Fashion Mall Partners        7/1/2010    125 Westchester Ave., Space 2700           White Plains, NY  10601

Restoration
Hardware, Inc.  Forbes/Chohen FL Prop.            9/1/2010    3101 PGA Blvd., Suite P209                 Palm Beach Gardens,
                                                                                                         FL 33410

Restoration
Hardware, Inc.  BBM Incorporated                  1/1/2014    47 E. Chicago Ave., Suite 120              Naperville, Ill 60540

Restoration
Hardware, Inc.  La Salle Partners                 9/1/2008    1460 Mt. Diablo Blvd.                      Walnut Creek, CA  94596

Restoration
Hardware, Inc.  Shefa Land Corp                   1/1/2014    935 Broadway                               New York, NY  10010

Restoration
Hardware, Inc.  PSD Pacific Place                 1/1/2011    600 Pine Street, #120                      Seattle, WA  98101
                GDM & Associates

Restoration
Hardware, Inc.  Atrium Associates                 1/1/2011    300 Boylston Street                        Chestnut Hill, MA  02467

Restoration
Hardware, Inc.  Manayunk Farmers Mkt              1/1/2014    4130 Main Street                           Philadelphia, PA  19127

Restoration
Hardware, Inc.  North Shore Mall LP               1/1/2011    210 Andover Street                         Peabody, MA  01960

Restoration
Hardware, Inc.  239 Greenwich Associates          6/1/2015    239 Greenwich Ave.                         Greenwich, CT  06830

                                                   LEASE
                                                 EXPIRATION
        LESSEE            LESSOR                 DATE (TERM)                           PROPERTY COVERED
------------------------------------------------------------------------------------------------------------------------------------
Restoration
Hardware, Inc.  Citrus Park Venture LP            3/1/2011    7940 Citrus Park Town Center Mall          Tampa, FL  33625

Restoration
Hardware, Inc.  Taubman MacArthur Assoc           2/1/2012    300 Monticello Ave., Space #209            Norfolk, VA  23510

Restoration
Hardware, Inc.  GDH Investments                   7/1/2014    938 W. North Ave.                          Chicago, Ill 60622

Restoration
Hardware, Inc.  Urban Retail Properties           5/1/2011    19 Oakbrook Center                         Oakbrook, Ill 60523

Restoration
Hardware, Inc.  Broad Street Partners             7/1/2014    52 Broad Street                            Red Bank, NJ  07701

Restoration
Hardware, Inc.  Rollins College                   6/1/2009    400 Park Ave. South, Suite 105             Winter Park, FL  32789

Restoration
Hardware, Inc.  Westlake Promenade                6/1/2014    4050 E. Thousand Oaks Blvd., Suite A       Thousand Oaks, CA  91362

Restoration
Hardware, Inc.  Easton Town Center                1/1/2010    3964 Townsfair Way                         Columbus, OH  43219

Restoration
Hardware, Inc.  DAP Limited                       8/1/2009    5217 Alpha Road                            Dallas, TX  75240
                Interstate Battery

Restoration
Hardware, Inc.  Providence Place Group            8/1/2014    85 Providence Place                        Providence, RI  02903

Restoration
Hardware, Inc.  SDG Fashion Mall LLP              1/1/2015    8702 Keystone Crossing, Suite 118          Indianapolis, Ind  46240

Restoration
Hardware, Inc.  Mall of Louisiana Assoc           12/1/2009   6401 Blue Bonnet Blvd., Suite 1144         Baton Rouge, LA  70836

Restoration
Hardware, Inc.  Mission Viejo Associates          1/1/2015    27000 Crown Valley Pkwy., #22B             Mission Viejo, CA  92691

Restoration
Hardware, Inc.  Mall at Columbia                  12/1/2003   10300 Little Patuxent Pkwy., Ste 2925      Columbia, MD  21044

Restoration
Hardware, Inc.  Dynamic Retail Trust              4/1/2012    105 Southgate Plaza                        Sarasota, FL  34239-6107

Restoration
Hardware, Inc.  Continental Real Estate           1/1/2015    Marlton Specialty Ctr., Rte 73 S., Ste. L  Marlton, NJ  08053

Restoration
Hardware, Inc.  Mall of Georgia LLC               10/1/2009   3333 Buford Dr., Ste VB07                  Buford, GA  30519

Restoration
Hardware, Inc.  710 State Street Partners         1/1/2010    710 State Street                           Santa Barbara, CA  93101
                Lyons Moving & Storage

Restoration
Hardware, Inc.  Ameriship Suburban LP             1/1/2010    6 E. Montgomery Avenue                     Ardmore, PA  19003-2401

Restoration
Hardware, Inc.  Fine Arts Realty Co               1/1/2015    76 Post Road East                          Westport, CT  06880-3409

Restoration
Hardware, Inc.  Florida Mall Associates           11/1/2014   8001 S. Orange Blossom Trail, Ste. 1132    Orlando, FL  32809

Restoration
Hardware, Inc.  Rivertown Crossings               1/1/2010    3700 Rivertown Pkwy., Suite 1040           Grandville, MI  49418

Restoration
Hardware, Inc.  Counsins Properties               2/1/2010    550 Deep Valley Dr., Suite 283             Rolling Hills, CA
                                                                                                         90274-3664

Restoration
Hardware, Inc.  J.C. Nichols                      1/1/2015    4704 Wyandotte Street                      Kansas City, MO  64112

Restoration
Hardware, Inc.  General Growth Mgt                1/1/2012    1200 E. County Line Road, Suite 708        Ridgeland, MS 39157

Restoration
Hardware, Inc.  Westfield Corp.                   1/1/2012    4405 LaJolla Village Dr., Suite I-5        San Diego, CA  92122

Restoration
Hardware, Inc.  SPG ARB Associates                1/1/2011    10000 Research Blvd, Suite 133             Austin, TX  78759-5854
                Industrial Properties

Restoration
Hardware, Inc.  Renaissance Place LLC             7/1/2010    1850 Second St., Suite 162                 Highland Park, Ill
                                                                                                         60035-3114

Restoration
Hardware, Inc.  Helmerich & Payne                 7/1/2012    1740 Utica Square                          Tulsa, OK  74114

Restoration
Hardware, Inc.  Flatiron Holding LLC              1/31/2011   1 W. Flatiron Circle, Suite 2256           Broomfield, CO  80021
                Donald Neithercut

Restoration
Hardware, Inc.  Mayfair Property Inc              1/1/2013    2500 N. Mayfair Rd., M221, Suite 140       Wauwatosa, WI  53226

Restoration
Hardware, Inc.  GGP Homart II                     1/1/2013    2601 Preston Rd., Suite 1050               Frisco, TX  75034-9434
                Interstate Battery

Restoration
Hardware, Inc.  PHXAZ Limited Partners            10/1/2010   15054 Scottsdale Rd., Ste 120              Scottsdale, AZ  85254
                Airport Plaza

Restoration
Hardware, Inc.  River Park Square                 10/1/2015   River Park Square, 714 W Main Street       Spokane, WA  99201

Restoration
Hardware, Inc.  Urban Roseville LLC               8/1/2010    1515 Galleria Blvd, Suite 156              Roseville, CA  95678

Restoration
Hardware, Inc.  Cityplace Retail                  10/1/2015   700 S Rosemary Ave, Suite 112              W. Palm Beach, FL  33401

                                                   LEASE
                                                 EXPIRATION
        LESSEE            LESSOR                 DATE (TERM)                           PROPERTY COVERED
------------------------------------------------------------------------------------------------------------------------------------
Restoration
 Hardware, Inc. DDRC P&M Deer Park Town Ctr       1/1/2011    20530 N. Rand Rd, Ste 302                  Deer Park, Ill 60010

Restoration
Hardware, Inc.  Valley Fair                       1/1/2012    2855 Stevens Creek Blvd., Ste 1261         Santa Clara, CA  95050

Restoration
Hardware, Inc.  Southpointe Mall                  3/1/2012    8030 Renaissance Pkwy., Ste 805,Bldg H     Durham, NC  27713

Restoration
Hardware
Canada, Inc.    Bentall Properties                8/1/2008    2555 Granville Street, #110                Vancouver, BC V6H3G7 Can.

Restoration
Hardware
Canada, Inc.    Orland Corp                       12/1/2009   2901 Bayview Ave                           North York, Ont M2K 1E6
                                                                                                         Can.

Restoration
Hardware
Canada, Inc.    Yonge North Development           11/1/2014   2434 Yonge Street                          Toronto, Ont M4P2H4 Canada
                Yonge Broadway Dev.

The Michael's
Furniture
Company, Inc..  Michael Vermillion                2/28/2008   5849 88th Street                           Sacramento, CA  95828

The Michael's
Furniture
Company, Inc..  Michael Vermillion                2/28/2008   5801 88th Street                           Sacramento, CA  95828

The Michael's
Furniture
Company, Inc..  Michael Vermillion                2/28/2008   5800 Alder Street                          Sacramento, CA  95828

The Michael's
Furniture
Company, Inc..  Charles Christiansen              7/31/2006   5800 88th Street                           Sacramento, CA  95828

Restoration
Hardware, Inc.  Airport Plaza                    10/31/2002   947 S 48th Street, Suite 121               Tempe, AZ
                c/o Victoria Properties, Inc.
                Welsh Partners '85               10/31/2002   6830 Washington Avenue                     Eden Prairie, MN

Restoration
Hardware, Inc.  Lyons Moving & Storage           12/31/2002   20 E. Cota St.  S.B., CA                   Santa Barbara, CA

Restoration
Hardware, Inc.  Interstate Battery SY             2/28/2003   13845 Welch Rd.                            Farmers Branch, TX

Restoration
Hardware, Inc.  GDM & Associates                  3/1/2003    18650 72nd Ave. South                      Kent, WA

Restoration
Hardware, Inc.  Globe Properties                  4/30/2002   110 3rd St. #E, Eureka, CA                 Eureka, CA

Restoration
Hardware, Inc.  77 DEL MAR LLC                    7/31/2003   59 West Del Mar Blvd.,                     Los Angeles, CA

Restoration
Hardware, Inc.  Industrial Properties             9/1/2003    9610 Neils Thompson Dr. #100               Austin, TX

Restoration
Hardware, Inc.  Schnitzer Investments             9/30/2003   3315 NW 26th St.                           Portland, OR

Restoration
Hardware, Inc.  Donald C. Neithercut              7/31/2005   1255 West Center Avenue                    Denver, CO

Restoration
Hardware, Inc.  US Property Fund GMBH             10/1/2008   745 Boyleston Avenue                       Boston, MA

EQUIPMENT

                                                                      LEASE
                                                                   EXPIRATION
         LESSEE                        LESSOR                         DATE                     PROPERTY COVERED
------------------------------------------------------------------------------------------------------------------------
Restoration Hardware, Inc.  Apple Commercial Credit                 7/1/2003       Power Mac G4

Restoration Hardware, Inc.  Banc of America/Nations Credit          5/2/2002       Computer Equipment

Restoration Hardware, Inc.  Copelco                                 6/18/2005      Lift Trucks

Restoration Hardware, Inc.  Haworth                                 5/1/2003       Office Furniture

Restoration Hardware, Inc.  Dell Financial Services             3/20/03 - 2/20/04  PC's, Printers, Software

Restoration Hardware, Inc.  GMAC                                    5/6/2003       Chevy Truck

Restoration Hardware, Inc.  Heller Financial Leasing                2/28/2002      Computer Equipment

Restoration Hardware, Inc.  LaSalle                                 9/1/2002       Computer Equipment

Restoration Hardware, Inc.  Lucent                                  2/3/2002       Phone Systems

Restoration Hardware, Inc.  NMHG                                    5/11/2006      Forklifts and batteries

                                 EXHIBIT 7.1.23

                                  PENSION PLANS

Borrowers and their Subsidiaries have the following Plans:

                          Party                                     Type of Plan
                          -----                                     ------------
Borrowers: The Restoration Hardware 401(k) Plan                     401(k)

Subsidiaries: The Michaels Furniture Company - included in above

Restoration Hardware Canada, Inc. - Not applicable


                             Exhibit 7.1.23 - Page 1

                                 EXHIBIT 7.1.24

                                 TRADE RELATIONS


NONE


                             Exhibit 7.1.24 - Page 1

                                 EXHIBIT 7.1.25

              COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES

Borrowers and their Subsidiaries are parties to the following collective bargaining agreements: NONE

Material grievances, disputes of controversies with employees of Borrowers or any of their Subsidiaries are as follows: NONE

Threatened strikes, work stoppages and asserted pending demands for collective bargaining with respect to Borrowers or any of their Subsidiaries are as follows: NONE


                             Exhibit 7.1.25 - Page 1

                                  EXHIBIT 8.1.3

                             COMPLIANCE CERTIFICATE

                         [_____________________________]


                                                              ____________, ____

Fleet Capital Corporation, as Agent
15260 Ventura Boulevard
Suite 400
Sherman Oaks, California  91403


         The undersigned, the chief financial officer of "Lead Borrower", gives this certificate to Fleet Capital Corporation, in its capacity as Agent ("Agent") in accordance with the requirements of subsection 8.1.3 of that certain Seventh Amended and Restated Loan and Security Agreement dated __________, 20__ among the Lead Borrower, the Michaels Furniture Company, Inc., Agent and the Lenders party thereto ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                  Based upon my review of the balance sheets and statements of income of the Lead Borrower and its Subsidiaries for the [monthly/quarterly/annual] period ending _______________, ____, copies of which are attached hereto, I hereby certify that:

                           Capital Expenditures during the period and for the
fiscal year to date total $__________ and $__________, respectively.

                  [Add covenants];

                  No Default exists on the date hereof, other than:
__________________________________________________________________ [if none, so state]; and

                  No Event of Default exists on the date hereof, other than ______________________________________________________________ [if none, so state].

                                                Very truly yours,


                                                ________________________________
                                                Chief Financial Officer


                             Exhibit 8.1.3 - Page 1

                                  EXHIBIT 8.2.3

                              EXISTING INDEBTEDNESS

             Borrowers                    Lender        Amount       Maturity
             ---------                    ------        ------       --------
     Restoration Hardware, Inc.        Dell Leasing    $42,699        3/1/03

     Restoration Hardware, Inc.          Lampertz      $79,862       12/1/03

The Michaels Furniture Company, Inc.       ILC         $153,461      12/15/03


                             Exhibit 8.2.3 - Page 1

                                  EXHIBIT 8.2.5

                                 PERMITTED LIENS
                                 (See attached)


                             Exhibit 8.2.12 - Page 1

                            UCC SEARCH SUMMARY CHART

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
1.    Restoration Hardware, Inc.       AL                       Fleet Retail Finance Inc., as collateral       03/12/98
      15 Koch Road, Suite J                                     agent and Fleet Capital Corporation, as
      Corte Madera, CA  94925                                   collateral agent


----------------------------------------------------------------------------------------------------------------------------------
2.    Restoration Hardware, Inc.       AZ                       NationsCredit Commercial Corporation           02/02/98
      2426 East Camelback Road
      Phoenix, AZ 85016
----------------------------------------------------------------------------------------------------------------------------------
3.    Restoration Hardware, Inc.       AZ                       Fleet Retail Finance Inc., as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Capital Corporation, as
      Corte Madera, CA                                          collateral agent

----------------------------------------------------------------------------------------------------------------------------------
4.    Michael's Furniture Company,     CA                       Raymond Leasing Corporation                    08/30/02
      Inc., The
      5846 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
5.    Michaels Furniture Co. (The)     CA                       Safeco Credit Co. Inc. dba Safeline Leasing    01/11/01
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
6.    Michaels Furniture Company       CA                       Citicorp Vendor Finance, Inc.                  07/11/01
      Inc., Inc.
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
7.    Restoration Hardware             CA                       Pitney Bowes Credit Corporation                05/04/98
      2391 N. Winton Avenue
      Hayward, CA 94545
----------------------------------------------------------------------------------------------------------------------------------
8.    Restoration Hardware
      Canada, Inc.                     CA                       Fleet Retail Finance, Inc., as collateral      08/09/01
      15 Koch Road, Suite J                                     agent
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
1.    Restoration Hardware, Inc.       B1998-10475FS              Assets, accounts, contract rights,
      15 Koch Road, Suite J                                       general intangibles, equipment,
      Corte Madera, CA  94925          (continued on DE UCC in    inventory and chattel paper
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
2.    Restoration Hardware, Inc.       01002859                   Computer equipment
      2426 East Camelback Road
      Phoenix, AZ 85016
------------------------------------------------------------------------------------------------------
3.    Restoration Hardware, Inc.       997254                     Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA                 lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
4.    Michael's Furniture Company,     0224260451                 Equipment
      Inc., The
      5846 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
5.    Michaels Furniture Co. (The)     0102060406                 Leased Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
6.    Michaels Furniture Company       0119560134                 Leased Equipment
      Inc., Inc.
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
7.    Restoration Hardware             9812560666                 Leased Equipment
      2391 N. Winton Avenue
      Hayward, CA 94545
------------------------------------------------------------------------------------------------------
8.    Restoration Hardware
      Canada, Inc.                     0122260107                 All personal property
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 1

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
9.    Restoration Hardware Inc.        CA                       Dell Financial Services, L.P.                  03/21/01
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
10.   Restoration Hardware Inc.        CA                       Copelco Capital Inc.                           07/28/00
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
11.   Restoration Hardware Inc.        CA                       Newcourt Communications Finance Corporation    04/03/00
      4040 Civic Center Drive
      4th Floor
      San Rafael, CA  94903
----------------------------------------------------------------------------------------------------------------------------------
12.   Restoration Hardware, Inc.       CA                       M&I First National Leasing Corp.               10/30/00
      4040 Civic Center Drive
      San Rafael, CA  94903


----------------------------------------------------------------------------------------------------------------------------------
13.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           10/04/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
14.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           10/04/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925

----------------------------------------------------------------------------------------------------------------------------------
15.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           10/04/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
16.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           09/10/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
17.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           09/07/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
9.    Restoration Hardware Inc.        0108660915                 Leased Computer Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
10.   Restoration Hardware Inc.        0021660765                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
11.   Restoration Hardware Inc.        0009660224                 Leased Equipment
      4040 Civic Center Drive
      4th Floor
      San Rafael, CA  94903
------------------------------------------------------------------------------------------------------
12.   Restoration Hardware, Inc.       0031460169                 Equipment
      4040 Civic Center Drive                                     (purchase money security interest)
      San Rafael, CA  94903            (cont. by UCC in lieu of
                                       continuation filed in DE
                                       on 2/11/2002)
------------------------------------------------------------------------------------------------------
13.   Restoration Hardware, Inc.       9927960929                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
14.   Restoration Hardware, Inc.       9927961048                 All Debtor's right, title and
      15 Koch Road, Suite J                                       interest in and to Equipment Sublease
      Corte Madera, CA  94925                                     between Debtor and The Michaels
                                                                  Furniture Company, Inc.
------------------------------------------------------------------------------------------------------
15.   Restoration Hardware, Inc.       9927961049                 Lease Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
16.   Restoration Hardware, Inc.       9925761037                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
17.   Restoration Hardware, Inc.       9925260561                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 2

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
18.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           07/09/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
19.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           07/09/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
20.   Restoration Hardware, Inc.       CA                       LaSalle National Leasing Corporation           07/09/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
21.   Restoration Hardware, Inc.       CA                       Heller Financial Leasing, Inc.                 01/29/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
22.   Restoration Hardware, Inc.       CA                       Heller Financial Leasing, Inc.                 11/10/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
23.   Restoration Hardware, Inc.       CA                       Heller Financial Leasing, Inc.                 07/30/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
24.   Restoration Hardware, Inc.       CA                       NationsCredit Commercial                       05/12/98
      1733 Fourth Street
      Berkeley, CA 94710
----------------------------------------------------------------------------------------------------------------------------------
25.   Restoration Hardware, Inc.       CA                       NationsCredit Commercial                       02/03/98
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
26.   Restoration Hardware, Inc.       CA                       NationsCredit Commercial Corporation           01/30/98
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
27.   Restoration Hardware, Inc.       CA                       Fleet Retail Finance Inc., as collateral       12/19/97
      15 Koch Road, Suite J                                     agent and
      Corte Madera, CA 94925                                    Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
18.   Restoration Hardware, Inc.       9919660685                 Computer Equipment
      15 Koch Road, Suite J                                       (sublease)
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
19.   Restoration Hardware, Inc.       9919660689                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
20.   Restoration Hardware, Inc.       9919660697                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
21.   Restoration Hardware, Inc.       9903260386                 Leased Computer Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
22.   Restoration Hardware, Inc.       9831660907                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
23.   Restoration Hardware, Inc.       9821260100                 Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
24.   Restoration Hardware, Inc.       9813361127                 Leased Equipment
      1733 Fourth Street
      Berkeley, CA 94710
------------------------------------------------------------------------------------------------------
25.   Restoration Hardware, Inc.       9804160314                 Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
26.   Restoration Hardware, Inc.       9803560785                 All miscellaneous computer equipment,
      15 Koch Road, Suite J                                       furniture and fixtures financed by
      Corte Madera, CA 94925                                      secured party (lease)
------------------------------------------------------------------------------------------------------
27.   Restoration Hardware, Inc.       9735760042                 Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, instruments, deposit
                                       10/15/2001)                accounts
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 3

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
28.   Restoration Hardware, Inc.       CA                       Fleet Retail Finance Inc., as collateral       08/11/95
      15 Koch Road, Suite J                                     agent and                                      06/15/00 cont'd.
      Corte Madera, CA 94925                                    Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------
29.   Restoration Hardware, Inc.       CA                       Fleet Retail Finance Inc., as collateral       08/11/95
      424 First Street, Suite 1                                 agent and                                      06/15/00 cont'd.
      Eureka, CA 95501                                          Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------
30.   Restoration Hardware             CA                       Avaya Inc.                                     11/05/2002
      1565 North McArthur Dr.
      Ste 130
      Tracy, CA 95378
----------------------------------------------------------------------------------------------------------------------------------
31.   Restoration Hardware, Inc.       CA-Alameda               Fleet Retail Finance Inc., as collateral       9/6/95
                                                                agent and
                                                                Fleet Capital Corporation, as collateral       8/16/95
                                                                agent


----------------------------------------------------------------------------------------------------------------------------------
32.   Restoration Hardware, Inc.       CA-Contra Costa County   Fleet Retail Finance Inc., as collateral       9/7/95
                                                                agent and
                                                                Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------
33.   Restoration Hardware, Inc.       CA-San Mateo             Fleet Retail Finance Inc., as collateral       8/26/96
                                                                agent and
                                                                Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------
34.   Restoration Hardware, Inc.       CA-Santa Clara County    Fleet Retail Finance Inc., as collateral       8/19/96
                                                                agent and
                                                                Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
28.   Restoration Hardware, Inc.       9522760709                 accounts, general intangibles,
      15 Koch Road, Suite J            (continued on DE UCC in    deposit accounts, books and records,
      Corte Madera, CA 94925           lieu of cont. filed        goods, inventory and merchandise,
                                       10/15/2001)                proceeds
------------------------------------------------------------------------------------------------------
29.   Restoration Hardware, Inc.       9522760714                 accounts, general intangibles,
      424 First Street, Suite 1        (continued on DE UCC in    deposit accounts, books and records,
      Eureka, CA 95501                 lieu of cont. filed        goods, inventory and merchandise,
                                       10/15/2001)                proceeds
------------------------------------------------------------------------------------------------------
30.   Restoration Hardware             200231160353               Telephone equipment installed at
      1565 North McArthur Dr.                                     Restoration Hardware, 1565 North
      Ste 130                                                     McArthur Dr., Ste. 130, Tracy, CA
      Tracy, CA 95378                                             95376
------------------------------------------------------------------------------------------------------
31.   Restoration Hardware, Inc.       95204298                   All assets

                                       96203381
                                       (both continued on DE
                                       UCC in lieu of cont.
                                       filed 10/15/2001)
------------------------------------------------------------------------------------------------------
32.   Restoration Hardware, Inc.       95-149516                  All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
33.   Restoration Hardware, Inc.       96-105039                  All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
34.   Restoration Hardware, Inc.       13413020                   All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------



                             Exhibit 8.2.12 - Page 4

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
35.   Restoration Hardware, Inc.       CA-Marin County          Fleet Retail Finance Inc., as collateral       9/5/95
                                                                agent and
                                                                Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------
36.   Restoration Hardware, Inc.       CA-Marin County          Fleet Retail Finance Inc., as collateral       9/6/96
                                                                agent and
                                                                Fleet Capital Corporation, as collateral
                                                                agent
----------------------------------------------------------------------------------------------------------------------------------
37.   The Michaels Furniture Co.       CA                       Safeco Credit Co. Inc. dba Safeline Leasing    04/17/00
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
38.   The Michaels Furniture
      Company, Inc.                    CA                       The CIT Group/Equipment Financing, Inc.        07/09/01
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
39.   The Michaels Furniture
      Company, Inc.                    CA                       Fleet Retail Finance, Inc., as collateral      07/02/01
      15 Koch Road, Suite J                                     agent and Fleet Capital Corporation, as
      Corte Madera, CA  94925                                   collateral agent
----------------------------------------------------------------------------------------------------------------------------------
40.   The Michaels Furniture
      Company, Inc.                    CA                       Sovereign Bank Network Capital Alliance        9/29/00
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
41.   The Michaels Furniture
      Company, Inc.                    CA                       Heller Financial Leasing, Inc.                 01/29/99
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
42.   The Michaels Furniture
      Company, Inc.                    CA                       Heller Financial Leasing, Inc.                 11/10/98
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------
43.   The Michaels Furniture
      Company, Inc.                    CA                       Heller Financial Leasing, Inc.                 07/30/98
      5849 88th Street
      Sacramento, CA  95828
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
35.   Restoration Hardware, Inc.       95-041871                  All assets
                                       (may have lapsed)

------------------------------------------------------------------------------------------------------
36.   Restoration Hardware, Inc.       96-048102                  All assets
                                       (may have lapsed)

------------------------------------------------------------------------------------------------------
37.   The Michaels Furniture Co.       0011560096                 Leased Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
38.   The Michaels Furniture
      Company, Inc.                    0119460037                 Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
39.   The Michaels Furniture
      Company, Inc.                    0118660464                 all personal property
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
40.   The Michaels Furniture
      Company, Inc.                    0028560516                 Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
41.   The Michaels Furniture
      Company, Inc.                    9903260389                 Leased Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
42.   The Michaels Furniture
      Company, Inc.                    9831660916                 Leased Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
43.   The Michaels Furniture
      Company, Inc.                    9821260103                 Leased Equipment
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 5

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
44.   The Michaels Furniture
      Company, Inc.                    CA                       Fleet Retail Finance Inc., as collateral       04/15/98
      5849 88th Street                                          agent and Fleet Capital Corporation, as
      Sacramento, CA  95828                                     collateral agent
----------------------------------------------------------------------------------------------------------------------------------
45.   The Michaels Furniture
      Company, Inc.                    CA                       Fleet Retail Finance Inc., as collateral       02/19/98
      5849 88th Street                                          agent and Fleet Capital Corporation, as
      Sacramento, CA  95828                                     collateral agent
----------------------------------------------------------------------------------------------------------------------------------
46.   The Michaels Furniture
      Company, Inc.                    CA-Sacramento County     Fleet Capital Corporation , as collateral      5/14/98
      5849 88th Street                                          agent and Fleet Retail Finance Inc., as
      Sacramento, CA  95828                                     collateral agent
----------------------------------------------------------------------------------------------------------------------------------
47.   Restoration Hardware Inc.        CO                       Heller Financial Leasing, Inc.                 02/02/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
48.   Restoration Hardware Inc.        CO                       Fleet Capital Corporation , as collateral      12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
49.   Restoration Hardware, Inc.       CO                       NationsCredit Commercial Corporation           02/03/98
      8405 Park Meadows Center Dr.
      Suite C1
      Littleton, CO 80124
----------------------------------------------------------------------------------------------------------------------------------
50.   Restoration Hardware, Inc.       CT                       LaSalle National Leasing Corporation           08/31/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
51.   Restoration Hardware, Inc.       CT                       NationsCredit Commercial Corporation           05/11/98
      519 Westfarms Mall
      Suite C-244
      Farmington, CT 06032
----------------------------------------------------------------------------------------------------------------------------------
52.   Restoration Hardware, Inc.       CT                       NationsCredit Commercial Corporation           02/03/98
      519 Westfarms Mall
      Suite C-244
      Farmington, CT 06032
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
44.   The Michaels Furniture
      Company, Inc.                    9810561281                 All personal property
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
45.   The Michaels Furniture
      Company, Inc.                    9805161203                 All personal property
      5849 88th Street
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
46.   The Michaels Furniture
      Company, Inc.                    199805140777
      5849 88th Street                 Fixture Filing
      Sacramento, CA  95828
------------------------------------------------------------------------------------------------------
47.   Restoration Hardware Inc.        19992006041                Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
48.   Restoration Hardware Inc.        19972114461                General intangibles, accounts
      15 Koch Road, Suite J            (continued on DE UCC in    receivable, inventory, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        documents and contract rights
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
49.   Restoration Hardware, Inc.       19982007734                Equipment
      8405 Park Meadows Center Dr.
      Suite C1
      Littleton, CO 80124
------------------------------------------------------------------------------------------------------
50.   Restoration Hardware, Inc.       00019463870                Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
51.   Restoration Hardware, Inc.       0001849779                 Computer equipment
      519 Westfarms Mall
      Suite C-244
      Farmington, CT 06032
------------------------------------------------------------------------------------------------------
52.   Restoration Hardware, Inc.       0001829143                 Computer equipment
      519 Westfarms Mall
      Suite C-244
      Farmington, CT 06032
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 6

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
53.   Restoration Hardware, Inc.       CT                       Fleet Capital Corporation , as collateral      12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
54.   Restoration Hardware             DC                       Fleet Retail Finance Inc., as collateral       08/10/01
      Canada, Inc.
      15 Koch Road, Suite J                                     agent
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
55.   Restoration Hardware, Inc.       DC                       Heller Financial Leasing, Inc.                 11/12/98
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
56.   Restoration Hardware, Inc.       DC                       Fleet Capital Corporation , as collateral      04/02/98
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
57.   Restoration Hardware Inc.        DE                       Raymond Leasing Corporation                    09/28/01
      2391 West Winton Avenue
      Hayward, CA 94545
----------------------------------------------------------------------------------------------------------------------------------
58.   Restoration Hardware, Inc.       DE                       M&I First National Leasing Corp.               02/11/02
      4040 Civic Center Drive
      San Rafael, CA 94903
      and
      The Michael's Furniture
      Co., Inc.
      4040 Civic Center Drive
      San Rafael, CA 94903
----------------------------------------------------------------------------------------------------------------------------------
59.   Restoration Hardware, Inc.       DE                       NMHG Financial Services, Inc.                  07/19/01
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
53.   Restoration Hardware, Inc.       0001820565                 Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
54.   Restoration Hardware             2001073883                 All personal property
      Canada, Inc.
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
55.   Restoration Hardware, Inc.       9800018866                 Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
56.   Restoration Hardware, Inc.       9800006057                 All assets
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA 94925           lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
57.   Restoration Hardware Inc.        1125955 0                  Equipment
      2391 West Winton Avenue
      Hayward, CA 94545
------------------------------------------------------------------------------------------------------
58.   Restoration Hardware, Inc.       2056218 5                  Equipment
      4040 Civic Center Drive
      San Rafael, CA 94903             Financing Statement in
      and                              lieu of continuation
      The Michael's Furniture
      Co., Inc.
      4040 Civic Center Drive
      San Rafael, CA 94903
------------------------------------------------------------------------------------------------------
59.   Restoration Hardware, Inc.       1074238 2                  Leased Equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 7

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
60.   Restoration Hardware, Inc.       DE                       Fleet Retail Finance Inc., as collateral       07/03/01
      15 Koch Road, Suite J                                     agent and Fleet Capital Corporation, as
      Corte Madera, CA 94925                                    collateral agent


----------------------------------------------------------------------------------------------------------------------------------
61.   Restoration Hardware Inc.        FL                       LaSalle National Leasing Corporation           10/01/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
62.   Restoration Hardware Inc.        FL                       LaSalle National Leasing Corporation           09/01/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
63.   Restoration Hardware Inc.        FL                       LaSalle National Leasing Corporation           07/08/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
64.   Restoration hardware Inc.        FL                       NationsCredit Commercial Corporation           05/12/98
      711 South Dakota Avenue
      Tampa, FL  33606
----------------------------------------------------------------------------------------------------------------------------------
65.   Restoration Hardware, Inc.       FL                       Heller Financial Leasing, Inc.                 02/05/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
66.   Restoration Hardware, Inc.       FL                       Heller Financial Leasing, Inc.                 11/10/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
67.   Restoration Hardware, Inc.       FL                       Fleet Capital Corporation, as collateral       02/26/98
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
68.   Restoration Hardware, Inc.       FL                       AEI Music Network, Inc.                        12/12/97
      1975 Biscayne Boulevard
      Aventura Mall Space 751
      Aventura, FL 33180
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
60.   Restoration Hardware, Inc.       1061822 8                  Assets, accounts, contract rights,
      15 Koch Road, Suite J                                       general intangibles, equipment,
      Corte Madera, CA 94925           Financing Statement in     inventory, chattel paper, machinery,
                                       lieu of continuation       fixtures, vehicles, and returned or
                                                                  repossessed goods
------------------------------------------------------------------------------------------------------
61.   Restoration Hardware Inc.        990000224287               Equipment and computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
62.   Restoration Hardware Inc.        990000201475               Equipment and computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
63.   Restoration Hardware Inc.        990000154635               Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
64.   Restoration hardware Inc.        980000103150               Computer equipment (Lease)
      711 South Dakota Avenue
      Tampa, FL  33606
------------------------------------------------------------------------------------------------------
65.   Restoration Hardware, Inc.       990000027867               Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
66.   Restoration Hardware, Inc.       980000251621               Computer equipment and communications
      15 Koch Road, Suite J                                       equipment
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
67.   Restoration Hardware, Inc.       980000043332               Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA  94925          lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures and vehicles
------------------------------------------------------------------------------------------------------
68.   Restoration Hardware, Inc.       970000278846               Equipment and proceeds
      1975 Biscayne Boulevard
      Aventura Mall Space 751
      Aventura, FL 33180
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 8

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
69.   Restoration Hardware, Inc.       GA-DeKalb Cnty           Fleet Capital Corporation                      09/06/00
      15 Koch Road, Suite J
      Corte Madera, CA  94925


----------------------------------------------------------------------------------------------------------------------------------
70.   Restoration Hardware, Inc.       GA-Fulton Cty.           NationsCredit Commercial Corporation           05/08/98
      3393 Peachtree Road, N.E.
      Suite 3142
      Atlanta, GA 30326
----------------------------------------------------------------------------------------------------------------------------------
71.   Restoration Hardware, Inc.       GA - Fulton Cty.         Fleet Capital Corporation , as collateral      12/12/97
      15 Koch Road, Suite J                                     agent (Assignee) and Fleet Retail Finance
      Corte Madera, CA 94925                                    Inc., as collateral agent (Assignee)

----------------------------------------------------------------------------------------------------------------------------------
72.   Restoration Hardware, Inc.       GA-Gwinnett Cnty         Fleet Capital Corporation                      09/01/2000
      15 Koch Road, Suite J
      Corte Madera, CA  94925


----------------------------------------------------------------------------------------------------------------------------------
73.   Restoration Hardware Inc.        IL                       LaSalle National Leasing Corp.                 10/01/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
74.   Restoration Hardware Inc.        IL                       LaSalle National Leasing Corp.                 08/31/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
75.   Restoration Hardware Inc.        IL                       Heller Financial Leasing Inc.                  02/05/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
76.   Restoration Hardware Inc.        IL                       Heller Financial Leasing Inc.                  11/19/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
69.   Restoration Hardware, Inc.       04400007269                Equipment, fixtures, inventory,
      15 Koch Road, Suite J                                       general intangibles, chattel paper,
      Corte Madera, CA  94925                                     negotiable instruments, vehicles,
                                                                  accounts, miscellaneous goods and
                                                                  consumer goods
------------------------------------------------------------------------------------------------------
70.   Restoration Hardware, Inc.       06098009703                Collateral (Lease)
      3393 Peachtree Road, N.E.
      Suite 3142
      Atlanta, GA 30326
------------------------------------------------------------------------------------------------------
71.   Restoration Hardware, Inc.       06097026209                All assets.
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA 94925           lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
72.   Restoration Hardware, Inc.       06700009992                Equipment, fixtures, inventory,
      15 Koch Road, Suite J                                       general intangibles, chattel paper,
      Corte Madera, CA  94925                                     negotiable instruments, vehicles,
                                                                  accounts, miscellaneous goods and
                                                                  consumer goods
------------------------------------------------------------------------------------------------------
73.   Restoration Hardware Inc.        004102867                  Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
74.   Restoration Hardware Inc.        004087989                  Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
75.   Restoration Hardware Inc.        003985316                  Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
76.   Restoration Hardware Inc.        003945103                  Leases
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------


                             Exhibit 8.2.12 - Page 9

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
77.   Restoration Hardware Inc.        IL                       Fleet Retail Finance Inc., as collateral       12/17/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
78.   Restoration Hardware Inc.        IL                       Fleet Retail Finance Inc., as collateral       07/31/96
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as        07/02/01 cont'd
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
79.   Restoration Hardware, Inc.       IN                       Fleet Capital Corporation and Fleet Retail     03/31/98
      15 Koch Road, Suite J                                     Finance Inc.
      Corte Madera, CA 94925

----------------------------------------------------------------------------------------------------------------------------------
80.   Restoration Hardware Inc.        KS                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
81.   Restoration Hardware, Inc.       KS                       Fleet Capital Corporation, as collateral       7/30/96
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
82.   Restoration Hardware Inc.        LA                       NationsCredit Commercial Corporation           05/13/98
      3301 Veterans Memorial
      Boulevard, Suite 36
      Metairie, LA 70002
----------------------------------------------------------------------------------------------------------------------------------
83.   Restoration Hardware, Inc.       LA                       NationsCredit Commercial Corporation           02/18/98
      3301 Veterans Memorial Blvd.
      Suite 36
      Metairie, LA 70002
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
77.   Restoration Hardware Inc.        003776753                  Accounts receivable, inventory,
      15 Koch Road, Suite J            (continued on DE UCC in    equipment, books
      Corte Madera, CA  94925          lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
78.   Restoration Hardware Inc.        003572475                  All assets
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA  94925          lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
79.   Restoration Hardware, Inc.       2181659                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
80.   Restoration Hardware Inc.        2412163                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
81.   Restoration Hardware, Inc.       2268373                    All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
82.   Restoration Hardware Inc.        26-223742                  Equipment
      3301 Veterans Memorial
      Boulevard, Suite 36
      Metairie, LA 70002
------------------------------------------------------------------------------------------------------
83.   Restoration Hardware, Inc.       26-221706                  Equipment
      3301 Veterans Memorial Blvd.
      Suite 36
      Metairie, LA 70002
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 10

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
84.   Restoration Hardware, Inc.       LA-East Baton Rouge      Fleet Capital Corporation, as collateral       12/17/97
      15 Koch Road, Suite J            Parish                   agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
85.   Restoration Hardware, Inc.       LA-Jefferson Parish      Fleet Capital Corporation                      09/01/00
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
86.   Restoration Hardware, Inc.       MA                       LaSalle National Leasing Corporation           07/09/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
87.   Restoration Hardware, Inc.       MA                       Heller Financial Leasing, Inc.                 02/05/99
      15 Koch Road
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
88.   Restoration Hardware, Inc.       MA                       Fleet Capital Corporation, as collateral       03/13/98
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
89.   Restoration Hardware, Inc.       MA-Boston City Clerk     Fleet Capital Corporation, as collateral       04/2/98
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
90.   Restoration Hardware, Inc.       MA-Boston City Clerk     Heller Financial Leasing, Inc.                 2/5/99
----------------------------------------------------------------------------------------------------------------------------------
91.   Restoration Hardware, Inc.       MA-Boston City Clerk     LaSalle National Leasing Corporation           8/4/99
      (Lessor)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
92.   Restoration Hardware, Inc.       MA-Newton City Clerk     Heller Financial Leasing, Inc.                 2/3/99
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
84.   Restoration Hardware, Inc.       17-1142735                 Accounts, contract rights and general
      15 Koch Road, Suite J            (continued on DE UCC in    intangibles
      Corte Madera, CA 94925           lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
85.   Restoration Hardware, Inc.       26-247388                  All assets, accounts, contract
      15 Koch Road, Suite J                                       rights, general intangibles,
      Corte Madera, CA  94925                                     equipment and inventory
------------------------------------------------------------------------------------------------------
86.   Restoration Hardware, Inc.       99645409                   Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
87.   Restoration Hardware, Inc.       99608561                   Specific leased equipment
      15 Koch Road
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
88.   Restoration Hardware, Inc.       98535434                   All assets
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA  94925          lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
89.   Restoration Hardware, Inc.       406729                     All assets
                                       (continued on DE UCC
                                       in lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
90.   Restoration Hardware, Inc.       414237                     Specific leased equipment
------------------------------------------------------------------------------------------------------
91.   Restoration Hardware, Inc.       418784                     Specific leased equipment
      (Lessor)
------------------------------------------------------------------------------------------------------
92.   Restoration Hardware, Inc.       109-99                     Specific leased equipment
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 11

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
93.   Restoration Hardware, Inc.       MA-Newton City Clerk     Fleet Capital Corporation, as collateral       1/18/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
94.   Restoration Hardware, Inc.       MA-Peabody City Clerk    Heller Financial Leasing, Inc.                 2/3/99
----------------------------------------------------------------------------------------------------------------------------------
95.   Restoration Hardware, Inc.       MA-Peabody City Clerk    Fleet Capital Corporation, as collateral       1/13/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
96.   Restoration Hardware, Inc.       MA-Mansfield             Fleet Capital Corporation, as agent            9/29/00



----------------------------------------------------------------------------------------------------------------------------------
97.   Restoration Hardware Inc.        MD                       Copelco Capital, Inc.                          06/20/00
      8416 Kelso Drive
      Essex, MD 21221
----------------------------------------------------------------------------------------------------------------------------------
98.   Restoration Hardware, Inc.       MD                       Copelco Capital, Inc.                          08/01/00
      8416 Kelso Drive
      Essex, MD 21221
----------------------------------------------------------------------------------------------------------------------------------
99.   Restoration Hardware, Inc.       MD                       Fleet Capital Corporation, as collateral       01/13/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
100.  Restoration Hardware, Inc.       MD                       LaSalle National Leasing Corporation           10/06/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
101.  Restoration Hardware, Inc.       MI                       Fleet Capital Corporation, as collateral       09/29/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
93.   Restoration Hardware, Inc.       22-2000                    All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
94.   Restoration Hardware, Inc.       36,266                     Specific leased equipment
------------------------------------------------------------------------------------------------------
95.   Restoration Hardware, Inc.       36,858                     All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
96.   Restoration Hardware, Inc.       183-00                     All Assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
97.   Restoration Hardware Inc.        00000181050203             Equipment
      8416 Kelso Drive
      Essex, MD 21221
------------------------------------------------------------------------------------------------------
98.   Restoration Hardware, Inc.       00000181054355             Equipment
      8416 Kelso Drive
      Essex, MD 21221
------------------------------------------------------------------------------------------------------
99.   Restoration Hardware, Inc.       00000181032442             Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
100.  Restoration Hardware, Inc.       00000181022417             Equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
101.  Restoration Hardware, Inc.       D699607                    All assets
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 12

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
102.  Restoration Hardware, Inc.       MI                       NationsCredit Commercial Corporation           02/20/98
      2800 West Big Beaver Road
      Suite R-236
      Troy, MI 48084
----------------------------------------------------------------------------------------------------------------------------------
103.  Restoration Hardware, Inc.       MI                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
104.  Restoration Hardware, Inc.       MI-Oakland County        Fleet Capital Corporation and Fleet Retail     9/9/96
                                                                Finance Inc.


----------------------------------------------------------------------------------------------------------------------------------
105.  Restoration Hardware, Inc.       MN                       Heller Financial Leasing, Inc.                 02/04/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
106.  Restoration Hardware, Inc.       MN                       NationsCredit Commercial Corporation           05/11/98
      791 Grand Avenue
      St. Paul, MN 55105
----------------------------------------------------------------------------------------------------------------------------------
107.  Restoration Hardware, Inc.       MN                       Fleet Capital Corporation, as collateral       02/26/98
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
108.  Restoration Hardware Inc.        MO                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
109.  Restoration Hardware Inc.        MO-Jackson County        Fleet Capital Corporation, as collateral       1/14/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
110.  Restoration Hardware Inc.        MO-St. Louis County      Imperial Business Credit, Inc.                 12/17/96
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
102.  Restoration Hardware, Inc.       D341601                    Computer equipment
      2800 West Big Beaver Road
      Suite R-236
      Troy, MI 48084
------------------------------------------------------------------------------------------------------
103.  Restoration Hardware, Inc.       91000B                     Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA  94925          lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures and vehicles
------------------------------------------------------------------------------------------------------
104.  Restoration Hardware, Inc.       9606036                    All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
105.  Restoration Hardware, Inc.       2103860                    Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
106.  Restoration Hardware, Inc.       2036244                    Computer equipment
      791 Grand Avenue
      St. Paul, MN 55105
------------------------------------------------------------------------------------------------------
107.  Restoration Hardware, Inc.       2015300                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
108.  Restoration Hardware Inc.        2859547                    All assets
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA  94925          lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
109.  Restoration Hardware Inc.        2000J 0418842              All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
110.  Restoration Hardware Inc.        15070                      Specific leased equipment
------------------------------------------------------------------------------------------------------



                            Exhibit 8.2.12 - Page 13

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
111.  Restoration Hardware Inc.        MO-St. Louis County      Fleet Capital Corporation, as collateral       12/16/97
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
112.  Restoration Hardware Inc.        MS                       Fleet Capital Corporation, as collateral       01/13/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
113.  Restoration Hardware Inc.        MO                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
114.  Restoration Hardware Inc.        MS-Hinds (1st Dist.)     Fleet Capital Corporation, as collateral       9/29/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
115.  Restoration Hardware Inc.        MS-Madison               Fleet Capital Corporation, as collateral       1/13/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
116.  Restoration Hardware Inc.        NC                       NationsCredit Commercial Corporation           05/12/98
      4325 Glenwood Avenue
      Suite 145
      Raleigh, NC  27612
----------------------------------------------------------------------------------------------------------------------------------
117.  Restoration Hardware Inc.        NC                       NationsCredit Commercial Corporation           01/30/98
      6815A Phillips Place Court
      Charlotte, NC 28210
----------------------------------------------------------------------------------------------------------------------------------
118.  Restoration Hardware Inc.        NC                       NationsCredit Commercial Corporation           01/30/98
      4325 Glenwood Avenue
      Suite 145
      Raleigh, NC  27612
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
111.  Restoration Hardware Inc.        15053                      All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
112.  Restoration Hardware Inc.        1395084                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
113.  Restoration Hardware Inc.        2859547                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, products and chattel paper
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
114.  Restoration Hardware Inc.        289483                     All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
115.  Restoration Hardware Inc.        001329                     All personal property
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
116.  Restoration Hardware Inc.        199823979                  Computer equipment
      4325 Glenwood Avenue
      Suite 145
      Raleigh, NC  27612
------------------------------------------------------------------------------------------------------
117.  Restoration Hardware Inc.        1544429                    Computer equipment
      6815A Phillips Place Court
      Charlotte, NC 28210
------------------------------------------------------------------------------------------------------
118.  Restoration Hardware Inc.        1544428                    Computer equipment
      4325 Glenwood Avenue
      Suite 145
      Raleigh, NC  27612
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 14

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
119.  Restoration Hardware, Inc.       NC                       Fleet Capital Corporation, as collateral       12/17/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent


----------------------------------------------------------------------------------------------------------------------------------
120.  Restoration Hardware, Inc.       NC-Mecklenburg County    Fleet Capital Corporation, as collateral       12/31/97
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
121.  Restoration Hardware, Inc.       NC-Wake County           Fleet Capital Corporation and Fleet Retail     12/31/97
                                                                Finance Inc.


----------------------------------------------------------------------------------------------------------------------------------
122.  Restoration Hardware, Inc.       NC-Wake County           NationsCredit Commercial Corporation           5/8/98
                                       Register of Deeds
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
123.  Restoration Hardware, Inc.       NC-Wake County           Fleet Retail Finance Inc., as collateral       9/29/00
                                       Register of Deeds        agent and Fleet Capital Corporation, as
                                                                collateral agent
----------------------------------------------------------------------------------------------------------------------------------
124.  Restoration Hardware, Inc.       NY-Nassau County         Fleet Capital Corporation, as collateral       12/30/97
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent
----------------------------------------------------------------------------------------------------------------------------------
125.  Restoration Hardware, Inc.       NY-Nassau County         NationsCredit Commercial Corporation           2/6/98
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
126.  Restoration Hardware, Inc.       NY-Nassau County         NationsCredit Commercial Corporation           5/20/98
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
127.  Restoration Hardware, Inc.       NY-New York County       Fleet Capital Corporation, as collateral       1/19/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
119.  Restoration Hardware, Inc.       1523526                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles,  negotiable
      Corte Madera, CA 94925           lieu of cont. filed        instruments, equipment, inventory,
                                       10/15/2001)                chattel paper, machinery, fixtures,
                                                                  and vehicles
------------------------------------------------------------------------------------------------------
120.  Restoration Hardware, Inc.       19562                      All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
121.  Restoration Hardware, Inc.       19562                      All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
122.  Restoration Hardware, Inc.       98 003738                  Specific leased equipment

      (Lessee)
------------------------------------------------------------------------------------------------------
123.  Restoration Hardware, Inc.       00 006959                  All assets


------------------------------------------------------------------------------------------------------
124.  Restoration Hardware, Inc.       UCUC97021884               All assets


------------------------------------------------------------------------------------------------------
125.  Restoration Hardware, Inc.       UCUC98002306               Specific leased equipment
      (Lessee)
------------------------------------------------------------------------------------------------------
126.  Restoration Hardware, Inc.       UCUC98008928               Specific leased equipment
      (Lessee)
------------------------------------------------------------------------------------------------------
127.  Restoration Hardware, Inc.       00PN03293                  All assets


------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 15

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
128.  Restoration Hardware, Inc.       NJ                       LaSalle National Leasing Corp.                 10/04/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
129.  Restoration Hardware, Inc.       NJ                       Heller Financial Leasing, Inc.                 02/03/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
130.  Restoration Hardware, Inc.       NJ                       Heller Financial Leasing, Inc.                 11/12/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
131.  Restoration Hardware, Inc.       NJ                       Heller Financial, Inc.                         08/03/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
132.  Restoration Hardware, Inc.       NJ                       Fleet Capital Corporation, as collateral       12/12/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
133.  Restoration Hardware, Inc.       NY                       Heller Financial Leasing, Inc.                 02/02/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
134.  Restoration Hardware, Inc.       NY                       Heller Financial Leasing, Inc.                 11/10/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
135.  Restoration Hardware, Inc.       NY                       Heller Financial Leasing, Inc.                 07/30/98
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
136.  Restoration Hardware, Inc.       NY                       NationsCredit Commercial                       05/11/98
      Roosevelt Field Shopping Center
      Suite 1121
      Garden City, NY 11530
----------------------------------------------------------------------------------------------------------------------------------
137.  Restoration Hardware, Inc.       NY                       NationsCredit Commercial Corporation           02/03/98
      Roosevelt Field Shopping Center
      Suite 1121
      Garden City, NY 11530
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
128.  Restoration Hardware, Inc.       1933742                    Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
129.  Restoration Hardware, Inc.       1887277                    Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
130.  Restoration Hardware, Inc.       1871646                    Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
131.  Restoration Hardware, Inc.       1852633                    Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
132.  Restoration Hardware, Inc.       1808237                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            continued on DE UCC in     general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery
                                       10/15/2001)                and  fixtures
------------------------------------------------------------------------------------------------------
133.  Restoration Hardware, Inc.       99021919                   Equipment and computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
134.  Restoration Hardware, Inc.       98238679                   Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
135.  Restoration Hardware, Inc.       98164174                   Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
136.  Restoration Hardware, Inc.       98100637                   Computer equipment
      Roosevelt Field Shopping Center
      Suite 1121
      Garden City, NY 11530
------------------------------------------------------------------------------------------------------
137.  Restoration Hardware, Inc.       98023287                   Computer equipment
      Roosevelt Field Shopping Center
      Suite 1121
      Garden City, NY 11530
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 16

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
138.  Restoration Hardware, Inc.       NY                       Fleet Capital Corporation and Fleet Retail     12/17/97
      15 Koch Road, Suite J                                     Finance Inc. and Sumitomo Bank of California
      Corte Madera, CA  94925

----------------------------------------------------------------------------------------------------------------------------------
139.  Restoration Hardware, Inc.       NY-Rockland County       Fleet Capital Corporation, as collateral       1/13/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
140.  Restoration Hardware, Inc.       NY-Westchester County    Heller Financial leasing, Inc. (CEFD)          11/12/98
----------------------------------------------------------------------------------------------------------------------------------
141.  Restoration Hardware, Inc.       NY-Westchester County     Heller Financial leasing, Inc. (CEFD)         2/4/99
----------------------------------------------------------------------------------------------------------------------------------
142.  Restoration Hardware, Inc.       NY-Westchester County    Fleet Capital Corporation, as collateral       1/14/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
143.  Restoration Hardware, Inc.       NY-NY Cnty               Heller Financial Leasing, Inc.                 02/08/99
      15 Koch Road
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
144.  Restoration Hardware Inc.        OH                       Fleet Capital Corporation, as collateral       01/13/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
145.  Restoration Hardware Inc.        OH                       LaSalle National Leasing Corporation           09/01/1999
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
146.  Restoration Hardware, Inc.       OH-Franklin County       LaSalle National Leasing Corporation           9/1/99
                                       Recorder
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
138.  Restoration Hardware, Inc.       97259081                   Assets, accounts, contract rights,
      15 Koch Road, Suite J            continued on DE UCC in     general intangibles, equipment,
      Corte Madera, CA  94925          lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures and vehicles
------------------------------------------------------------------------------------------------------
139.  Restoration Hardware, Inc.       2000-2152                  All assets
                                       continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
140.  Restoration Hardware, Inc.       98-09867                   Specific leased equipment
------------------------------------------------------------------------------------------------------
141.  Restoration Hardware, Inc.       99-01002                   Specific leased equipment
------------------------------------------------------------------------------------------------------
142.  Restoration Hardware, Inc.       40014-0154                 All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
143.  Restoration Hardware, Inc.       99PK01937                  Equipment
      15 Koch Road
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
144.  Restoration Hardware Inc.        AP0207961                  All assets
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA  94925          lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
145.  Restoration Hardware Inc.        AP0172449                  Equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
146.  Restoration Hardware, Inc.       199909010223453            Specific leased equipment

      (Lessee)
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 17

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
147.  Restoration Hardware, Inc.       OH-Franklin County       Fleet Capital Corporation, as collateral       1/13/00
                                       Recorder                 agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
148.  Restoration Hardware Inc.        OK                       Fleet Capital Corporation, as collateral       09/01/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------
149.  Restoration Hardware Inc.        OR                       Heller Financial Leasing, Inc.                 02/03/99
      15 Koch Road, Suite J
      Corte Madera, CA  94925
----------------------------------------------------------------------------------------------------------------------------------
150.  Restoration Hardware Inc.        OR                       NationsCredit Commercial Corporation           03/17/98
      315 N.W. 23rd Avenue
      Portland, OR 97210
----------------------------------------------------------------------------------------------------------------------------------
151.  Restoration Hardware Inc.        OR                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent


----------------------------------------------------------------------------------------------------------------------------------
152.  Restoration Hardware Inc.        OR-Multnomah County      Fleet Capital Corporation, as collateral       9/7/95
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
153.  Restoration Hardware Inc.        PA                       Heller Financial Leasing, Inc.                 02/02/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925-0000
----------------------------------------------------------------------------------------------------------------------------------
154.  Restoration Hardware Inc.        PA                       NationsCredit Commercial Corporation           02/02/98
      432 Mal Boulevard
      King of Prussia, PA 19406-0000
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
147.  Restoration Hardware, Inc.       2000001 130009627          All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
148.  Restoration Hardware Inc.        0047499                    Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA  94925          lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures and vehicles
------------------------------------------------------------------------------------------------------
149.  Restoration Hardware Inc.        0000455273                 Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
150.  Restoration Hardware Inc.        0000414365                 Computer equipment (lease)
      315 N.W. 23rd Avenue
      Portland, OR 97210
------------------------------------------------------------------------------------------------------
151.  Restoration Hardware Inc.        0000402495                 Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, vehicles and returned or
                                                                  repossessed goods
------------------------------------------------------------------------------------------------------
152.  Restoration Hardware Inc.        95108403                   All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
153.  Restoration Hardware Inc.        29870734                   Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925-0000
------------------------------------------------------------------------------------------------------
154.  Restoration Hardware Inc.        28510580                   Specific leased equipment
      432 Mal Boulevard
      King of Prussia, PA 19406-0000
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 18

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
155.  Restoration Hardware Inc.        PA                       NationsCredit Commercial Corporation           02/02/98
      1500 Washington Road
      Suite 1105
      Pittsburgh, PA 15228-0000
----------------------------------------------------------------------------------------------------------------------------------
156.  Restoration Hardware Inc.        PA                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent
----------------------------------------------------------------------------------------------------------------------------------
157.  Restoration Hardware, Inc.       PA-Allegheny County      Fleet Capital Corporation, as collateral       12/17/97
                                       Prothonotary             agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
158.  Restoration Hardware, Inc.       PA-Montgomery County     NationsCredit Commercial Corporation           10/9/97
                                       Prothonotary
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
159.  Restoration Hardware, Inc.       PA-Montgomery  County    Fleet Capital Corporation, as agent            12/17/97
                                       Prothonotary


----------------------------------------------------------------------------------------------------------------------------------
160.  Restoration Hardware, Inc.       PA-Philadelphia County   Heller Financial leasing, Inc.                 2/2/99
                                       Prothonotary
----------------------------------------------------------------------------------------------------------------------------------
161.  Restoration Hardware, Inc.       PA-Philadelphia County   Fleet Capital Corporation, as agent            1/18/00
                                       Prothonotary


----------------------------------------------------------------------------------------------------------------------------------
162.  Restoration Hardware, Inc.       PA-Washington            Fleet Capital Corporation, as collateral       9/29/00
                                       Prothonotary             agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
155.  Restoration Hardware Inc.        28510582                   Specific leased equipment
      1500 Washington Road
      Suite 1105
      Pittsburgh, PA 15228-0000
------------------------------------------------------------------------------------------------------
156.  Restoration Hardware Inc.        28320774                   All assets
      15 Koch Road, Suite J
      Corte Madera, CA  94925
------------------------------------------------------------------------------------------------------
157.  Restoration Hardware, Inc.       97-009642                  All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
158.  Restoration Hardware, Inc.       270507                     Specific leased equipment

      (Lessee)
------------------------------------------------------------------------------------------------------
159.  Restoration Hardware, Inc.       271925                     All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
160.  Restoration Hardware, Inc.       99 563                     Specific leased equipment

------------------------------------------------------------------------------------------------------
161.  Restoration Hardware, Inc.       00257                      All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
162.  Restoration Hardware, Inc.       2000-61108                 All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 19

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
163.  Restoration Hardware, Inc.       RI                       Fleet Capital Corporation, as collateral       01/14/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
164.  Restoration Hardware, Inc.       TN                       Heller Financial Leasing, Inc.                 11/16/98
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
165.  Restoration Hardware, Inc.       TN                       Heller Financial Leasing, Inc.                 08/03/98
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
166.  Restoration Hardware, Inc.       TN                       Fleet Capital Corporation, as collateral       03/12/98
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
167.  Restoration Hardware, Inc.       TX                       LaSalle National Leasing Corporation           10/04/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
168.  Restoration Hardware, Inc.       TX                       LaSalle National Leasing Corporation           07/08/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
169.  Restoration Hardware, Inc.       TX                       Heller Financial Leasing, Inc.                 02/01/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
170.  Restoration Hardware, Inc.       TX                       NationsCredit Commercial Corporation           02/03/98
      255 East Basse Road, Suite 1040
      San Antonio, TX 78209
----------------------------------------------------------------------------------------------------------------------------------
171.  Restoration Hardware, Inc.       TX                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
172.  Restoration Hardware, Inc.       UT                       Heller Financial Leasing, Inc.                 02/02/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
163.  Restoration Hardware, Inc.       707118                     Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
164.  Restoration Hardware, Inc.       983-614404                 Unspecified
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
165.  Restoration Hardware, Inc.       982-069498                 Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
166.  Restoration Hardware, Inc.       982-023138                 Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                and fixtures
------------------------------------------------------------------------------------------------------
167.  Restoration Hardware, Inc.       9900200719                 Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
168.  Restoration Hardware, Inc.       9900137860                 Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
169.  Restoration Hardware, Inc.       9900020240                 Specific leased equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
170.  Restoration Hardware, Inc.       9800022679                 Specific leased equipment
      255 East Basse Road, Suite 1040
      San Antonio, TX 78209
------------------------------------------------------------------------------------------------------
171.  Restoration Hardware, Inc.       9700254334                 All assets
      15 Koch Road, Suite J            (continued on DE UCC in
      Corte Madera, CA 94925           lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
172.  Restoration Hardware, Inc.       99632597                   Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 20

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
173.  Restoration Hardware, Inc.       UT                       Fleet Capital Corporation, as collateral       03/13/98
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
174.  Restoration Hardware, Inc.       VA                       LaSalle National Leasing Corporation           07/09/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
175.  Restoration Hardware, Inc.       VA                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
176.  Restoration Hardware, Inc.       VA-Alexandria City       Imperial Business Credit, Inc.                 2/19/97
                                       Clerk                                                                   (may have lapsed)
----------------------------------------------------------------------------------------------------------------------------------
177.  Restoration Hardware, Inc.       VA-Alexandra City        The Sumitomo Bank of California (original      5/16/97
                                       Clerk                    filing)                                        (may have lapsed)

                                                                Fleet Capital Corporation (amended secured
                                                                party on amendment filed 10/3/00)
----------------------------------------------------------------------------------------------------------------------------------
178.  Restoration Hardware, Inc.       VA-Alexandra City        Fleet Capital Corporation, as collateral       12/18/97
                                       Clerk                    agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
179.  Restoration Hardware, Inc.       VA-Alexandra City        LaSalle National Leasing Corporation           7/9/99
                                       Clerk
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
180.  Restoration Hardware, Inc.       VA-Fairfax County Clerk  NationsCredit Commercial Corporation           10/8/97
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
173.  Restoration Hardware, Inc.       98599753                   Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
174.  Restoration Hardware, Inc.       990709 7155                Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
175.  Restoration Hardware, Inc.       971216 7802                Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
176.  Restoration Hardware, Inc.       47239                      Specific leased equipment
                                       (may have lapsed)
------------------------------------------------------------------------------------------------------
177.  Restoration Hardware, Inc.       47559                      Fixture Filing & All assets
                                       Fixture Filing
                                       (may have lapsed)


------------------------------------------------------------------------------------------------------
178.  Restoration Hardware, Inc.       48318                      All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
179.  Restoration Hardware, Inc.       50548                      Specific leased equipment

      (Lessee)
------------------------------------------------------------------------------------------------------
180.  Restoration Hardware, Inc.       97-010252                  Specific leased equipment
      (Lessee)
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 21

NO.       DEBTOR NAME/ADDRESS          JURISDICTION                           SECURED PARTY                    FILE DATE

----------------------------------------------------------------------------------------------------------------------------------
181.  Restoration Hardware, Inc.       VA-Fairfax County        Fleet Capital Corporation, as collateral       12/18/97
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
182.  Restoration Hardware, Inc.       VA-Fairfax County        NationsCredit Commercial Corporation           2/3/98
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
183.  Restoration Hardware, Inc.       VA-Norfolk City Clerk    LaSalle National Leasing Corporation           7/9/99
      (Lessee)                                                  (Lessor)
----------------------------------------------------------------------------------------------------------------------------------
184.  Restoration Hardware, Inc.       VA-Norfolk City Clerk    Fleet Capital Corporation, as collateral       1/13/00
                                                                agent and Fleet Retail Finance Inc., as
                                                                collateral agent

----------------------------------------------------------------------------------------------------------------------------------
185.  Restoration Hardware, Inc.       WA                       Heller Financial Leasing, Inc.                 02/01/99
      15 Koch Road, Suite J
      Corte Madera, CA 94925
----------------------------------------------------------------------------------------------------------------------------------
186.  Restoration Hardware, Inc.       WA                       NationsCredit Commercial                       05/11/98
      4635 University Village Pkwy.
      Seattle, WA 98105
----------------------------------------------------------------------------------------------------------------------------------
187.  Restoration Hardware, Inc.       WA                       NationsCredit Commercial Corporation           02/02/98
      4635 University Village Plaza
      Seattle, WA 98105
----------------------------------------------------------------------------------------------------------------------------------
188.  Restoration Hardware, Inc.       WA                       Fleet Capital Corporation, as collateral       12/16/97
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA 94925                                    collateral agent

----------------------------------------------------------------------------------------------------------------------------------
189.  Restoration Hardware Inc.        WI                       Fleet Capital Corporation, as collateral       10/02/00
      15 Koch Road, Suite J                                     agent and Fleet Retail Finance Inc., as
      Corte Madera, CA  94925                                   collateral agent

----------------------------------------------------------------------------------------------------------------------------------

NO.       DEBTOR NAME/ADDRESS          FILE NUMBER                         COLLATERAL
                                                                           DESCRIPTION
------------------------------------------------------------------------------------------------------
181.  Restoration Hardware, Inc.       97-0125265                 All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
182.  Restoration Hardware, Inc.       98-001085                  Specific leased equipment
      (Lessee)
------------------------------------------------------------------------------------------------------
183.  Restoration Hardware, Inc.       99-905                     Specific leased equipment
      (Lessee)
------------------------------------------------------------------------------------------------------
184.  Restoration Hardware, Inc.       2000-0060                  All assets
                                       (continued on DE UCC in
                                       lieu of cont. filed
                                       10/15/2001)
------------------------------------------------------------------------------------------------------
185.  Restoration Hardware, Inc.       990320057                  Computer equipment
      15 Koch Road, Suite J
      Corte Madera, CA 94925
------------------------------------------------------------------------------------------------------
186.  Restoration Hardware, Inc.       981310630                  Computer equipment
      4635 University Village Pkwy.
      Seattle, WA 98105
------------------------------------------------------------------------------------------------------
187.  Restoration Hardware, Inc.       980330143                  Computer equipment (Lease)
      4635 University Village Plaza
      Seattle, WA 98105
------------------------------------------------------------------------------------------------------
188.  Restoration Hardware, Inc.       973500030                  Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA 94925           lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures, and vehicles
------------------------------------------------------------------------------------------------------
189.  Restoration Hardware Inc.        01996635                   Assets, accounts, contract rights,
      15 Koch Road, Suite J            (continued on DE UCC in    general intangibles, equipment,
      Corte Madera, CA  94925          lieu of cont. filed        inventory, chattel paper, machinery,
                                       10/15/2001)                fixtures and vehicles
------------------------------------------------------------------------------------------------------


                            Exhibit 8.2.12 - Page 22

                                 EXHIBIT 8.2.12

                             PERMITTED INVESTMENTS

NONE.


                             Exhibit 8.2.12 - Page 1

                                   EXHIBIT 8.3

                               FINANCIAL COVENANTS

MINIMUM NET AVAILABILITY: At no time shall Borrowers suffer or permit Net Availability to be less than:

(i) Five Million Dollars ($5,000,000) at all times during the period January 26th through December 24th; and

(ii) Fifteen Million Dollars ($15,000,000) at all times during the period December 25th through January 25th.


                              Exhibit 8.3 - Page 1